                                                                CONFORMED COPY






        *************************************************************


                           JOURNAL REGISTER COMPANY

                                  ---------


                               CREDIT AGREEMENT


                          Dated as of July 15, 1998


                                  ---------


                          THE CHASE MANHATTAN BANK,
                                   as Agent


                                  ---------


                            CHASE SECURITIES INC.,
                                 as Arranger


         ************************************************************

                                                                            PAGE

                              TABLE OF CONTENTS


            This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                            PAGE

RECITALS.....................................................................1

Section 1.  Definitions and Accounting Matters...............................2
      1.01  Certain Defined Terms............................................2
      1.02  Accounting Terms and Determinations; Fiscal Periods.............26
      1.03  Classes and Types of Loans......................................27

Section 2.  Commitments.....................................................27
      2.01  Loans...........................................................27
      2.02  Borrowings......................................................30
      2.03  Changes of Commitments..........................................30
      2.04  Commitment Fees.................................................31
      2.05  Lending Offices.................................................32
      2.06  Several Obligations; Remedies Independent.......................33
      2.07  Evidence of Debt................................................33
      2.08  Conversion or Continuation of Loans; Optional Prepayments.......33
      2.09  Mandatory Prepayments...........................................35
      2.10  Letters of Credit...............................................36
      2.11  Swingline Loans.................................................41

Section 3.  Payments of Principal and Interest..............................42
      3.01  Repayment of Loans..............................................42
      3.02  Interest........................................................45

Section 4.  Payments; Pro Rata Treatment; Computations; Etc.................46
      4.01  Payments........................................................46
      4.02  Pro Rata Treatment..............................................47
      4.03  Computations....................................................47
      4.04  Minimum Amounts.................................................47
      4.05  Certain Notices.................................................48
      4.06  Non-Receipt of Funds by the Agent...............................49
      4.07  Sharing of Payments, Etc........................................50

Section 5.  Yield Protection and Illegality.................................52
      5.01  Additional Costs................................................52
      5.02  Limitation on Types of Loans....................................53
      5.03  Illegality......................................................54
      5.04  Treatment of Affected Loans.....................................54
      5.05  Compensation....................................................55
      5.06  Additional Costs in Respect of Letters of Credit................56
      5.07  Taxes...........................................................56

Section 6.  Conditions Precedent............................................57
      6.01  Effectiveness...................................................57
      6.02  Initial and Subsequent Extensions of Credit.....................60

Section 7.  Representations and Warranties..................................61
      7.01  Corporate Existence.............................................61
      7.02  Financial Condition.............................................61
      7.03  Litigation......................................................62
      7.04  No Breach.......................................................62
      7.05  Corporate Action................................................63
      7.06  Approvals.......................................................63
      7.07  Margin Stock....................................................63
      7.08  ERISA...........................................................63
      7.09  Taxes...........................................................64
      7.10  Investment Company Act..........................................64
      7.11  Public Utility Holding Company Act..............................64
      7.12  Compliance with Laws............................................64
      7.13  Disclosure......................................................64
      7.14  Security Documents..............................................65
      7.15  Assets of the Borrower..........................................65
      7.16  Material Agreements.............................................65
      7.17  Solvency........................................................65
      7.18  Labor Matters...................................................66
      7.19  Hazardous Materials.............................................66
      7.20  Subsidiaries, Etc...............................................68
      7.21  Copyrights, Permits and Trademarks..............................68
      7.22  Capitalization..................................................69
      7.23  Year 2000.......................................................69

Section 8.  Covenants of the Borrower.......................................69
      8.01  Financial Statements; Continuing Disclosure.....................69
      8.02  Litigation......................................................73
      8.03  Corporate Existence, Etc........................................73
      8.04  Insurance.......................................................74
      8.05  Prohibition of Fundamental Changes..............................74
      8.06  Limitation on Liens.............................................79
      8.07  Indebtedness....................................................80
      8.08  Investments.....................................................82
      8.09  Restricted Payments.............................................82
      8.10  Capital Expenditures............................................83
      8.11  Leverage Ratios.................................................84
      8.12  Fixed Charges Ratio.............................................85
      8.13  Interest Coverage Ratio.........................................85
      8.14  Working Capital.................................................85
      8.15  Lines of Business...............................................85
      8.16  Transactions with Affiliates....................................86
      8.17  Sale and Leaseback..............................................86
      8.18  Amendment of Certain Documents..................................86
      8.19  Use of Proceeds.................................................86
      8.20  Sales of Accounts...............................................87
      8.21  Interest Rate Protection........................................87
      8.22  Environmental Matters...........................................87
      8.23  Certain Obligations Respecting Subsidiaries.....................88
      8.24  Inactive Subsidiaries...........................................89
      8.25  Payments of Indebtedness........................................89

Section 9.  Events of Default...............................................90

Section 10.  The Agent......................................................93
      10.01  Appointment, Powers and Immunities.............................93
      10.02  Reliance by Agent..............................................94
      10.03  Defaults.......................................................94
      10.04  Rights as a Lender.............................................94
      10.05  Indemnification................................................95
      10.06  Non-Reliance on Agent and Other Lenders........................95
      10.07  Failure to Act.................................................95
      10.08  Resignation or Removal of Agent................................96
      10.09  Consents under Other Credit Documents..........................96

Section 11.  Miscellaneous..................................................96
      11.01  Waiver.........................................................97
      11.02  Notices........................................................97
      11.03  Expenses, Etc..................................................97
      11.04  Amendments, Etc................................................98
      11.05  Successors and Assigns.........................................99
      11.06  Assignments and Participations.................................99
      11.07  Survival......................................................101
      11.08  Captions......................................................101
      11.09  Counterparts..................................................102
      11.10  Governing Law; Submission to Jurisdiction.....................102
      11.11  Waiver of Jury Trial..........................................102
      11.12  Confidentiality...............................................102

Annex 1           -     Commitments and Loans
Annex 2           -     Permitted Dispositions


SCHEDULE I        -     Consents and Approvals
SCHEDULE II       -     Litigation
SCHEDULE III      -     Investments
SCHEDULE IV       -     Subsidiaries
SCHEDULE V        -     Liens
SCHEDULE VI       -     Indebtedness
SCHEDULE VII      -     Hazardous Materials
SCHEDULE VIII     -     Capitalization
SCHEDULE IX       -     Inactive Subsidiaries


EXHIBIT A         -     Form of Borrower Security Agreement
EXHIBIT B-1       -     Form of Subsidiary Guarantor Security Agreement
EXHIBIT B-2       -     Form of Subsidiary Guarantee
EXHIBIT C         -     Form of Compliance Certificate
EXHIBIT D         -     Form of Assignment and Acceptance
EXHIBIT E-1       -     Form of Tranche A Term Note
EXHIBIT E-2       -     Form of Tranche B Term Note
EXHIBIT E-3       -     Form of Revolving Credit Note
EXHIBIT E-4       -     Form of Incremental Note
EXHIBIT F         -     Form of Incremental Loan Activation Notice
EXHIBIT G         -     Description of Subordination Terms

          CREDIT AGREEMENT dated as of July 15, 1998 between: JOURNAL REGISTER COMPANY, a corporation duly organized and validly existing under the laws of the State of Delaware (the "BORROWER"); each of the banks and other financial institutions that is a signatory hereto or which, pursuant to Section 2.01(c) or 11.06(b) hereof, shall become a "Lender" hereunder (individually, a "LENDER" and, collectively, the "LENDERS"); and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "AGENT").

          The Borrower is the borrower under a Credit Agreement dated as of May 2, 1997 with certain of the Lenders and the Agent (as heretofore modified and supplemented and in effect on the date of this Agreement, the "EXISTING CREDIT AGREEMENT"). The parties to the Existing Credit Agreement wish to amend in certain respects and to restate in its entirety the Existing Credit Agreement, it being the intention of the parties that the loans outstanding under the Existing Credit Agreement on the Effective Date (other than such loans required to be paid as of the Effective Date as contemplated hereby) shall continue and remain outstanding and not be repaid on the Effective Date, but shall be assigned and reallocated among the Lenders as provided in Section 2.01 hereof.

          The Borrower and its subsidiaries are engaged as an integrated group in the business of publishing, distributing and selling newspapers, and in related businesses, and in furnishing the required supplies, services, equipment, credit and other facilities for such integrated operation. The integrated operation requires financing on such a basis that credit supplied to the Borrower be made available from time to time to its subsidiaries, as required for the continued successful operation of the Borrower and its subsidiaries, separately, and the integrated operation as a whole. In addition, on the Effective Date, the Borrower intends to consummate the Goodson Acquisition (as defined below). In connection with the foregoing, the Borrower has requested that the Lenders extend credit to the Borrower (to be made available by the Borrower to its subsidiaries) in an aggregate principal or face amount up to but not exceeding $900,000,000 to refinance certain existing indebtedness of the Borrower and its Subsidiaries and to provide financing for the Goodson Acquisition, general corporate purposes, other permitted acquisitions and working capital for the ongoing operations of the Borrower and its subsidiaries. The Lenders are willing to extend such credit to the Borrower on the terms and conditions of this Agreement. In addition, at the request of the Borrower, the Lenders may (but are not obligated to) make available additional term loans under this Agreement in an aggregate principal amount up to but not exceeding $500,000,000.

          Accordingly, the parties hereto hereby agree that the Existing Credit Agreement shall, as of the Effective Date, be amended in certain respects and restated in its entirety as follows:


          Section 1. DEFINITIONS AND ACCOUNTING MATTERS.

          1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

          "ACQUISITION" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Borrower and/or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, partnership, joint venture or other firm or any division of any corporation, partnership, joint venture or other firm or the right to use or manage or otherwise exploit any such business or assets, whether through purchase or lease of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of a majority ownership interest in any partnership, joint venture or other firm. The terms "ACQUIRE" and "ACQUIRED" used as a verb shall have a correlative meaning.

          "ADMINISTRATIVE    QUESTIONNAIRE"   shall   mean   an   Administrative
Questionnaire in a form supplied by the Agent.

          "AFFILIATE" shall mean, with respect to any specified Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such specified Person and, if such other Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate of the Borrower or any of its Subsidiaries solely by reason of his or her being a director, officer or employee of the Borrower or any of its Subsidiaries and (b) none of the Borrower or any of its Subsidiaries shall be Affiliates of each other.

          "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

          "APPLICABLE MARGIN" shall mean, for any day, with respect to any Base Rate Loan or Eurodollar Loan of a particular Class, the applicable rate per annum set forth below under the caption "Base Rate Loans other than Tranche B Term Loans", "Eurodollar Loans other than Tranche B Term Loans", "Base Rate Loans that are Tranche B Term Loans" or "Eurodollar Loans that are Tranche B Term Loans", as applicable, based upon the Total Leverage Ratio as of the most recent determination date:

===============================================================================
                      Base Rate      Eurodollar     Base Rate     Eurodollar
                     Loans other    Loans other    Loans that     Loans that
                     than Tranche   than Tranche   are Tranche   are Tranche B
  Total Leverage    B Term Loans   B Term Loans   B Term Loans    Term Loans
      Ratio:             (%)            (%)            (%)            ($)
  --------------    -------------  -------------  ------------   -------------
-------------------------------------------------------------------------------
    CATEGORY 1

 Greater than 5.5        0.25           1.50          0.50           1.75
       to 1
-------------------------------------------------------------------------------
    CATEGORY 2

Less than or equal
  to 5.5 to 1 and
  greater than or         0             1.25          0.25           1.50
 equal to 5.0 to 1
-------------------------------------------------------------------------------
    CATEGORY 3

Less than 5.0 to 1
 and greater than
or equal to 4.5 to        0             1.00            0            1.25
         1
-------------------------------------------------------------------------------
    CATEGORY 4

Less than 4.5 to 1
 and greater than
or equal to 4.0 to        0             0.875           0            1.125
         1
-------------------------------------------------------------------------------
    CATEGORY 5

Less than 4.0 to 1
 and greater than
or equal to 3.5 to        0             0.75            0            1.00
         1
-------------------------------------------------------------------------------
    CATEGORY 6

Less than 3.5 to 1
 and greater than
or equal to 3.0 to        0             0.625           0            1.00
         1
===============================================================================
    CATEGORY 7

Less than 3.0 to 1        0             0.50            0            1.00
===============================================================================

For purposes of this definition, the Total Leverage Ratio (i) for any day during the period commencing on the Effective Date and ending on the third Business Day after the first date the Borrower delivers to the Agent consolidated financial statements of the Borrower for the fiscal quarter ending September 30, 1998 pursuant to Section 8.01(a) hereof shall be deemed to be in Category 2 above and
(ii) for any day thereafter shall be determined on the basis of the then most recent consolidated financial statements of the Borrower delivered to the Agent pursuant to Section 8.01(a) or 8.01(b) hereof. Any change in the Applicable Margins as a result of a change in the Total Leverage Ratio shall be effective as of the third Business Day following the date the relevant consolidated financial statements of the Borrower are so delivered to the Agent, PROVIDED that in the event that the Borrower shall fail to deliver to the Agent any consolidated financial statements by the respective date required pursuant to said Section 8.01(a) or 8.01(b), the Applicable Margins shall be deemed to be in Category 1 above for each day during the period commencing on the date said financial statements were so required to be delivered and ending on the third Business Day following the date such financial statements are in fact delivered to the Agent; PROVIDED, FURTHER, that the Applicable Margins shall be subject to adjustment based on the foregoing table prior to the delivery of such consolidated financial statements effective as of the third Business Day following the date (the "ADJUSTMENT EFFECTIVE DATE") on which the Agent shall have received a certificate of a Senior Officer (in form and detail satisfactory to the Agent) setting forth the Total Leverage Ratio for the period in respect of which such consolidated financial statements are required to be delivered and annexing thereto calculations of the Total Leverage Ratio, except that in the event that the Total Leverage Ratio determined on the basis of such consolidated financial statements when delivered pursuant to Section 8.01(a) or 8.01(b) shall be in a lower numbered Category in the foregoing table than the Total Leverage Ratio set forth in such certificate, the Applicable Margin shall automatically be adjusted retroactively to the Adjustment Effective Date based upon the foregoing table; PROVIDED, FURTHER, that the Applicable Margins shall be subject to adjustment based on the foregoing table on and as of any Borrowing Date or the date of any prepayment described in the following clause (y) if (i) either
(x) a borrowing of Revolving Credit Loans occurs on such Borrowing Date or (y) the Revolving Credit Loans are prepaid at any time, in each case in excess of $20,000,000 in aggregate principal amount (unless, in the case of clause (x) only, the proceeds of such borrowing are to be, and are in fact, used to make repayments of Term Loans or Incremental Loans, in which case no such adjustment to the Applicable Margins shall be so required to be made on such Borrowing Date or the date of such prepayment) and (ii) such borrowing or prepayment, as the case may be, results in a change in the Total Leverage Ratio as of such Borrowing Date or the date of such prepayment that would in turn result in a change in the Applicable Margins as reflected in the certificate of a Senior Officer (in form and detail satisfactory to the Agent) setting forth the Total Leverage Ratio after giving effect to such borrowing or prepayment, as the case may be, and annexing thereto calculations of the Total Leverage Ratio and delivered to the Agent (x) in the case of such borrowing, as required by Section 6.02(b) hereof and (y) in the case of such prepayment, together with the relevant notice of prepayment as required by Section 4.05 hereof. Notwithstanding the provisions of the immediately preceding sentence, no reduction in the Applicable Margins provided for by this definition shall be effective earlier than the date three Business Days after the date the Agent receives a notice from the Borrower specifically requesting such reduction.

          "APPROVED FUND" shall mean with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "APPROVED   SUBORDINATED  DEBT"  shall  mean  Subordinated  Debt  that satisfies the requirements of clause (v) of Section 8.07(e) hereof.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.06), and accepted by the Agent, in the form of Exhibit D hereto or any other form approved by the Agent.

          "BANKRUPTCY CODE" shall mean the United States Federal Bankruptcy Code of 1978, as amended from time to time.

          "BASE RATE" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for such day PLUS 1/2 of 1% and
(b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "BASE RATE LOANS" shall mean Loans which bear interest at rates based upon the Base Rate.

          "BORROWER SECURITY AGREEMENT" shall mean a Security Agreement substantially in the form of Exhibit A hereto between the Borrower and the Agent, as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

          "BORROWING DATE" shall mean each date on which Loans are made hereunder.

          "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York City and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or a Continuation of, or an Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion, Continuation or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP; PROVIDED that "Capital
Expenditures" (a) shall not include (i) capitalized interest to the extent otherwise included in "Capital Expenditures" as required by GAAP or (ii) at the option of the Borrower (which option shall be irrevocable and exercised in writing by notice to the Agent), any such expenditures (including, without limitation, Capital Lease Obligations incurred) up to but not exceeding $5,000,000 in the aggregate in any fiscal year and up to but not exceeding $10,000,000 in the aggregate and (b) shall include expenses in respect of the Borrower's and its Subsidiaries' on-line services of up to $1,000,000 in the aggregate in any fiscal year to the extent that such expenses are excluded from the definition of "Cash Flow" in this Section 1.01 for such fiscal year in accordance with clause (c)(ii) of the proviso to such definition.

          "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "CASH EQUIVALENTS" shall mean:

               (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 180 days from the date of acquisition thereof;

               (b) certificates of deposit or Eurodollar time deposits maturing on demand or within 180 days from the date of acquisition thereof issued by any Lender or bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000;

               (c) commercial paper rated A-1 or better or P-1 or better by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., respectively, or their respective successors, maturing not more than 180 days from the date of acquisition thereof;

               (d) operating deposit accounts with banks (including banks with a smaller capital, surplus and undivided profits than that specified in clause (b) above); and

               (e) reverse repurchase agreements with a term not in excess of 180 days with any Person relating to obligations referred to in clause
          (a) above provided that the obligations of the counterparty to repurchase the securities originally purchased by the Borrower or any of its Subsidiaries are secured by readily marketable assets so long as the documentation governing such agreements requires (subject to customary minimum collateral transfer requirements) that the fair market value of such assets (subject to application of any customary valuation discount percentages) equal or exceed, on at least one date during every calendar month, the market valuation of such repurchase obligations on such date (giving effect to any enforceable netting arrangements).

          "CASH FLOW" shall mean, for any period, the sum of the following for the Borrower and its Subsidiaries for such period, determined on a consolidated basis without duplication in accordance with GAAP: operating income before taxes, Interest Expense, amortization and depreciation and extraordinary gains and losses and excluding all other non-cash subtractions from net operating income not otherwise excluded and excluding all other non-cash items of income; PROVIDED that: (a) if any portion of such period occurs on or before June 30, 1997, Cash Flow shall be determined on a Pro Forma Basis for such period as if the acquisition of The Taunton Daily Gazette occurred on the first day of such period utilizing the actual Cash Flow of The Taunton Daily Gazette for the relevant period as increased by (i) for April, 1997, $21,436, (ii) for May, 1997 $21,853 and (iii) for June, 1997, $20,555; (b) except as provided in clause (a) above, if the Borrower or any of its Subsidiaries shall have made any Permitted Acquisition or shall have Disposed of one or more Newspapers or other businesses related to newspaper publishing (or any part of any thereof) to any Person other than an Obligor during such period, Cash Flow for any portion of such period occurring prior to the date 12 complete calendar months after the consummation of such Permitted Acquisition or Disposition, as the case may be, shall be increased or decreased, as the case may be, by such an amount as shall be agreed between the Borrower and the Majority Lenders (or, if the Borrower and the Majority Lenders shall fail to agree as to any such amount within 30 days after the consummation of such Permitted Acquisition or Disposition, as the case may be, by the actual amount of the cash flow attributable to such Newspapers or other business); (c) there shall be excluded from the calculation of Cash Flow
(i) which includes any period during the fiscal year ended December 31, 1997, expenses in respect of the Borrower's and its Subsidiaries' implementation of their on-line services of up to $500,000 and (ii) for any fiscal year, other expenses in respect of the Borrower's and its Subsidiaries' on-line services of up to $1,000,000; and (d) there shall be excluded from the calculation of Cash Flow all payments under the Management Bonus Plan and accrued expenses relating to the discontinuance of JRN's StarShare Plan of up to an aggregate amount of $35,000,000.

          "CASUALTY EVENT" shall mean, with respect to any Property of any Person, any loss of, damage to or destruction of, or any condemnation or taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "CHANRY" shall mean Chanry Media, Inc. and its Subsidiaries.

          "CHASE" shall mean The Chase Manhattan Bank.

          "CLASS" shall have the meaning assigned to such term in Section 1.03 hereof.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COMMITMENT PERCENTAGE" shall mean (a) with respect to any Revolving Credit Lender, such Lender's Revolving Credit Commitment Percentage; (b) with respect to any Tranche A Term Loan Lender, the ratio of (i) the aggregate outstanding principal amount of the Tranche A Term Loan(s) held by such Lender to (ii) the aggregate outstanding principal amount of the Tranche A Term Loans held by all of the Tranche A Term Loan Lenders; (c) with respect to any Tranche B Term Loan Lender, the ratio of (i) the aggregate outstanding principal amount of the Tranche B Term Loan(s) held by such Lender to (ii) the aggregate outstanding principal amount of the Tranche B Term Loans held by all of the Tranche B Term Loan Lenders; and (d) with respect to each Series of Incremental Loans and each Incremental Loan Lender holding Incremental Loans of such Series, the ratio of (i) the amount of the Incremental Loan of such Series of such Lender to (ii) the aggregate amount of the Incremental Loan Commitments of such Series of all of the Incremental Loan Lenders holding Incremental Loans of such Series (or, if the such Series of Incremental Loan Commitments have expired or terminated, the ratio of (i) the aggregate outstanding principal amount of the Incremental Loan(s) of such Series held by such Lender to (ii) the aggregate outstanding principal amount of the Incremental Loans of such Series held by all of the Incremental Loan Lenders).

          "COMMITMENTS"   shall  mean,   collectively,   the  Revolving   Credit
Commitments, the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments and the Incremental Loan Commitments.

          "COMPLIANCE CERTIFICATE" shall mean a certificate of the chief financial officer or controller of the Borrower, substantially in the form of Exhibit C hereto and appropriately completed.

          "CONTINUE",   "CONTINUATION"   and  "CONTINUED"  shall  refer  to  the
continuation pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

          "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.08 hereof of Base Rate Loans into Eurodollar Loans or Eurodollar Loans into Base Rate Loans which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "CONVERTIBLE   DEBT"  shall  mean  Indebtedness   (whether  senior  or
subordinated) of the Borrower that may be converted into capital stock of the Borrower.

          "CREDIT DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents, the Subsidiary Guarantee and the Security Documents.

          "DEFAULT" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

          "DISPOSITION" shall mean (a) any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any other Person, excluding any such sale, assignment, transfer or other disposition in the ordinary course of business and on ordinary business terms, or (b) the entering into of any agreement by the Borrower or any of its Subsidiaries with any other Person pursuant to which such other Person has the right to use or manage or otherwise exploit any Property (whether now owned or hereafter acquired) of the Borrower or such Subsidiary and pursuant to which such other Person is entitled, directly or indirectly, to retain all or a substantial part of the revenues derived from the use or management or other exploitation of such Property. The terms "DISPOSE" and "DISPOSED" used as a verb shall have a correlative meaning.

          "DOLLARS" and "$" shall mean lawful money of the United States of America.

          "DOMESTIC SUBSIDIARY" means any Subsidiary other than a Foreign Subsidiary.

          "EFFECTIVE DATE" shall mean the date upon which the conditions to effectiveness of this Agreement specified in Section 6 hereof shall have been satisfied or waived.

          "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (each, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property or health, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release, of any Hazardous Material at or from any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAWS" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment (including the environment as it affects human health or safety) or to emissions, discharges, Releases or threatened Releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, generation, recycling, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes (or the effect of the same on human health or safety).

          "EQUITY RIGHTS" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

          "EURODOLLAR BASE RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate appearing on Page 3750 of the Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the Eurodollar Base Rate with respect to such Eurodollar Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds to leading banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "EURODOLLAR LOANS" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

          "EURODOLLAR RATE" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of the Eurodollar Base Rate for such Loan for such Interest Period DIVIDED BY 1 MINUS the Reserve Requirement for such Loan for such Interest Period.

          "EVENT  OF  DEFAULT"  shall  have the  meaning  given to such  term in
Section 9 hereof.

          "EXCESS CASH FLOW" shall mean, for any period, the sum of the following for such period: (a) Cash Flow MINUS (b) the sum of the following (without duplication of deductions): (i) Total Debt Service PLUS (ii) prepayments of principal of the Loans made pursuant to Section 2.08 hereof, PROVIDED that, in the case of any such prepayments of principal of the Revolving Credit Loans, the Revolving Credit Commitments shall have been reduced by a like amount PLUS (iii) prepayments of principal of the Loans made pursuant to Section
2.09 hereof PLUS (iv) Capital Expenditures made as permitted by Section 8.10 hereof (other than Capital Expenditures made pursuant to clause (z) thereof, but only to the extent funded with the proceeds of Revolving Credit Loans) PLUS (v) cash payments in respect of Permitted Acquisitions made during such period (except to the extent made with the proceeds of Loans hereunder) PLUS (vi) Restricted Payments made as permitted by Section 8.09(c) hereof PLUS (vii) any net increase in Working Capital (or MINUS any net decrease in Working Capital) PLUS (viii) costs paid in cash in connection with obtaining Interest Rate Protection Agreements PLUS (ix) taxes (other than deferred taxes) paid during such period or paid or expected to be paid in cash thereafter in respect of such period, in each case in respect of income or activities earned or conducted during such period.

          "EXCLUDED TAXES" shall mean, with respect to the Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability (including as a result of such Foreign Lender's lack of entitlement to an exemption or reduction of the type referred to therein) to comply with Section 5.07(e) hereof.

          "EXISTING CREDIT AGREEMENT" shall have the meaning given to such term in the second paragraph hereof.

          "EXISTING LENDER" shall mean each Lender which is a party to both the Existing Credit Agreement and this Agreement.

          "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the Agent.

          "FIXED CHARGES RATIO" shall mean, at any date, the ratio of (a) Cash Flow for the period of four complete consecutive fiscal quarters ended on, or most recently ended prior to, such date to (b) Total Fixed Charges for such period.

          "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "FOREIGN SUBSIDIARY" means any Subsidiary which is organized under the laws of any jurisdiction outside the United States of America, any State thereof and the District of Columbia.

          "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "GOODSON ACQUISITION" means the transactions contemplated by the Goodson Acquisition Agreement that are to take place either prior to or substantially simultaneously with the Effective Date.

          "GOODSON ACQUISITION AGREEMENT" means the Master Agreement dated as of May 17, 1998 by and among the sellers set forth on the signature pages thereto, Richard G. Schneidman, as the designated stockholder, and the Borrower.

          "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

          "HAZARDOUS MATERIAL" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls, (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "HEDGING AGREEMENT" means any swap agreement, cap agreement, collar agreement, put or call, futures contract, forward contract or similar agreement or arrangement entered into to protect against or mitigate the effect of fluctuations in the price of the Borrower's publicly issued common stock or in interest rates, foreign exchange rates or prices of commodities used in the business of the Borrower and its Subsidiaries and any master agreement, schedule and confirmation relating to any of the foregoing.

          "INACTIVE SUBSIDIARIES" shall mean the Subsidiaries of the Borrower listed on Schedule XI hereto (subject to Section 8.05(a)(i) hereof).

          "INCREMENTAL LOAN" shall mean the loans provided for by Section 2.01(c) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "INCREMENTAL LOAN ACTIVATION DATE" shall mean, with respect to any Series of Incremental Loans, the date designated as such in the applicable Incremental Loan Activation Notice.

          "INCREMENTAL LOAN ACTIVATION NOTICE" shall mean a notice substantially in the form of Exhibit F hereto.

          "INCREMENTAL LOAN COMMITMENT" shall mean: (a) for each Lender that executes and delivers an Incremental Loan Activation Notice, the commitment of such Lender to make one or more Incremental Loans on and after the related Incremental Loan Activation Date up to an aggregate principal amount equal to the amount set opposite the name of such Lender on the Incremental Loan Activation Notice under the caption "Incremental Loan Commitment" and (b) for each Lender that acquires all or a portion of another Lender's Incremental Loan Commitment by assignment pursuant to Section 11.06(b) hereof, the obligation of such Lender to make Incremental Loans up to an aggregate principal amount equal to such Lender's Incremental Loan Commitment after giving effect to such assignment (in each case, as the same may be reduced or increased from time to time pursuant to Section 2.03 hereof or Section 11.06(b) hereof). The aggregate principal amount of the Incremental Loan Commitments is zero as of the Effective Date and shall not exceed $500,000,000.

          "INCREMENTAL LOAN LENDER" shall mean a Lender with an Incremental Loan Commitment or an outstanding Incremental Loan.

          "INDEBTEDNESS" shall mean, as to any Person: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) such indebtedness or other obligations of others secured by a Lien on Property of such Person, whether or not the respective indebtedness or other obligation so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person; PROVIDED that there shall be excluded from Indebtedness of the Borrower and its Subsidiaries any of the foregoing obligations of the Borrower or any of its Subsidiaries described in clauses (a) through (f) above owing to the Borrower or any other such Subsidiary, as the case may be.

          "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

          "INS" shall mean INS Holdings, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware.

          "INTEREST COVERAGE RATIO" shall mean, at any date, the ratio of (a) Cash Flow for the period of four complete consecutive fiscal quarters ended on, or most recently ended prior to, such date to (b) cash Interest Expense for such period.

          "INTEREST EXPENSE" shall mean, for any period, interest expense of the Borrower and its Subsidiaries for such period (determined on a consolidated basis without duplication in accordance with GAAP) including, without limitation, the following: (a) all interest in respect of Indebtedness of the Borrower and its Subsidiaries (including imputed interest expense in respect of Capital Lease Obligations) paid, accrued or capitalized during such period; PLUS
(b) all commitment and agency fees paid to the Lenders and/or the Agent and all commitment and agency fees accrued during such period and in either case in connection with this Agreement (but excluding any legal fees or expenses in connection with this Agreement and the other Credit Documents); PLUS (c) the net amounts payable (or MINUS the net amounts receivable) by the Borrower and its Subsidiaries during such period under Interest Rate Protection Agreements (but in any event excluding capitalized costs incurred in connection with obtaining Interest Rate Protection Agreements and the related amortization).

          "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the immediately preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third, sixth or (to the extent available from all of the Lenders, as determined by the Agent) ninth or twelfth month thereafter, as the Borrower may select as provided in Section 4.05 hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) if any Interest Period for any Revolving Credit Loan would otherwise commence before and end after the Revolving Credit Commitment Termination Date, such Interest Period shall end on the Revolving Credit Commitment Termination Date; (b) no Interest Period for any Term Loan of any Class may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans of such Class having Interest Periods which end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans of such Class scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date;
(c) no Interest Period for any Incremental Loan of any Series may commence before and end after any Principal Payment Date for Incremental Loans of such Series unless, after giving effect thereto, the aggregate principal amount of the Incremental Loans of such Series having Interest Periods which end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Incremental Loans of such Series scheduled to be outstanding after giving effect to the payment of principal required to be made on such Principal Payment Date; (d) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the immediately preceding Business Day); and (e) notwithstanding the foregoing, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period (by reason of clause (a), (b), (c) or (d) above or otherwise), such Loan shall not be available hereunder.

          "INTEREST  RATE  PROTECTION   AGREEMENT"  means  a  Hedging  Agreement
providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

          "ISSUING LENDER" shall mean Chase, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.10(j).

          "JRN" shall mean Journal Register Newspapers, Inc., a non-stock corporation duly organized and validly existing under the laws of the State of Delaware.

          "LC DISBURSEMENT" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

          "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time PLUS (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Credit Lender at any time shall be its Revolving Credit Commitment Percentage of the total LC Exposure at such time.

          "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

          "LETTER OF CREDIT DOCUMENTS" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Credit Documents, a Person shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement other than an operating lease relating to such Property.

          "LOANS" shall mean the Revolving Credit Loans, Tranche A Term Loans, Tranche B Term Loans, Incremental Loans and Swingline Loans.

          "MAJORITY LENDERS" shall mean, at any time, Lenders having more than 50% of the sum of (a) the aggregate Revolving Credit Exposures at such time PLUS
(b) the aggregate outstanding principal amount of the Term Loans and Incremental Loans at such time PLUS (c) the aggregate unused amount of the Commitments at such time. The "Majority Lenders" of a particular Class of Loans (other than Revolving Credit Loans) means Lenders having outstanding Loans and unused Commitments of such Class representing more than 50% of the total outstanding Loans and unused Commitments of such Class at such time.

          "MAJORITY REVOLVING CREDIT LENDERS" shall mean Lenders having more than 50% of the sum of (a) the aggregate unused amount of the Revolving Credit Commitments at such time PLUS (b) the aggregate Revolving Credit Exposures at such time or, if the Revolving Credit Commitments have terminated, Revolving Credit Lenders holding more than 50% of the aggregate Revolving Credit Exposures at such time.

          "MANAGEMENT BONUS PLAN" shall mean the Borrower's "Management Bonus Plan" pursuant to which the Borrower has paid (or will pay) management bonuses up to an aggregate amount of $35,000,000, comprised of approximately 1,100,000 shares of common stock of the Borrower valued at the initial public offering price of the Borrower's common stock and a cash portion that the Borrower expects will be used to satisfy the recipients' tax obligations arising from the shares of common stock.

          "MARGIN   STOCK"  shall  mean  margin  stock  within  the  meaning  of
Regulation U and Regulation X.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the Property, business, financial condition, operations, assets, liabilities, capitalization or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform any of such Person's non-monetary obligations under any of the Transaction
Documents, (c) the validity or enforceability of any of the Transaction Documents, (d) the rights and remedies of the Lenders and the Agent under any of the Credit Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "NET PROCEEDS" shall mean, with respect to any receipt of proceeds of any Disposition referred to in Section 2.09(b)(i) hereof or any insurance payment, or any condemnation award or other compensation in respect of any Casualty Event referred to in Section 2.09(b)(ii) hereof, the excess, if any, of: (a) the aggregate amount of such proceeds OVER (b) the sum of (i) the reasonable fees and out-of-pocket expenses incurred by the Borrower or any of its Subsidiaries, in the case of any such Disposition, in effecting such Disposition or, in the case of any such Casualty Event, in collecting such payment or compensation (as the case may be) PLUS (ii) the taxes paid (or reasonably estimated to be payable) by the Borrower or any of its Subsidiaries in connection with any such Disposition or Casualty Event but only to the extent payable within 120 days of such Disposition or such Casualty Event (as the case may be) or, if such taxes are not so paid within such 120 days, only if an amount equal to such taxes is deposited with the Agent for credit to an escrow account to be held in such account and used to pay the same when due PLUS (iii) in the case of any such Disposition or Casualty Event, any contractually required repayments of Indebtedness of the Borrower or any of its Subsidiaries to the extent secured by a Lien on the related Property.

          "NEW LENDER" shall mean each Lender which is a party to this Agreement but not the Existing Credit Agreement.

          "NEWSPAPER" shall mean each newspaper owned or operated by, or proposed to be Acquired by, any Subsidiary of the Borrower (or, if the context so requires, a Subsidiary of the Borrower that owns or operates, or proposes to Acquire, such a newspaper) and may include, without limitation, tangible or intangible assets used or usable in the operation of such newspaper, real property used in connection with such newspaper, contracts, leases and agreements relating to such newspaper, all licenses required for the operation of such newspaper in accordance with applicable laws and regulations and copyrights, trademarks, trade names, logos, jingles, service marks, slogans and promotional materials used in connection with such newspaper.

          "NOTES" shall mean the promissory notes (if any) issued by the Borrower pursuant to Section 2.07(d) hereof.

          "OBLIGORS" shall mean, collectively, the Borrower and the Subsidiary Guarantors.

          "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED ACQUISITION" shall mean an Acquisition permitted by Section 8.05(b)(v) or (vi) hereof.

          "PERMITTED LIENS" shall mean, with respect to Liens on the Property of the Borrower and/or any of its Subsidiaries, collectively, Liens permitted by
Section 8.06 hereof.

          "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "PHILADELPHIA PROJECT" shall mean a planned production/office facility for the Philadelphia area (or part thereof), including land, buildings and any and all equipment and other assets used at such facility in the production of the Borrower's and its Subsidiaries' and their customers' products.

          "PLAN" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount owing to any of the Lenders or the Agent under or pursuant to this Agreement or any other Credit Document, a rate per annum equal to 2% PLUS the Base Rate as in effect from time to time PLUS the Applicable Margin (PROVIDED that, if any amount in respect of which interest is payable at the Post-Default Rate is principal of a Eurodollar Loan and the day interest thereon commences to be payable at the Post-Default Rate is a day other than the last day of an Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such day to but excluding the last day of such Interest Period, 2% PLUS the interest rate for such Loan for such Interest Period as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition).

          "PRIME RATE" shall mean the rate of interest from time to time announced by Chase at its principal office in New York, New York as its prime commercial lending rate.

          "PRINCIPAL PAYMENT DATES" shall mean (a) with respect to Term Loans, the Quarterly Dates occurring in March, June, September and December of each year, commencing with the Quarterly Date occurring in June, 2000 through and including (i) March, 2006, with respect to Tranche A Term Loans, and (ii) September, 2006, with respect to Tranche B Term Loans and (b) with respect to each Series of Incremental Loans, the dates on which the Borrower is required to pay each scheduled installment of such Loans as may be hereafter agreed between the Borrower and the Lenders providing such Loans, PROVIDED that the requirements of Section 3.01(e) hereof are satisfied.

          "PRO FORMA BASIS" mean, as to any Person, for any of the following events which occur subsequent to the commencement of a period for which the financial effect of such event is being calculated, and giving effect to the event for which such calculation is being made, such calculation as will give PRO FORMA effect to such event as if same had occurred at the beginning of such period of calculation, and

                    (a) for purposes of the foregoing calculation, the transaction giving rise to the need to calculate the PRO FORMA effect of any of the following events shall be assumed to have occurred on the first day of the period of twelve consecutive complete calendar months last ended before the occurrence of the respective event for which such PRO FORMA effect is being determined (the "REFERENCE PERIOD"), and in calculating compliance with any ratio, such compliance will be determined on the basis of the Reference Period (notwithstanding anything to the contrary contained in the definition of the relevant ratio in this Section 1.01), except in the case of calculating compliance with Section 8.14 which will be determined on the basis of the period of four complete consecutive fiscal quarters ended on, or most recently ended prior to, such calculation date;

                    (b) in making any determination in connection with the incurrence or assumption of any Indebtedness under Section 8.07(e) hereof or in connection with any Permitted Acquisition, (i) such Indebtedness shall be deemed to have been incurred or repaid at the beginning of the Reference Period, (ii) if such Indebtedness is floating rate debt, Interest Expense for such Indebtedness for such period shall be computed on a PRO FORMA basis utilizing the average Eurodollar Base Rate (assuming 3-month interest periods) for the Reference Period PLUS the Applicable Margin for the relevant type of such floating rate debt, (iii) if such Indebtedness is fixed rate debt, Interest Expense for such Indebtedness for the Reference Period shall be computed on a PRO FORMA basis utilizing such fixed rate and
          (iv) any other Indebtedness repaid with the proceeds of such Indebtedness shall be deemed to have been repaid at the beginning of the Reference Period and the Interest Expense relating thereto shall be eliminated from the calculation;

                    (c) in making any determination of Cash Flow, PRO FORMA effect shall be given to any Permitted Acquisition or Disposition, in each case which occurred during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date, as if such Permitted Acquisition or Disposition, as the case may be, occurred on the first day of the Reference Period; and

                    (d) in the event the Borrower wishes to reflect any pro forma cost savings in making any determination of Cash Flow in connection with any Permitted Acquisition or Disposition, the Borrower shall deliver to the Agent a statement setting forth in reasonable detail such proposed pro forma cost savings that are projected in good faith to result from such Permitted Acquisition or Disposition, as the case may be, for the Reference Period as if such Permitted Acquisition or Disposition had occurred on the first day of the Reference Period (and the Agent will promptly furnish such statement to the Lenders for approval of the Majority Lenders, and if (but only if) such approval is granted such cost savings (or the portion of such amounts thereof that the Majority Lenders shall have approved) shall be reflected in the relevant calculation.

For purposes of this definition, whenever PRO FORMA effect is to be given to any occurrence or event, the PRO FORMA calculations shall be determined in good faith by a Senior Officer of the Borrower.

          "PROPERTY" shall mean all property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, and any right or interest in or to any such property of any kind whatsoever.

          "QUARTERLY DATES" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

          "REGISTER"  shall have the  meaning  assigned  to such term in Section
11.06 hereof.

          "REGULATION A", "REGULATION D", "REGULATION U" and "REGULATION X" shall mean, respectively, Regulation A, Regulation D, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "RESERVE REQUIREMENT" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (a) any category of liabilities which includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (b) any category of extensions of credit or other assets which includes Eurodollar Loans.

          "RESTRICTED PAYMENT" shall mean any dividend or other distribution (whether in cash, securities or other property but excluding dividends payable solely in additional shares of common stock of the Borrower or, in the case of dividends on preferred stock of the Borrower, in shares of common stock or preferred stock of the same issue) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

          "REVOLVING CREDIT COMMITMENT" shall mean: (a) for each Revolving Credit Lender that is a party to this Agreement on the Effective Date, the obligation of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans (and on the Effective Date to assume obligations in respect of the designation and continuation of "Revolving Credit Loans" under the Existing Credit Agreement as Revolving Credit Loans hereunder as provided in Section 2.01(b) hereof) up to an aggregate principal amount equal to the amount set forth opposite the name of such Lender on Annex 1 hereto under the caption "Revolving Credit Commitment"; and (b) for each Revolving Credit Lender that acquires all or a portion of another Revolving Credit Lender's Revolving Credit Commitment by assignment pursuant to Section 11.06(b) hereof, the obligation of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans up to an aggregate principal amount equal to such Lender's Revolving Credit Commitment after giving effect to such assignment (in each case, as the same may be reduced or increased from time to time pursuant to Section 2.03 hereof or Section 11.06(b) hereof). The original aggregate principal amount of the Revolving Credit Commitments is $400,000,000 as of the Effective Date.

          "REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean, with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all of the Revolving Credit Lenders (or, if the Revolving Credit Commitments have expired or terminated, the ratio of (a) the Revolving Credit Exposure of such Lender to (b) the aggregate Revolving Credit Exposures of the Revolving Credit Lenders).

          "REVOLVING CREDIT COMMITMENT REDUCTION DATES" shall mean the Quarterly Dates occurring in March, June, September and December of each year, commencing with the Quarterly Date occurring in June, 2002 through and including the Revolving Credit Commitment Termination Date.

          "REVOLVING  CREDIT   COMMITMENT   TERMINATION  DATE"  shall  mean  the
Quarterly Date occurring in March, 2006.

          "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans and its LC Exposure and Swingline Exposure at such time.

          "REVOLVING CREDIT LENDERS" shall mean (a) on the Effective Date, the Lenders having Revolving Credit Commitments as indicated on Annex 1 hereto and
(b) thereafter, the Lenders from time to time having Revolving Credit Exposure and holding Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 11.06 hereof.

          "REVOLVING CREDIT LOANS" shall mean the loans provided for by Section 2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "SCHEDULED PAYMENT" shall mean each repayment of the principal of the Tranche A Term Loans required to be made on a Principal Payment Date pursuant to
Section 3.01(a) hereof, each repayment of the principal of the Tranche B Term Loans required to be made on a Principal Payment Date pursuant to Section 3.01(b) hereof, each repayment of the principal of the Incremental Loans required to be made on a Principal Payment Date pursuant to Section 3.01(e) hereof and the reduction in the Revolving Credit Commitments required by Section 2.03(b)(ii) hereof. For purposes of computing Total Debt Service for any period, the amount of each Scheduled Payment shall be the aggregate principal amount of the Tranche A Term Loans, Tranche B Term Loans and Incremental Loans actually repaid during such period pursuant to Section 3.01(a), Section 3.01(b) or
Section 3.01(e) hereof, respectively, on a Principal Payment Date after giving effect to any reductions in the amount required to be repaid on such Principal Payment Date pursuant to Section 2.08 or 2.09 hereof PLUS (b) the aggregate principal amount of the Revolving Credit Loans actually repaid during such period pursuant to Section 2.09(a) hereof after giving effect to the reduction in the Revolving Credit Commitments pursuant to Section 2.03(b)(ii) hereof PLUS
(c) the aggregate principal amount of Loans prepaid during such period pursuant to Section 2.08(c) hereof to the extent such prepaid amount would otherwise have been required to be paid during such period pursuant to Section 3.01(a), Section 3.01(b) or Section 3.01(e) hereof.

          "SECURITY DOCUMENTS" shall mean, collectively, the Borrower Security Agreement, the Subsidiary Guarantor Security Agreement and all Uniform Commercial Code financing statements required thereby to be filed with respect to the security interests created pursuant thereto.

          "SENIOR DEBT" shall mean, at any date, Total Debt outstanding as at such date MINUS the sum of Approved Subordinated Debt PLUS Convertible Debt (whether the same constitutes senior or subordinated Indebtedness) outstanding as at such date.

          "SENIOR LEVERAGE RATIO" shall mean, at any date, the ratio of (a) the aggregate principal amount of Senior Debt of the Borrower and its Subsidiaries outstanding as at such date to (b) Cash Flow for the period of four complete consecutive fiscal quarters ended on, or most recently ended prior to, such date.

          "SENIOR OFFICER" shall mean the President, Executive Vice President, Chief Financial Officer, Controller or Vice President-Finance of the Borrower, as the context requires.

          "SERIES" shall have the meaning assigned to such term in Section 1.03 hereof.

          "SUBORDINATED DEBT" shall mean any unsecured Indebtedness for which the Borrower is directly and primarily liable (other than Convertible Debt) that is expressly subordinated in right of payment to the payment of any other Indebtedness of the Borrower.

          "SUBSIDIARY" shall mean, for any Person, any corporation, partnership (other than any limited partnership of which such Person is solely a limited partner) or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; PROVIDED that Chanry shall not be deemed to be a Subsidiary for any purpose of this Agreement other than to the extent Chanry is included in historical financial statements relevant hereto. "WHOLLY OWNED SUBSIDIARY" shall mean any such corporation, partnership or other entity of which all such securities or other ownership interests, other than directors' qualifying shares, are so owned or controlled.

          "SUBSIDIARY GUARANTEE" shall mean a Guarantee Agreement substantially in the form of Exhibit B-2 hereto between the Subsidiary Guarantors and the Agent, as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

          "SUBSIDIARY GUARANTOR SECURITY AGREEMENT" shall mean a Security Agreement substantially in the form of Exhibit B-1 hereto between the Subsidiary Guarantors and the Agent, as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

          "SUBSIDIARY GUARANTORS" shall mean each of the Subsidiaries of the Borrower which are, from time to time, parties to the Subsidiary Guarantee.

          "SWINGLINE EXPOSURE" shall mean, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall be its Revolving Credit Commitment Percentage of the total Swingline Exposure at such time.

          "SWINGLINE LOANS" shall mean the loans provided for by Section 2.11 hereof, which shall be Base Rate Loans.

          "SWINGLINE LENDER" shall mean Chase, in its capacity as lender of Swingline Loans hereunder.

          "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any governmental authority.

          "TERM LOAN LENDERS" shall mean the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

          "TERM LOANS" shall mean the Tranche A Term Loans and the Tranche B Term Loans.

          "TOTAL DEBT" shall mean, at any date, all Indebtedness of the Borrower and its Subsidiaries that would be listed as a liability on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date prepared in accordance with GAAP and including in any event obligations in respect of (a) agreements-not-to-compete and (b) the liabilities described in Schedule VI hereto but excluding in any event income taxes payable or deferred, unearned circulation revenue, liabilities under Plans and liabilities of the type described in Statement of Financial Accounting Standards Nos. 87, 106, 107 and 109 of the Financial Accounting Standards Board to the extent the same may be treated as an accrued expense under GAAP.

          "TOTAL DEBT SERVICE" shall mean, for any period, the sum of the following for the Borrower and its Subsidiaries for such period, determined on a consolidated basis without duplication in accordance with GAAP: (a) Scheduled Payments and other regularly scheduled payments for such period in respect of principal of Indebtedness which Indebtedness is included in Total Debt; and (b) cash Interest Expense for such period.

          "TOTAL FIXED CHARGES" shall mean, for any period, the sum of the following for the Borrower and its Subsidiaries for such period, determined on a consolidated basis without duplication in accordance with GAAP: (a) Total Debt Service; (b) Capital Expenditures made as permitted by Section 8.10 hereof (other than Capital Expenditures made pursuant to clause (z) thereof); and (c) taxes (other than deferred taxes) paid during such period or paid or expected to be payable in cash thereafter in respect of such period, in each case in respect of income or activities earned or conducted during such period.

          "TOTAL LEVERAGE RATIO" shall mean, at any date, the ratio of (a) the aggregate principal amount of Total Debt of the Borrower and its Subsidiaries outstanding as at such date to (b) Cash Flow for the period of four complete consecutive fiscal quarters ended on, or most recently ended prior to, such date.

          "TRANCHE A TERM LOAN COMMITMENT" shall mean for each Tranche A Term Loan Lender that is a party to this Agreement on the Effective Date, the obligation of such Lender on the Effective Date to make Tranche A Term Loans and/or to assume obligations in respect of the designation and continuation of certain "Loans" under the Existing Credit Agreement as Tranche A Term Loans hereunder as provided in Section 2.01(a) hereof up to an aggregate principal amount equal to the amount set forth opposite the name of such Lender on Annex 1 hereto under the caption "Tranche A Term Loan Commitment" (as the same may be reduced pursuant to Section 2.03 hereof). The original aggregate principal amount of the Tranche A Term Loan Commitments is $250,000,000 as of the Effective Date.

          "TRANCHE A TERM LOAN LENDERS" shall mean (a) on the Effective Date, the Lenders having Tranche A Term Loan Commitments as indicated on Annex 1 hereto and (b) thereafter, the Lenders from time to time holding Tranche A Term Loans after giving effect to any assignments thereof permitted by Section 11.06 hereof.

          "TRANCHE A TERM LOANS" shall mean the loans provided for by Section 2.01(a) hereof in respect of the Tranche A Term Loan Commitments, which may be Base Rate Loans and/or Eurodollar Loans.

          "TRANCHE B TERM LOAN COMMITMENT" shall mean for each Tranche B Term Loan Lender that is a party to this Agreement on the Effective Date, the obligation of such Lender on the Effective Date to make Tranche B Term Loans and/or to assume obligations in respect of the designation and continuation of certain "Loans" under the Existing Credit Agreement as Tranche B Term Loans hereunder as provided in Section 2.01(a) hereof up to an aggregate principal amount equal to the amount set forth opposite the name of such Lender on Annex 1 hereto under the caption "Tranche B Term Loan Commitment" (as the same may be reduced pursuant to Section 2.03). The original aggregate principal amount of the Tranche B Term Loan Commitments is $250,000,000 as of the Effective Date.

          "TRANCHE B TERM LOAN LENDERS" shall mean (a) on the Effective Date, the Lenders having Tranche B Term Loan Commitments as indicated on Annex 1 hereto and (b) thereafter, the Lenders from time to time holding Tranche B Term Loans after giving effect to any assignments thereof permitted by Section 11.06 hereof.

          "TRANCHE B TERM LOANS" shall mean the loans provided for by Section 2.01(a) hereof in respect of the Tranche B Term Loan Commitments, which may be Base Rate Loans and/or Eurodollar Loans.

          "TRANSACTION DOCUMENTS" shall mean, collectively, the Credit Documents, the Goodson Acquisition Agreement and each other material agreement, instrument or other document (including all schedules and exhibits thereto) entered into and delivered in connection with any Acquisition consummated by any Obligor after the Effective Date if such Acquisition is financed in whole or in part with the proceeds of Incremental Loans hereunder.

          "TYPE" shall have the meaning assigned to such term in Section 1.03 hereof.

          "WORKING CAPITAL" shall mean, at any time, the excess, if any, of the current assets (net of cash and Cash Equivalents and excluding accrued interest thereon) of the Borrower and its Subsidiaries over their current liabilities (excluding any such liabilities in respect of the current portion of long-term debt, liabilities under Plans and liabilities of the type described in Statement of Financial Accounting Standards Nos. 87, 106, 107 and 109 of the Financial Accounting Standards Board and accrued Interest Expense, accrued income taxes payable or deferred, each determined on a consolidated basis without duplication in accordance with GAAP).

          1.02 ACCOUNTING TERMS AND DETERMINATIONS; FISCAL PERIODS.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection
(b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first consolidated financial statements under Section
8.01 hereof, shall mean the consolidated financial statements of the Borrower and its Subsidiaries as at December 31, 1997 referred to in Section 7.02(a) hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly consolidated financial statements furnished to the Lenders pursuant to Section 8.01(a) or (b) hereof (or prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the consolidated financial statements of the Borrower and its Subsidiaries as at December 31, 1997 referred to in Section 7.02(a) hereof) unless (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such consolidated financial statements or (ii) the Majority Lenders shall have objected to so determining such compliance within 30 days after delivery to the Lenders of such consolidated financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest consolidated financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first consolidated financial statements delivered under Section
8.01 hereof, shall mean the consolidated financial statements of the Borrower and its Subsidiaries as at December 31, 1997 referred to in Section 7.02(a) hereof).

          (b) The Borrower shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 8.01(a) or
(b) hereof, as the case may be, (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the immediately preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of paragraph (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively, except that the Borrower may utilize a 4, 4, 5 week month schedule with a year-end date nearest to December 31.

          1.03 CLASSES AND TYPES OF LOANS. Loans hereunder are distinguished by "Class" and by "Type". The Class of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Credit Loan, a Tranche A Term Loan, a Tranche B Term Loan, an Incremental Loan or a Swingline Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. In addition, Incremental Loans (and Incremental Loan Commitments) are distinguished by "Series". The Series of an Incremental Loan (or of an Incremental Loan Commitment) refers to the Incremental Loan Activation Notice pursuant to which one or more Incremental Loan Lenders assumed an Incremental Loan Commitment and Incremental Commitments assumed pursuant to each Incremental Loan Activation Notice and Incremental Loans made in respect thereof, shall each constitute a Series. Loans may be identified by both Class and Type and Incremental Loans may also be identified by Series.


          Section 2. COMMITMENTS.

          2.01 LOANS.

          (a) TRANCHE A TERM LOANS AND TRANCHE B TERM LOANS. On the Effective Date, (i) the "Term Loans", "NEN Acquisition Loans", and "New Britain Acquisition Loans" (each, as defined in the Existing Credit Agreement) held by the Existing Lenders under the Existing Credit Agreement immediately prior to the Effective Date shall automatically, and without any action on the part of any Person, be designated and continued as Tranche A Term Loans or Tranche B Term Loans hereunder and each of the New Lenders that is a Term Loan Lender (and each Existing Lender, if any, whose relative proportion of Tranche A Term Loans or Tranche B Term Loans hereunder is increasing over its relative proportion of "Term Loans", "NEN Acquisition Loans", and "New Britain Acquisition Loans" held by it under the Existing Credit Agreement (each an "INCREASING EXISTING TERM LOAN LENDER")) shall, by assignments from the Existing Lenders, if any, whose relative proportion of the Tranche A Term Loans or Tranche B Term Loans hereunder is decreasing from its relative proportion of "Term Loans", "NEN Acquisition Loans", and "New Britain Acquisition Loans" held by it under the Existing Credit Agreement (which assignments shall be deemed to occur automatically on the Effective Date), acquire a portion of the Tranche A Term Loans and/or Tranche B Term Loan of the Existing Lenders so designated and continued (the Term Loan Lenders shall, through the Agent, make such additional adjustments among themselves as shall be necessary), (ii) each such New Lender and each Increasing Existing Term Loan Lender severally agrees, on the terms and conditions of this Agreement, to make one or more term loans (on a non pro-rata basis) to the Borrower in Dollars and/or (iii) the Borrower shall prepay the Tranche A Term Loans and the Tranche B Term Loans of the Existing Lenders (on a non pro-rata basis), in each case in such amounts, such that after giving effect thereto, (x) the aggregate outstanding principal amount of the Tranche A Term Loans shall be equal to the original aggregate amount of the Tranche A Term Loan Commitments and the Tranche A Term Loan Lenders shall hold the Tranche A Term Loans hereunder ratably in accordance with their respective Tranche A Term Loan Commitments and (y) the aggregate outstanding principal amount of the Tranche B Term Loans shall be equal to the original aggregate amount of the Tranche B Term Loan Commitments and the Tranche B Term Loan Lenders shall hold the Tranche B Term Loans hereunder ratably in accordance with their respective Tranche B Term Loan Commitments.

          From and after the Effective Date, (i) the Borrower (as provided in Section 2.08(a) hereof) may Convert Tranche A Term Loans of one Type into Tranche A Term Loans of another Type (as provided in Section 2.08(a) hereof) or Continue Tranche A Term Loans of one Type as Tranche A Term Loans of the same Type (as provided in Section 2.08(a) hereof) and (ii) the Borrower (as provided in Section 2.08(a) hereof) may Convert Tranche B Term Loans of one Type into Tranche B Term Loans of another Type (as provided in Section 2.08(a) hereof) or Continue Tranche B Term Loans of one Type as Tranche B Term Loans of the same Type (as provided in Section 2.08(a) hereof). Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

          (b) REVOLVING CREDIT LOANS. On the Effective Date, (i) the "Revolving Credit Loans" (as defined in the Existing Credit Agreement) held by the Existing Lenders under the Existing Credit Agreement immediately prior to the Effective Date shall automatically, and without any action on the part of any Person, be designated and continued as Revolving Credit Loans outstanding under the Revolving Credit Commitments, (ii) each Revolving Credit Lender (including, without limitation, each New Lender that is a Revolving Credit Lender) shall have a Revolving Credit Commitment in the amount set opposite the name of such Lender on Annex 1 hereto, (iii) each of the New Lenders that is a Revolving Credit Lender (and each Existing Lender, if any, whose relative proportion of
Revolving Credit Commitments hereunder is increasing over its relative proportion of "Revolving Credit Commitments" held by it under the Existing Credit Agreement (each an "INCREASING EXISTING REVOLVING CREDIT LENDER")) shall, by assignments from the Existing Lenders, if any, whose relative proportion of the Revolving Credit Commitments hereunder is decreasing from its relative proportion of "Revolving Credit Commitments" held by it under the Existing Credit Agreement (which assignments shall be deemed to occur automatically on the Effective Date), acquire a portion of the Revolving Credit Loans of the Existing Lenders so designated and continued (and the Revolving Credit Lenders shall, through the Agent, make such additional adjustments among themselves as shall be necessary), (iv) each such New Lender and each Increasing Existing Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make (on a non pro-rata basis) a revolving credit loan to the Borrower in Dollars and/or (v) the Borrower shall prepay the Revolving Credit Loans of the Existing Lenders (on a non pro-rata basis), in each case in such amounts, such that after giving effect thereto and any other Revolving Credit Loans made to the Borrower on the Effective Date, the Revolving Credit Lenders shall hold the Revolving Credit Loans hereunder ratably in accordance with their respective Revolving Credit Commitments.

          From and after the Effective Date, each Revolving Credit Lender severally agrees, on the terms of this Agreement, to make Revolving Credit Loans to the Borrower in Dollars during the period from and including the Effective Date to but excluding the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Revolving Credit Commitment as then in effect PROVIDED, that in no event shall Revolving Credit Exposure of such Lender exceed such Lender's Revolving Credit Commitment or the aggregate Revolving Credit Exposures of all of the Revolving Credit Lenders exceed the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders. Subject to the terms of this Agreement, during such period the Borrower may borrow, prepay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans and may (as provided in Section 2.08(a) hereof) Convert Revolving Credit Loans of one Type into Revolving Credit Loans of the other Type or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type.

          (c) INCREMENTAL LOANS. The Borrower and one or more of the Lenders (and/or any other bank or financial institution that thereby becomes a "Lender" hereunder, with the consent of the Agent (which consent shall not be unreasonably withheld)), may at any time after the Effective Date agree that such Lender (or other bank or financial institution) shall become an Incremental Loan Lender by executing and delivering to the Agent an Incremental Loan Activation Notice specifying the respective Incremental Loan Commitment of such Incremental Lenders, the Incremental Loan Activation Date, the period of availability of such Incremental Loan Commitment, the amortization schedule for such Incremental Loan to be made in respect of such Incremental Loan Commitment, and otherwise duly completed. Subject to the terms and conditions set forth herein, each Incremental Loan Lender severally agrees to make one or more Incremental Loans to the Borrower during the period from and including the Incremental Loan Activation Date to but excluding the last day of the relevant availability period for such Incremental Loan Commitment in an aggregate principal amount up to but not exceeding the amount of such Incremental Loan Lender's Incremental Loan Commitment. Nothing in this Agreement shall be construed to obligate any Lender to provide any Incremental Loan Commitment.

          From and after the Incremental Loan Activation Date, (i) the Borrower (as provided in Section 2.08(a) hereof) may Convert Incremental Loans of one Type into Incremental Loans of another Type (as provided in Section 2.08(a) hereof) or Continue Incremental Loans of one Type as Incremental Loans of the same Type (as provided in Section 2.08(a) hereof). Amounts repaid or prepaid in respect of Incremental Loans may not be reborrowed.

          (d) LIMIT ON EURODOLLAR LOANS. No more than sixteen separate Interest Periods in respect of Eurodollar Loans of a Class may be outstanding from each Lender at any one time.

          2.02 BORROWINGS. The Borrower shall give the Agent (which shall promptly notify the Lenders) notice of each borrowing hereunder as provided in
Section 4.05 hereof. Not later than 12:00 noon New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Agent, at an account designated by the Agent, in immediately available funds, for account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with Chase PROVIDED that any Revolving Credit Loan that is a Base Rate Loan and is made to finance the reimbursement of an LC Disbursement as provided in Section 2.10(f) hereof shall be remitted by the Agent to the Issuing Lender. This Section 2.02 shall not apply to Swingline Loans made by the Swingline Lender, as to which Section 2.11(b) hereof shall apply.

          2.03 CHANGES OF COMMITMENTS.

          (a) VOLUNTARY. The Borrower shall have the right to terminate or reduce the aggregate amount of the Revolving Credit Commitments at any time or from time to time prior to the Revolving Credit Commitment Termination Date and shall have the right to terminate or reduce the aggregate amount of the Incremental Loan Commitments of any Series at any time or from time to time prior to the date such Commitment is scheduled to terminate as set forth in the Incremental Loan Activation Notice for such Series; PROVIDED that (i) the Borrower shall give notice of each such termination or reduction as provided in
Section 4.05 hereof and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000.

          (b) REDUCTION OF REVOLVING CREDIT COMMITMENTS.

                    (i) The Revolving  Credit  Commitments  shall  automatically
          terminate  at  the  opening  of  business  on  the  Revolving   Credit
          Commitment Termination Date.

                    (ii) The Revolving Credit Commitments shall automatically reduce on each Revolving Credit Commitment Reduction Date set forth in column (A) below to the amount set forth in column (B) below opposite such Revolving Credit Commitment Reduction Date:

                 (A)                                 (B)
          Revolving Credit                    Revolving Credit
        Commitment Reduction                 Commitments Reduced
         Date Falling on or                   to the Following
             Nearest to:                          Amounts:
             -----------                          --------

            June 30, 2002                        $386,250,000
            September 30, 2002                   $372,500,000
            December  31, 2002                   $358,750,000

            March 31, 2003                       $345,000,000
            June 30, 2003                        $328,750,000
            September 30, 2003                   $312,500,000
            December  31, 2003                   $296,250,000

            March 31, 2004                       $280,000,000
            June 30, 2004                        $255,000,000
            September 30, 2004                   $230,000,000
            December  31, 2004                   $205,000,000

            March 31, 2005                       $180,000,000
            June 30, 2005                        $135,000,000
            September 30, 2005                   $ 90,000,000
            December  31, 2005                   $ 45,000,000

            March 31, 2006                              0

          PROVIDED that, if at the opening of business on any such Revolving Credit Commitment Reduction Date the amount of the Revolving Credit Commitments then in effect is equal to or less than the respective amount set forth in column (B) above opposite such Revolving Credit Commitment Reduction Date, no further reductions in the Revolving Credit Commitments as of such date shall be required pursuant to this
          Section 2.03(b)(ii).

          (c) TERMINATION OF TERM LOAN COMMITMENTS AND INCREMENTAL LOAN COMMITMENTS. The Term Loan Commitments of each Class shall terminate after the borrowing of Loans of such Class on the Effective Date. The Incremental Loan Commitments of each Series shall terminate on the date specified for such termination in the Incremental Loan Activation Notice for such Series.

          (d) TERMINATION AND REDUCTIONS PERMANENT. Commitments once terminated or reduced may not be reinstated.

          2.04 COMMITMENT FEES.

          (a) The Borrower shall pay to the Agent for account of each Revolving Credit Lender a commitment fee on the daily average unused amount of such Lender's Revolving Credit Commitment, for the period from and including the Effective Date to but excluding the earlier of the date such Commitment is terminated or expires, at a rate per annum equal to 3/8 of 1%, except that for any day on which the Total Leverage Ratio is less than 4.50 to 1, commitment fees payable by the Borrower hereunder in respect of the Revolving Credit Commitments shall be calculated at a rate per annum equal to 1/4 of 1%. For purposes of computing commitment fees under this paragraph (a), (i) the Revolving Credit Commitment of a Lender (other than a Lender that is also the Swingline Lender) shall be deemed to be used to the extent of the outstanding Revolving Credit Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose) and (ii) the Revolving Credit Commitment of a Lender that is also the Swingline Lender shall be deemed to be used to the extent of the outstanding Revolving Credit Loans, LC Exposure and Swingline Exposure of such Lender.

          (b) The Borrower shall pay to the Agent for account of each Lender having an Incremental Loan Commitment a commitment fee on the daily average unused amount of such Lender's Incremental Loan Commitment, for the period from and including such date as shall be agreed between such Lender and the Borrower to but excluding the earlier of the date such Incremental Loan Commitment is terminated or expires, at a rate per annum equal to 3/8 of 1%, except that for any day on which the Total Leverage Ratio is less than 4.50 to 1, commitment fees payable by the Borrower hereunder in respect of the Incremental Loan Commitments shall be calculated at a rate per annum equal to 1/4 of 1%.

          (c) For purposes of this Section 2.04, the commitment fee rate for any day during the period commencing on the Effective Date and ending on the third Business Day after the first date the Borrower delivers to the Agent consolidated financial statements of the Borrower for the fiscal quarter ending September 30, 1998 pursuant to Section 8.01(a) hereof shall be 3/8 of 1%. The commitment fee rate for any day thereafter shall be based upon the Total Leverage Ratio determined on the basis of the then most recent consolidated financial statements of the Borrower delivered to the Agent pursuant to Section 8.01(a) or 8.01(b) hereof. Any change in the commitment fee rate as a result of a change in the Total Leverage Ratio shall be effective as of the third Business Day following the date the relevant consolidated financial statements of the Borrower are so delivered to the Agent, PROVIDED that in the event that the Borrower shall fail to deliver to the Agent any consolidated financial statements by the respective date required pursuant to said Section 8.01(a) or 8.01(b), the commitment fee rate shall be 3/8 of 1% for each day during the period commencing on the date said financial statements were so required to be delivered and ending on the third Business Day following the date such financial statements are in fact delivered to the Agent. Notwithstanding the provisions of the immediately preceding sentence, no reduction in the commitment fee rate provided for by paragraph (a) or (b) of this Section 2.04 shall be effective earlier than the date three Business Days after the date the Agent receives a notice from the Borrower specifically requesting such reduction.

          (d) Accrued commitment fees shall be payable on each Quarterly Date, commencing with the first Quarterly Date after the Effective Date, in arrears and on the earlier of the date the related Commitments are terminated or expire.

          2.05 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.06 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable by the Borrower at any time hereunder and under the Notes to each Lender shall be, as between the Borrower on the one hand and such Lender on the other hand, a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes; PROVIDED that this
Section 2.06 shall not be construed to permit acceleration of the Loans or cancellation of the Commitments by any Lender except in accordance with Section 9 hereof or as otherwise expressly permitted by the terms hereof.

          2.07 EVIDENCE OF DEBT.

          (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made or continued hereunder by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (b) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made or continued hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (c) The entries made in the accounts  maintained pursuant to paragraph
(a) or (b) of this Section 2.07 shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (d) Any Lender may request that Loans made or continued by it hereunder be evidenced by a promissory note(s). In such event, the Borrower, at its own expense, shall prepare, execute and deliver to such Lender a promissory note(s) payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form of Exhibit E-1, E-2, E-3 or E-4 hereto, as appropriate, and such note(s) shall be evidence of such Loans (and all amounts payable in respect thereof).

          2.08 CONVERSION OR CONTINUATION OF LOANS; OPTIONAL PREPAYMENTS.

          (a) CONVERSION OR CONTINUATION. Subject to Section 4.04 hereof, the Borrower shall have the right to Convert Loans of one Type into Loans of the other Type or to Continue Loans of one Type as Loans of the same Type, at any time or from time to time; PROVIDED that: (i) the Borrower shall give the Agent notice of each such Conversion or Continuation as provided in Section 4.05 hereof; (ii) Eurodollar Loans may be Converted only on the last day of an Interest Period for such Loans and (iii) Swingline Loans may not be Converted or Continued.

          (b) OPTIONAL PREPAYMENTS. Subject to Section 4.04 hereof, the Borrower shall have the right to prepay Loans in whole or in part without premium or penalty (but subject to the penultimate sentence of Section 3.02 hereof) at any time or from time to time; PROVIDED that: (i) the Borrower shall give the Agent notice of each such prepayment as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (ii) Eurodollar Loans may be prepaid at any time and from time to time, PROVIDED that the Borrower pays any amounts owing under Section 5.05 hereof in the event of any such prepayment on a date other than the last day of an Interest Period for such Loans; and (iii) unless such prepayment is being made pursuant to Section 2.08(c), each such prepayment shall, at the option of the Borrower, be applied to the prepayment of Revolving Credit Loans, Tranche A Term Loans, Tranche B Term Loans, Incremental Loans and/or Swingline Loans (the amount of the Loans of each Class and Series of Loans so prepaid to be applied ratably to the installments of such Loans then outstanding).

          (c) TERM  LOAN  AND  INCREMENTAL  LOAN  OPTIONAL  PREPAYMENTS.  On any
Business Day (the "PREPAYMENT DATE") occurring in any calendar year, the Borrower shall have the right to prepay in whole but not in part without premium or penalty (but subject to the penultimate sentence of Section 3.02 hereof) the one or two quarterly installments of principal of all Term Loans and Incremental Loans that are scheduled to be paid on the first and/or second (as the case may be) Principal Payment Dates immediately following the Prepayment Date; PROVIDED that: (i) the Borrower shall give the Agent notice of each such prepayment as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder) and a certificate of a Senior Officer with respect to each such prepayment, which notice shall specify that such prepayment is being made pursuant to this
Section 2.08(c) and which certificate shall be in form and detail satisfactory to the Agent and shall specify the amount of the Term Loans and Incremental Loans to be prepaid pursuant to this Section 2.08(c) and shall contain a calculation of interest thereon to be paid as required by the penultimate sentence of Section 3.02 hereof; (ii) Eurodollar Loans may be prepaid at any time and from time to time, PROVIDED that the Borrower pays any amounts owing under Section 5.05 hereof in the event of any such prepayment on a date other than the last day of an Interest Period for such Loans; (iii) the amount so prepaid (the "PREPAYMENT AMOUNT") shall be equal to the aggregate principal amount of all Term Loans and all Incremental Loans scheduled to be paid on the first and/or second (as the case may be) Principal Payment Dates immediately following the Prepayment Date PLUS accrued interest on such Loans through the Prepayment Date (it being understood that if the Agent shall receive an amount more than the Prepayment Amount, then the amount of such prepayment in excess of the Prepayment Amount shall be deemed to have been a prepayment of Term Loans and Incremental Loans made pursuant to Section 2.08(b) hereof); and (iv) the Borrower may make only one prepayment pursuant to this Section 2.08(c) during any calendar year.

          2.09 MANDATORY PREPAYMENTS.

          (a) REVOLVING CREDIT COMMITMENT REDUCTIONS. If, after giving effect to any termination or reduction of the Revolving Credit Commitments pursuant to
Section 2.03 hereof, the aggregate Revolving Credit Exposures exceeds the aggregate amount of the Revolving Credit Commitments as then in effect, the Borrower shall, on the date of such termination or reduction, apply the aggregate amount of such excess, first, to prepay Swingline Loans, second, to prepay Revolving Credit Loans and third, to provide cover for LC Exposure as specified in Section 2.10(k).

          (b) DISPOSITIONS AND CASUALTY EVENTS.

                    (i) If, at any time or from time to time,  the  Borrower  or any of its Subsidiaries shall receive Net Proceeds from any Disposition (other than any Disposition permitted under clauses (i),
          (ii), (iv), (v), (vi) and (viii) of Section 8.05(c) hereof), the Borrower shall, within 365 days after receipt of such Net Proceeds (subject to the proviso below, if such proceeds have not been applied by such 365th day, then on such 365th day) unless the Borrower shall have used all or a portion of such proceeds to consummate an Acquisition, apply or cause to be applied (as provided in Section 2.09(c) hereof) to the prepayment of principal of the Loans (and/or to provide cover for LC Exposure as specified in Section 2.10(k) hereof) in an amount equal to the lesser of (i) the amount of such Net Proceeds or (ii) the amount thereof remaining after the consummation of such Acquisition; PROVIDED that if on such 365th day such proceeds have not been so used but the Borrower or any of its Subsidiaries shall have entered into an agreement with respect to an Acquisition, then, within 90 days thereafter, the Borrower or such Subsidiary may use all or a portion of such Net Proceeds (but not in excess of the aggregate amount of all cash consideration and all cash costs and expenses in respect of such Acquisition) to consummate such Acquisition, and any portion of such Net Proceeds not so used shall be applied to prepay the Loans (and/or to provide cover for LC Exposure as specified in Section 2.10(k) hereof) in as provided herein.

                    (ii) Within two Business Days after receipt of any proceeds by the Borrower or any of its Subsidiaries in respect of any Casualty Event affecting any Property of the Borrower or any of its Subsidiaries (except to the extent such proceeds are to be applied (or are committed to be applied) within 365 days after the date of receipt of such proceeds towards the repair, reconstruction or replacement of such Property, and if such proceeds have not been so utilized by such 365th day, then on such 365th day) the Borrower shall apply, or cause to be applied, an amount equal to the Net Proceeds of such Casualty Event or such unutilized portion thereof (as provided in Section 2.09(c) hereof), to prepay principal of the Loans (and/or to provide cover for LC Exposure as specified in Section 2.10(k) hereof).

Notwithstanding the foregoing clauses (i) and (ii), the Borrower shall have no obligation to make any such application in respect of the Net Proceeds received in respect of any single Disposition or Casualty Event unless and until the aggregate amount of all Net Proceeds received in respect of all Dispositions and Casualty Events exceeds $20,000,000 in the aggregate for any fiscal year, in which case an amount equal to the amount of such excess shall be so applied.

          (c) APPLICATION OF PAYMENTS. Prepayments of Loans made pursuant to clauses (b)(i) and (ii) of this Section 2.09 shall be applied, first, to the Tranche A Term Loans, Tranche B Term Loans and Incremental Loans pro rata in accordance with the respective aggregate principal amounts of the Loans of such Classes and, with respect to Incremental Loans, pro rata in accordance with the aggregate principal amounts of the Incremental Loans of each Series (the amount of the Loans of each such Class and Series so prepaid to be applied ratably to the installments of such Loans then outstanding) and, if the Tranche A Term Loans, Tranche B Term Loans and Incremental Loans shall have been paid in full, the excess shall be applied to the aggregate Revolving Credit Exposures (such excess to be applied, first, to prepay Swingline Loans, second, to prepay Revolving Credit Loans and third, to provide cover for LC Exposure as specified in Section 2.10(k) in an aggregate amount equal to such excess) but not to reduce the Revolving Credit Commitments.

          (d) NOTICE; DELIVERY OF CERTIFICATE. The Borrower shall give notice to the Agent of each prepayment pursuant to this Section 2.09 in the same manner and at the same time as is required for any optional prepayment pursuant to
Section 2.08 hereof. At the time it makes any prepayment of the Loans as required by paragraph (b) above, the Borrower will deliver to the Agent a certificate of a Senior Officer, in form and detail satisfactory to the Agent, containing calculations of Net Proceeds or in respect of the related Disposition or Casualty Event, as the case may be, and any deductions therefrom in respect of amounts that are not required to be prepaid pursuant to this Section 2.09, and specifying the amount of each such prepayment.

          2.10 LETTERS OF CREDIT.

          (a) GENERAL. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01 hereof, the Borrower may request the Issuing Lender to issue, at any time and from time to time during the period from and including the Effective Date to but excluding the Revolving Credit Commitment Termination Date, Letters of Credit for its own account in such form as is acceptable to the Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.

          (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL OR EXTENSION. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section 2.10), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (c) LIMITATIONS ON AMOUNTS. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (e) of this Section 2.10) shall not exceed $30,000,000 (MINUS the aggregate outstanding principal or face amount of the obligations in respect of letters of credit or similar instruments issued under Section 8.07(g) hereof) and (ii) the aggregate Revolving Credit Exposures of the Revolving Credit Lenders shall not exceed the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders.

          (d) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof including any "evergreen" Letter of Credit that provides for such renewal or extension, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Revolving Credit Commitment Termination Date.

          (e) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Lender, such Revolving Credit Lender's Revolving Credit Commitment Percentage of each LC Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Each such payment shall be made in the same manner as provided in Section 2.02 hereof with respect to Loans made by such Revolving Credit Lender, and the Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Revolving Credit Lenders. Promptly following receipt by the Agent of any payment from the Borrower pursuant to the next following paragraph, the Agent shall distribute such payment to the Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Revolving Credit Lenders and the Issuing Lender as their interests may appear. Any payment made by a Revolving Credit Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) REIMBURSEMENT. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 12:00 noon New York time on
(i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m. New York time or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, PROVIDED that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance herewith that such payment be financed with the proceeds of a Revolving Credit Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Loan or Swingline Loan; PROVIDED that any such Revolving Credit Loan shall be a Base Rate Loan. If the Borrower fails to make such payment when due, the Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Credit Lender's Revolving Credit Commitment Percentage thereof.

          (g) OBLIGATIONS ABSOLUTE. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section 2.10 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.10, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

          Neither the Agent, the Lenders nor the Issuing Lender, nor any of their respective directors, officers, employees, attorneys or agents, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; PROVIDED that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                    (i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

                    (ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

                    (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

          (h) DISBURSEMENT PROCEDURES. The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly after such examination notify the Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Revolving Credit Lenders with respect to any such LC Disbursement.

          (i) INTERIM INTEREST. If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Base Rate Loans; PROVIDED that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section 2.10, then clause (x) of the second sentence of
Section 3.02 hereof shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Revolving Credit Lender pursuant to paragraph (f) of this Section 2.10 to reimburse the Issuing Lender shall be for the account of such Revolving Credit Lender to the extent of such payment.

          (j) REPLACEMENT OF THE ISSUING LENDER. The Issuing Lender may be replaced at any time by written agreement between the Borrower, the Agent, the replaced Issuing Lender and the successor Issuing Lender (which shall be selected from among the Lenders). The Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to paragraph (l) of this Section 2.10. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (k) CASH COLLATERALIZATION. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Agent or the Majority Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph (k), or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.09(a) or (b) hereof, the Borrower shall immediately deposit into the Collateral Account under and as defined in the Borrower Security Agreement an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date PLUS any accrued and unpaid interest thereon and, in the case of cover pursuant to said Section 2.09(a) or (b), the amount required under said
Section 2.09(a) or (b), as the case may be; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 9(f) or (g) hereof. Such deposit shall be held by the Agent in the Collateral Account (as so defined) as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the Secured Obligations under and as defined in the Borrower Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Agent for the benefit of the Lenders in the Collateral Account (as so defined) and in any financial assets (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York) or other property held therein.

          (l) LETTER OF CREDIT FEES. The Borrower agrees to pay (i) to the Agent for the account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for Revolving Credit Loans that are Eurodollar Loans on the average daily amount of such Revolving Credit Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Credit Lender's
Revolving Credit Commitment terminates and the date on which such Revolving Credit Lender ceases to have any LC Exposure, and (ii) to the Issuing Lender a fronting fee, which shall accrue at the rate of 1/8 of 1% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements and, with respect to any Letter of Credit, excluding the LC Exposure of the Issuing Lender with respect thereto (determined for this purposes after giving effect to the participations therein of the other Revolving Credit Lenders pursuant to paragraph (e) of this Section 2.10)) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees and fronting fees shall be payable on each Quarterly Date, commencing with the first Quarterly Date after the Effective Date, in arrears and on the earlier of the date the Revolving Credit Commitments are terminated or expire.

          2.11 SWINGLINE LOANS.

          (a) AGREEMENT TO MAKE SWINGLINE LOANS. The Swingline Lender agrees, on the terms of this Agreement, to make Swingline Loans to the Borrower in Dollars during the period from and including the Effective Date to but excluding the Revolving Credit Commitment Termination Date, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the aggregate Revolving Credit Exposures exceeding the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders; PROVIDED that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Subject to the terms of this Agreement, during such period the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) NOTICE REGARDING SWINGLINE LOANS BY THE BORROWER. The Borrower shall give the Agent (which shall promptly notify the Lenders) notice of each borrowing of Swingline Loans hereunder as provided in Section 4.05 hereof. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.10(f), by remittance to the Issuing Lender) by 3:00 p.m. New York time on the requested date of such Swingline Loan.

          (c) PARTICIPATIONS BY REVOLVING CREDIT LENDERS IN SWINGLINE Loans. The Swingline Lender may by written notice given to the Agent not later than 10:00 a.m. New York time on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice to the Agent shall specify the aggregate amount of Swingline Loans in which Revolving Credit Lenders will participate. Promptly upon receipt of such notice, the Agent will give notice thereof to each Revolving Credit Lender, specifying in such notice such Revolving Credit Lender's Revolving Credit Commitment Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Revolving Credit Commitment Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.02 hereof with respect to Loans made by such Revolving Credit Lender, and the Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Credit Lenders. The Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.


          Section 3. PAYMENTS OF PRINCIPAL AND INTEREST.

          3.01 REPAYMENT OF LOANS.

          (a) The Borrower hereby promises to pay to the Agent for account of each Tranche A Term Loan Lender the aggregate principal amount of the Tranche A Term Loans held by such Lender in twenty-four consecutive quarterly installments payable on the Principal Payment Dates, the aggregate principal amount to be paid on each Principal Payment Date in respect of all Tranche A Term Loans held by all Tranche A Term Loan Lenders to be in the amount specified below:

            Principal Payment Date                Aggregate Amount
                 Occurring In:                      of Payment
            ----------------------                ----------------

            June 2000                               $ 6,250,000
            September 2000                          $ 6,250,000
            December 2000                           $ 6,250,000

            March 2001                              $ 6,250,000
            June 2001                               $ 7,812,500
            September 2001                          $ 7,812,500
            December 2001                           $ 7,812,500

            March 2002                              $ 7,812,500
            June 2002                               $ 9,375,000
            September 2002                          $ 9,375,000
            December 2002                           $ 9,375,000

            March 2003                              $ 9,375,000
            June 2003                               $10,937,500
            September 2003                          $10,937,500
            December 2003                           $10,937,500

            March 2004                              $10,937,500
            June 2004                               $12,500,000
            September 2004                          $12,500,000
            December 2004                           $12,500,000

            March 2005                              $12,500,000
            June 2005                               $15,625,000
            September 2005                          $15,625,000
            December 2005                           $15,625,000

            March 2006                              $15,625,000

          (b) The Borrower hereby promises to pay to the Agent for account of each Tranche B Term Loan Lender the aggregate principal amount of the Tranche B Term Loans held by such Lender in twenty-six consecutive quarterly installments payable on the Principal Payment Dates, the aggregate principal amount to be paid on each Principal Payment Date in respect of all Tranche B Term Loans held by all Tranche B Term Loan Lenders to be in the amount specified below:

            Principal Payment Date                 Aggregate Amount
                 Occurring In:                        of Payment
            ----------------------                 ----------------

            June 2000                               $   250,000
            September 2000                          $   250,000
            December 2000                           $   250,000

            March 2001                              $   250,000
            June 2001                               $   250,000
            September 2001                          $   250,000
            December 2001                           $   250,000

            March 2002                              $   250,000
            June 2002                               $   250,000
            September 2002                          $   250,000
            December 2002                           $   250,000

            March 2003                              $   250,000
            June 2003                               $   250,000
            September 2003                          $   250,000
            December 2003                           $   250,000

            March 2004                              $   250,000
            June 2004                               $   250,000
            September 2004                          $   250,000
            December 2004                           $   250,000

            March 2005                              $   250,000
            June 2005                               $12,500,000
            September 2005                          $12,500,000
            December 2005                           $12,500,000

            March 2006                              $12,500,000
            June 2006                               $97,500,000
            September 2006                          $97,500,000

          (c) The Borrower hereby promises to pay to the Agent for account of each Revolving Credit Lender the full outstanding principal amount of such Lender's Revolving Credit Loans, and each of such Lender's Revolving Credit Loans shall mature, on the Revolving Credit Commitment Termination Date.

          (d) The Borrower hereby promises to pay to the Swingline Lender the full outstanding principal amount of each Swingline Loan on the earlier of Revolving Credit Commitment Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least seven Business Days after such Swingline Loan is made; PROVIDED that on each date that a Revolving Credit Loan is made, the Borrower shall repay all Swingline Loans then outstanding.

          (e) The Borrower hereby promises to pay to the Agent for account of each Incremental Loan Lender the aggregate principal amount of Incremental Loans held by such Lender on such days and at such times as shall be agreed by such Lender and the Borrower in the relevant Incremental Loan Activation Notice, PROVIDED that if the proceeds (or any part of the proceeds) of such Loans are to be used to finance Permitted Acquisitions, the Borrower shall not, except upon the acceleration of such Loans following an Event of Default, agree or be contractually obligated to repay more than 6% of the original principal amount of such Loans in the first 12-month period following the borrowing of such Loans, more than 8% of the original principal amount of such Loans in the second 12-month period following the borrowing of such Loans, more than 10% of the original principal amount of such Loans in the third 12-month period following the borrowing of such Loans, more than 12% of the original principal amount of such Loans in the fourth 12-month period following the borrowing of such Loans, more than 14% of the original principal amount of such Loans in the fifth 12-month period following the borrowing of such Loans, more than 16% of the original principal amount of such Loans in the sixth 12-month period following the borrowing of such Loans, more than 17% of the original principal amount of such Loans in the seventh 12-month period following borrowing of such Loans or more than 17% of the original principal amount of such Loans in the eighth 12-month period following the borrowing of such Loans, except that the Borrower may agree or be contractually obligated to repay all or any part of such Loans in a single payment, or pursuant to scheduled payments, on or after September 30, 2006.

          (f) Any prepayment of Term Loans of any Class or of Incremental Loans shall be applied to reduce the subsequent scheduled repayments of the Term Loans of such Class or Incremental Loans to be made pursuant to paragraph (a), (b) or
(e) of this Section 3.01, as the case may be, ratably, in the case of a prepayment made pursuant to Section 2.08(b) or 2.09(b)(i) or (ii) hereof. Any prepayment pursuant to Section 2.08(c) hereof shall be applied to reduce the subsequent scheduled repayments of the Term Loans and Incremental Loans as therein provided.

          3.02 INTEREST. The Borrower hereby promises to pay to the Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                    (a) during such periods such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin; and

                    (b) during such periods such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period PLUS the Applicable Margin.

Notwithstanding the foregoing, (x) upon the occurrence and during the continuance of an Event of Default specified in clause (a) of Section 9 hereof arising by reason of a failure to pay principal of or interest on any of the Loans or to reimburse any LC Disbursement, the Borrower will (to the fullest extent permitted by the law of the State of New York) pay to the Agent for account of each Lender interest at the applicable Post-Default Rate on the full outstanding principal amount of each of such Lender's Loans (whether or not due and payable) and the full face amount all unreimbursed LC Disbursements and (y) upon the occurrence and during the continuance of an Event of Default specified in said clause (a) arising by reason of a failure to pay any other amount, the Borrower will (to the fullest extent permitted by the law of the State of New
York) pay to the Agent for account of the Agent or any Lender to which such amount is owed interest on such amount at the applicable Post-Default Rate. Accrued interest on each Loan shall be payable (i) in the case of each Base Rate Loan, quarterly on the Quarterly Dates, commencing with the first Quarterly Date occurring after the Effective Date, (ii) in the case of each Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three month intervals following the first day of such Interest Period, and (iii) in the case of each Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid or Converted), except that
(A) interest payable at the Post-Default Rate shall be payable from time to time on demand and (B) interest payable as a result of a retroactive increase in the Applicable Margin in accordance with the second proviso of the definition of "Applicable Margin" in Section 1.01 hereof shall be payable on the third Business Day after the delivery of the relevant financial statements pursuant to
Section 8.01(a) or 8.01(b) hereof. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and the Borrower.


          Section 4. PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

          4.01 PAYMENTS.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts, and all reimbursements of LC Disbursements, to be made by the Borrower under this Agreement, the Notes and the other Credit Documents shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at an account designated by the Agent, not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day).

          (b) Any Lender for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with such Lender (with notice to the Borrower and the Agent, provided that the failure of such Lender to so notify the Borrower and the Agent shall not affect the validity of the actions taken by such Lender as permitted by this paragraph
(b)).

          (c) The Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Agent (which shall notify the intended recipients thereof) the Loans, LC Disbursements or other amounts payable by the Borrower hereunder to which such payment is to be applied in which case such payment shall, subject to Section 4.02 hereof and unless an Event of Default shall have occurred and be continuing, be applied as so specified (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Lenders and/or the other Person(s) to which amounts are payable by the Borrower hereunder in such manner as the Majority Lenders or, in the absence of instructions from the Majority Lenders, the Agent may determine to be appropriate, subject to Section 4.02 hereof).

          (d) Each payment received by the Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan in respect of which such payment is made.

          (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such payment shall be made on the immediately preceding Business Day.

          4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each payment of commitment fees under Section 2.04 hereof in respect of Commitments of a particular Class and Series shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class and Series under Section 2.03 hereof shall be applied to the respective Commitments of such Class and Series of the relevant Lenders, pro rata according to the amounts of their Commitment Percentages; (b) the making, Conversion and Continuation of Loans of a particular Class and Series of a particular Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the relevant Lenders according to the amounts of their respective Commitment Percentages and Eurodollar Loans of a particular Class and Series made, Converted or Continued on the same day but having different Interest Periods shall be allocated pro rata among the relevant Lenders according to the amounts of such Loans respectively held by such Lenders; (c) each payment or prepayment by the Borrower of Loans of a particular Class and Series (other than Swingline Loans) shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of such Loans held by the relevant Lenders; and (d) each payment of interest on Loans of a particular Class and Series (other than Swingline Loans) shall be made for account of the relevant Lenders pro rata in accordance with the amounts of the interest on such Loans then due and payable to such Lenders.

          4.03 COMPUTATIONS. Interest on Eurodollar Loans, commitment fees, participation fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, interest on Base Rate Loans determined by reference to the Federal Funds Rate shall be computed on the basis of a year of 360 days.

          4.04 MINIMUM AMOUNTS.  Except for Conversions made pursuant to Section
5.04 hereof and prepayments made pursuant to Section 2.09 hereof, each borrowing, Conversion, Continuation and prepayment of principal of (a) Base Rate Loans shall be in an amount equal to $2,000,000 or an integral multiple of $1,000,000 ($500,000 in the case of Incremental Loans of each Series) in excess thereof and (b) Eurodollar Loans shall be in an amount equal to $5,000,000 ($1,000,000 in the case of Incremental Loans of each Series) or an integral multiple of $1,000,000 ($500,000 in the case of Incremental Loans of each Series) in excess thereof (borrowings, Conversions, Continuations or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions, Continuations and prepayments for purposes of the foregoing, one for each Type or Interest Period), except that each borrowing and prepayment of Swingline Loans shall be in an amount at least equal to $500,000. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be at least equal to $5,000,000 ($1,000,000 in the case of Incremental Loans of each Series) and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05 CERTAIN NOTICES. Except as otherwise provided herein, notices by the Borrower of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent (and, in the case of a borrowing or prepayment of Swingline Loans, the Swingline Lender) not later than 10:00 a.m. (or, in the case of borrowings or prepayments of Swingline Loans, 12:00 noon) New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                  Number of
               Notice                        Business Days Prior
               ------                        -------------------

            Termination or
            reduction of Commitments                  2

            Borrowing or  prepayment  of,
            or  Conversion  into,  Base
            Rate Loans (other than any
            such  borrowing on the
            Effective  Date and any
            borrowing or prepayment of
            Swingline Loans)                          1

            Borrowing of Base Rate
            Loans on the Effective
            Date and any borrowing or
            prepayment of Swingline Loans         same day

            Borrowing or prepayment of,
            Conversion into,
            Continuation as, or
            duration of Interest Period
            for, Eurodollar Loans                     3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of the Loans to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Each such notice of borrowing or Continuation of, or Conversion into, a Eurodollar Loan shall specify the duration of the Interest Period therefor. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Lender or the Borrower (the "PAYOR") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrower) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

                    (i) if the Required Payment shall represent a payment to be made by the Borrower to the Lenders, the Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Borrower under
          Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

                    (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Borrower, the Payor and the Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Borrower shall return the Required Payment to the Agent, without limiting any claim the Borrower may have against the Payor in respect of the Required Payment).

          4.07 SHARING OF PAYMENTS, ETC.

          (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) (i) At any time and from time to time prior to the time that all of the Loans are declared or become due and payable pursuant to Section 9 hereof and all of the Commitments hereunder are terminated pursuant to said Section 9, if any Lender shall obtain payment of any principal of or interest on any Loan of any Class and Series (other than any Swingline Loan) made by it to the Borrower under this Agreement or payment of any other amount relating to the Loans or Commitments of such Class and Series under this Agreement or any other Credit Document or payment in respect of its participations in LC Disbursements and Swingline Loans through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or Commitments of such Class and Series or such other amounts relating to the Loans of such Class and Series or payment in respect of its participations in LC Disbursements and Swingline Loans then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class and Series made by such other Lenders (or in interest due thereon, as the case may be) or such other amounts relating to the Loans or Commitments of such Class and Series or in LC Disbursements and Swingline Loans, respectively, in such amounts and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans of such Class and Series held by each of the Lenders or such other amounts relating to the Loans or Commitments of such Class and Series or payment in respect of its participations in LC Disbursements and Swingline Loans owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (ii) At any time from and after the time that all of the Loans are declared or become due and payable pursuant to Section 9 hereof and all of the Commitments hereunder are terminated pursuant to said Section 9, if any Lender shall obtain payment of any principal of or interest on any Loan (other than any Swingline Loan) made by it to the Borrower under this Agreement or payment in respect of its participations in LC Disbursements and Swingline Loans or payment of any other amount under this Agreement or any other Credit Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or payments in respect of its participations in LC Disbursements and Swingline Loans or such other amounts then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders (or in interest due thereon, as the case may be) or LC Disbursements and Swingline Loans or such other amounts, respectively, in such amounts and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders or payments in respect of its participations in LC Disbursements and Swingline Loans owing to each of the Lenders or such other amounts owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) or payments in respect of its participations in LC Disbursements and Swingline Loans may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.


          Section 5. YIELD PROTECTION AND ILLEGALITY.


          5.01 ADDITIONAL COSTS.


          (a) The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it for any costs which such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which:

                    (i) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in
          Section 1.01 hereof), or any commitment of such Lender (including the Commitments of such Lender hereunder); or

                    (ii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or Commitments.

          If any  Lender  requests  compensation  from the  Borrower  under this
Section 5.01(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (b) Without limiting the effect of the provisions of Section 5.01(a) hereof, in the event that, by reason of any Regulatory Change, any Lender either
(i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c) Without  limiting the effect of the  foregoing  provisions of this
Section 5.01 (but without duplication), the Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority, of capital in respect of its Commitments or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office) to a level below that which such Lender (or any Applicable Lending Office) could have achieved but for such law, regulation, interpretation, directive or request).

          (d) Each Lender will notify the Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 60 days, after such Lender obtains actual knowledge thereof; PROVIDED, however, that if any Lender fails to give such notice within 60 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section
5.01 for costs incurred from and after the date 60 days prior to the date that such Lender does give such notice; and PROVIDED, FURTHER, that each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b) hereof, or of the effect of capital maintained pursuant to Section 5.01(c) hereof, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, PROVIDED that such determinations and allocations are made on a reasonable basis.

          5.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the Eurodollar Base Rate for any Interest Period:

                    (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in
          Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                    (b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders or, if the related Loans are Loans of any other Class, the Majority Lenders of such Class determine (which determination shall be conclusive) and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower and each of the Lenders which are to make or hold such Loans prompt notice thereof, and so long as such condition remains in effect, such Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans held by such Lenders, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with Section 2.08 hereof.

          5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.04 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans is suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion effected as permitted by Section 5.01(b) or 5.03 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof which gave rise to such Conversion no longer exist:

                    (a) to the extent that such Lender's Eurodollar Loans of any Class have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans of such Class shall be applied instead to its Base Rate Loans of such Class; and

                    (b) all Loans which would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Converted and Continued instead as Base Rate Loans and all Base Rate Loans of such Lender which would otherwise be Converted into Eurodollar Loans shall be made as or shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.01 or 5.03 hereof which gave rise to the Conversion of such Lender's Eurodollar Loans of any Class pursuant to this
Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of such Class held by other Lenders are outstanding, such Lender's Base Rate Loans of such Class shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans of such Class held by such Lenders and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05 COMPENSATION. The Borrower shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines are attributable to:

                    (a) any payment, prepayment (including any mandatory prepayment) or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof but excluding any prepayment made as of the Effective Date) on a date other than the last day of the Interest Period for such Loan; or

                    (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof or to Convert a Base Rate Loan into a Eurodollar Loan on the date for such Conversion, or to Continue a Eurodollar Loan on the date for such Continuation, in each case as specified in the relevant notice of Conversion or Continuation, as the case may be, given pursuant to
          Section 2.08(a) hereof or to prepay a Eurodollar Loan on the date for such prepayment specified in the relevant notice of prepayment given pursuant to Section 2.08(b) or 2.09(d), as the case may be.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed, Continued or Converted for the period from the date of such payment, prepayment, Conversion or failure to borrow, Continue or Convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, Continue or Convert, the Interest Period for such Loan which would have commenced on the date specified for such borrowing, Continuation or Conversion) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

          5.06 ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. Without limiting the obligations of the Borrower under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Agent), the Borrower shall pay immediately to the Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Borrower shall be conclusive in the absence of manifest error as to the amount thereof.

          5.07 TAXES.

          (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.07) the Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

          (b) PAYMENT OF OTHER TAXES BY THE BORROWER. In addition, the Borrower shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

          (c) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify the Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.07) paid by the Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing
Lender, or by the Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

          (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a governmental authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

          (e) FOREIGN LENDERS. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. Without limiting the foregoing, properly completed and executed copies of United States Internal Revenue Service Form W-8 (or any successor form) certifying to such Foreign Lender's entitlement to a complete exemption from United States withholding tax on payments of interest to be made under this Agreement and under any Note delivered to such Foreign Lender, together with a certificate to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, shall satisfy the requirements of this Section 5.07(e) with respect to any Foreign Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code.

          Section 6. CONDITIONS PRECEDENT.

          6.01 Effectiveness. The effectiveness of this Agreement is subject to the conditions precedent that, on or prior to August 30, 1998, the Agent shall have received the following documents (with sufficient copies for each Lender), each of which shall be reasonably satisfactory to each Lender in form and substance:

                    (a) CORPORATE DOCUMENTS. Certificates of the appropriate governmental authority as to the good standing of each Obligor in its jurisdiction of organization, certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate or other authority for each of them (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of this Agreement and each other Transaction Document to which each is a party and each other document to be delivered by any of them from time to time in connection herewith and therewith and the extensions of credit hereunder (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary).

                    (b) SENIOR OFFICER'S CERTIFICATE. A certificate of a Senior Officer, dated the Effective Date, to the effect set forth in clauses
          (i) and (ii) of Section 6.02(a) hereof.

                    (c) BORROWER SECURITY AGREEMENT. The Borrower Security Agreement, substantially in the form of Exhibit A hereto, duly executed by the Borrower and the Agent. In addition, the Borrower shall have taken such other action as the Agent shall have requested in order to perfect the security interests created pursuant to the Borrower Security Agreement, including, without limitation, delivering to the Agent (i) stock certificates with undated stock powers executed in blank and (ii) appropriately completed and duly executed copies of Uniform Commercial Code financing statements with respect to the Property covered by the Borrower Security Agreement, in proper form for filing in all jurisdictions in which such filing is necessary or appropriate to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges and Liens of the Agent, for the benefit of the Lenders, thereunder.

                    (d) SUBSIDIARY GUARANTOR SECURITY AGREEMENT. The Subsidiary Guarantor Security Agreement, substantially in the form of Exhibit B-1 hereto, duly executed by each of the Subsidiary Guarantors and the Agent. In addition, the Subsidiary Guarantors shall have taken such other action as the Agent shall have requested in order to perfect the security interests created pursuant to the Subsidiary Guarantor Security Agreement, including, without limitation, delivering to the Agent (i) stock certificates with undated stock powers executed in blank and (ii) appropriately completed and duly executed copies of Uniform Commercial Code financing statements with respect to the Property covered by the Subsidiary Guarantor Security Agreement, in proper form for filing in all jurisdictions in which such filing is necessary or appropriate to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges and Liens of the Agent, for the benefit of the Lenders, thereunder.

                    (e)  SUBSIDIARY   GUARANTEE.   The   Subsidiary   Guarantee,
          substantially in the form of Exhibit B-2 hereto, duly executed by each of the Subsidiary Guarantors and the Agent.

                    (f) REPAYMENT OF CERTAIN AMOUNTS. Evidence that the accrued and unpaid interest on, any "Loans" held by any Existing Lender under the Existing Credit Agreement that are required to be prepaid as of the Effective Date under Section 2.01 hereof, and all accrued and unpaid commitment fees on the "Revolving Credit Commitments" under the Existing Credit Agreement held by the Existing Lenders shall have been paid in full.

                    (g)  OPINIONS  OF COUNSEL TO THE  OBLIGORS.  Opinions of (i)
          Wachtell, Lipton, Rosen & Katz, special New York counsel to the Obligors and (ii) local counsel in Kansas and Missouri (which counsel shall be satisfactory to the Agent) to certain of the Obligors, in each case addressed to the Lenders and the Agent and dated the Effective Date, and in form and substance satisfactory to the Agent (and the Borrower hereby instructs each such counsel to deliver such opinion to the Lenders and the Agent).

                    (h) OPINION OF SPECIAL NEW YORK COUNSEL TO CHASE. An opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, addressed to the Lenders and dated the Effective Date, in form and substance satisfactory to the Agent.

                    (i) ENVIRONMENTAL SURVEYS. An environmental survey and assessment prepared by ENVIRON Corporation in form and substance satisfactory to the Agent with respect to all material owned
          Properties to be acquired by the Borrower as part of the Goodson Acquisition.

                    (j) CONSUMMATION OF GOODSON  ACQUISITION.  Evidence that the
          Goodson Acquisition shall have been (or shall be simultaneously) consummated in all material respects in accordance with the terms of the Goodson Acquisition Agreement (except for any modifications, supplements or material waivers thereof, or written consents or determinations made by the parties thereto, that shall be reasonably satisfactory to the Majority Lenders, and the Agent shall have received a certificate of a Senior Officer of the Borrower to such effect and to the effect that attached thereto are true and complete copies of each material document delivered in connection with the closing of the Goodson Acquisition pursuant to the Goodson Acquisition Agreement (including, but only to the extent available after reasonable efforts, copies of each legal opinion delivered by counsel to the respective sellers thereunder to the Borrower pursuant to the Goodson Acquisition Agreement in connection with the Goodson
          Acquisition, together with a letter from each such counsel (or authorization within such counsel's opinion) authorizing reliance thereon by the Agent and the Lenders, it being understood that the Borrower shall request counsel for the respective sellers to deliver such a reliance letter).

                    (k) FINANCIAL STATEMENTS. The financial statements referred to in Section 7.02 hereof.

                    (l) LIEN SEARCHES. The results of a recent search, by a Person satisfactory to the Agent, of Uniform Commercial Code, judgment and tax lien filings in each relevant jurisdiction where Property of the Obligors (including, without limitation, Property to be acquired by any of the Obligors pursuant to the Goodson Acquisition) is located, and the results of such search shall reveal no liens on any of the Property of the Obligors except for Permitted Liens or Liens to be discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Agent.

                    (m) APPROVALS. All governmental and third party approvals necessary or, in the discretion of the Agent, advisable in connection with the Goodson Acquisition, the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries (including, without limitation, the ownership of the Property to be acquired pursuant to the Goodson Acquisition) shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Goodson Acquisition or the financing thereof.

                    (n) OTHER DOCUMENTS. The Agent shall have received such other certificates, opinions, documents and instruments relating to the transactions contemplated hereby as the Agent or any Lender or special New York counsel to Chase may reasonably request.

The obligation of any Lender to continue any "Revolving Credit Loan", "Term Loan", "NEN Acquisition Loan" or "New Britain Acquisition Loan", in each case under and as defined in the Existing Credit Agreement, as Loans hereunder or to make any other extension of credit hereunder on the Effective Date is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

          From and after the Effective Date the "Notes" under the Existing Credit Agreement shall be deemed cancelled, and each Existing Lender agrees to return such "Notes" (if any) held by it to the Borrower as soon as practicable.

          6.02 INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT.


          (a) The obligation of each Lender to make each Loan to be made by it to the Borrower hereunder or otherwise extend any credit to the Borrower (including, without limitation, the continuance of certain loans and commitments under the Existing Credit Agreement on the Effective Date as provided in Section
2.01 hereof, the making of any other extension of credit hereunder on the Effective Date, the issuance, extension, renewal or amendment of any Letter of Credit, and the making of any Incremental Loan) is subject to the further conditions precedent that both immediately prior to the making of such Loan or other extension of credit, or such issuance, extension, renewal or amendment, and after giving effect thereto: (i) no Default shall have occurred and be continuing; and (ii) the representations and warranties made by the Borrower and each other Obligor in each of the Credit Documents to which it is a party, shall be true on and as of the date of the making of such Loan or other extension of credit, or such issuance, extension, renewal or amendment, with the same force and effect as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date). Each notice of borrowing or request for the issuance, extension, renewal or amendment of a Letter of Credit by the Borrower hereunder shall be deemed to constitute a certification to the effect set forth in the foregoing clauses (i) and (ii) (both as of the date of such notice or request and, unless the Borrower otherwise notifies the Agent prior to the date of such borrowing, issuance, extension, renewal or amendment, as of the date of such borrowing, issuance, extension, renewal or amendment).

          (b) In addition, the obligation of each Revolving Credit Lender to make each Revolving Credit Loan to be made by it to the Borrower hereunder on any Borrowing Date (including, without limitation, the making of the initial Revolving Credit Loans) is subject to the further condition precedent that, if the aggregate principal amount of all Revolving Credit Loans to be made hereunder on such Borrowing Date is in excess of $20,000,000 (unless the proceeds of such Loans are to be, and are in fact, used to make repayments of Term Loans or Incremental Loans), the Agent shall have received a certificate of a Senior Officer (in form and detail satisfactory to the Agent) setting forth the Total Leverage Ratio after giving effect to the making of such Revolving Credit Loans and annexing thereto calculations of the Total Leverage Ratio.

          (c) In addition, the obligation of each Revolving Credit Lender to make each Revolving Credit Loan to be made by it to the Borrower hereunder on any Borrowing Date (including, without limitation, the making of the initial Revolving Credit Loans) is subject to the further condition precedent that both immediately prior to such Loan and after giving effect thereto no action shall have been taken by the Majority Lenders (including, without limitation, any modification or amendment to this Agreement or the waiver of any default hereunder) which action has the effect of causing any condition precedent specified in clauses (i) and (ii) of paragraph (a) above to be satisfied unless such action has been consented to by the Majority Revolving Credit Lenders or such condition precedent would otherwise be satisfied in the absence of such action by the Majority Lenders.

          (d) In addition, the obligation of each Incremental Loan Lender to make each Incremental Loan to be made by it to the Borrower hereunder (including, without limitation, the making of the initial Incremental Loans) is subject to the further condition precedent that immediately after giving effect to such Loan the Borrower shall be in compliance with Sections 8.11, 8.12, 8.13 and 8.14 hereof (calculated on a Pro Forma Basis as if such Incremental Loan had been made on the first day of the relevant calculation period).


          Section 7. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to each of the Lenders and the Agent that:

          7.01 CORPORATE  EXISTENCE.  Each of the Borrower and its Subsidiaries:
(a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would (either individually or in the aggregate) have a Material Adverse Effect.

          7.02 FINANCIAL CONDITION.

          (a) The audited consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal years ended on December 31, 1996 and December 31, 1997, and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such years, are complete and correct and fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the respective dates of presentation specified therein and the consolidated results of their operations for the respective periods of presentation specified therein, all in accordance with GAAP applied on a consistent basis.

          (b) The unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal quarter ended on March 31, 1998, and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, are complete and correct and fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the respective dates of presentation specified therein and the consolidated results of their operations for the respective periods of presentation specified therein, all in accordance with GAAP applied on a consistent basis (subject to normal year-end audit adjustments).

          (c) The pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 1998, adjusted to give effect to the Goodson Acquisition, the incurrence of all Indebtedness and obligations being incurred in connection herewith and the repayment of Indebtedness required to be repaid by Section 6.01(f) hereof, was prepared using reasonable estimates and pro forma adjustments, and is complete and correct and fairly presents the consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date.

          (d) Neither the Borrower nor any of its Subsidiaries had on December 31, 1997 any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the consolidated balance sheet of the Borrower and its Subsidiaries as at said date included in the financial statements referred to in paragraph (a) of this
Section 7.02 and except as set forth in Schedule II hereto. Since December 31, 1997, there has been no material adverse change in the financial condition, business, operations, prospects, assets, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole.

          7.03 LITIGATION. Except as described in Schedule II hereto, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Subsidiaries which might reasonably be expected to be adversely determined and, if so determined, might reasonably be expected to have a Material Adverse Effect.

          7.04 NO BREACH.

          (a) The making and performance by the Borrower and each of its Subsidiaries of the Transaction Documents to which it is or is intended to be a party will not conflict with or result in a breach of, or require any consent under, (i) its charter or by-laws, (ii) any applicable law or regulation (including, without limitation, Regulation U or Regulation X), or (iii) any judgment, order, writ, injunction or decree of any court or governmental authority or agency applicable to or binding on the Borrower or any of its Subsidiaries, as the case may be.

          (b) The making and performance by the Borrower and each of its Subsidiaries of each of the Transaction Documents to which it is or is intended to be a party as contemplated hereby will not conflict with or result in a breach of, or require any consent under, any agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in, or require, the creation or imposition of any Lien (other than the Liens created by the Security Documents) upon any of its Properties pursuant to the terms of any such agreement or instrument.

          7.05 CORPORATE ACTION. The Borrower and each of its Subsidiaries has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is or is intended to be a party and the execution, delivery and performance thereof by the Borrower and each of its Subsidiaries has been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Borrower and constitutes, and each of the other Transaction Documents to which the Borrower and each of its Subsidiaries is intended to be a party when executed and delivered by it will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms, except as the same may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Borrower and each of its Subsidiaries of the Transaction Documents to which it is or is intended to be a party or for the validity or enforceability thereof except for the authorizations, approvals, consents, filings and/or registrations listed or described in Schedule I hereto (each of which has been obtained or made and is in full force and effect, except as specified in said Schedule I, and true and complete copies of which have been furnished to the Agent).

          7.07 MARGIN STOCK. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock. Neither the making of any Loan hereunder, nor the use of any of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation U or Regulation X.

          7.08 ERISA. The Borrower and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any unsatisfied liability to the PBGC or any Plan or Multiemployer Plan (other than an obligation to fund or make contributions to any such Plan in accordance with its terms and in the ordinary course of business or an obligation to pay premiums when due).

          7.09 TAXES. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and has paid and will pay all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except (a) for any such tax the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP or (b) as specified in
Schedule II hereto. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

          7.10 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          7.11 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.12 COMPLIANCE WITH LAWS. The Borrower and each of its Subsidiaries is in compliance with, and has obtained all permits, licenses and other authorizations which are required under, all applicable Federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions, except to the extent failure so to comply, or to obtain any such permit, license or authorization, would not, individually or in the aggregate, have a Material Adverse Effect. No Default has occurred and is continuing.

          7.13 DISCLOSURE. To the best knowledge of the Borrower and its Subsidiaries, no information, report, financial statement, exhibit, schedule or disclosure letter furnished in writing by or on behalf of the Borrower or any of its Subsidiaries to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Transaction Documents or included therein or delivered pursuant thereto (including, without limitation, the Confidential Information Memorandum dated June 1998 with respect to the facilities provided herein) contains any untrue statement of material fact or omits or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Borrower and its Subsidiaries to the Agent and the Lenders in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby will, to the best knowledge of the Borrower and its Subsidiaries, be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact (other than matters of a general economic nature) known to the Borrower or any of its Subsidiaries that could have a Material Adverse Effect that has not been disclosed herein, in the other Transaction Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby.

          7.14 SECURITY DOCUMENTS. On and after the Effective Date, the Subsidiary Guarantor Security Agreement will create in favor of the Agent, for the ratable benefit of the Lenders, a legal, valid, enforceable and perfected security interest in all right, title and interest of the Obligors party thereto in the collateral described therein, subject to no other Lien, except for Permitted Liens and except as provided in Section 2(a) of the Subsidiary Guarantor Security Agreement; PROVIDED that with respect to such security interest in such collateral located in a state, perfection of such security interest will occur only after the financing statements (which financing statements are referred to in Section 6.01(d) hereof) required to be filed in such state have been properly filed. On and after the Effective Date, the Borrower Security Agreement will create in favor of the Agent, for the ratable benefit of the Lenders, a legal, valid, enforceable and perfected security interest in all right, title and interest of the Borrower in the collateral described therein, subject to no other Lien, except for Permitted Liens and except as provided in Section 2(a) of the Borrower Security Agreement; PROVIDED that with respect to such security interest in such collateral located in a state, perfection of such security interest will occur only after the financing statements (which financing statements are referred to in Section 6.01(c) hereof) required to be filed in such state have been properly filed.

          7.15 ASSETS OF THE BORROWER. Each of the Borrower and its Subsidiaries has good and marketable title in fee simple to, or valid and subsisting leasehold interests in, all its real property, and good and marketable title to all of its other Properties, free and clear of Liens (other than Permitted Liens).

          7.16 MATERIAL AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is (a) a party to any agreement or instrument or subject to any corporate restriction which has or is likely to have a Material Adverse Effect or (b) in default under any agreement or instrument to which any of them is a party or by which any of them is bound or to which any of them is subject in any manner which is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

          7.17 SOLVENCY. After giving effect to the transactions contemplated hereby and by the other Transaction Documents and the making of the Loans and other extensions of credit hereunder:

                    (a) the fair salable value of the assets of the Borrower and each of its Subsidiaries exceeds and will, immediately following the making of each Loan and other extension of credit hereunder, exceed the amount which will be required to be paid on or in respect of its existing debts and other liabilities as they mature;

                    (b) neither the Borrower nor any of its Subsidiaries has, or will have, immediately following the making of each Loan and other extension of credit hereunder, unreasonably small capital to carry out its business as conducted or as proposed to be conducted; and

                    (c) neither the Borrower nor any of its Subsidiaries intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature.

          7.18 LABOR MATTERS. Neither the Borrower nor any of its Subsidiaries has experienced any strike, labor dispute, slow down or work stoppage due to labor disagreements which has had (during the period of five years prior to the date hereof) or would have or is continuing to have a Material Adverse Effect.

          7.19 HAZARDOUS MATERIALS. The Borrower and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not, individually or in the aggregate, have a Material Adverse Effect. The Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

          In addition, except as set forth in Schedule VII hereto:

                    (a)   No   notice,   notification,   demand,   request   for
          information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of the Borrower and its Subsidiaries, threatened by any Person with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, use, disposal or Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries.

                    (b) To the best of the knowledge of the Borrower and its Subsidiaries, neither the Borrower nor any of its Subsidiaries has handled any Hazardous Material, other than as a generator, on any property now or previously owned or leased by the Borrower or any of its Subsidiaries to an extent that it has, or may reasonably be expected to have, a Material Adverse Effect and to the best knowledge of the Borrower and its Subsidiaries:

                              (i) no  polychlorinated  biphenyls  are present at
                    any property currently owned or any premises currently leased by the Borrower or any of its Subsidiaries;

                              (ii)  no  friable   asbestos  is  present  at  any
                    property currently owned or any premises currently leased by the Borrower or any of its Subsidiaries;

                              (iii) no  underground  storage tanks for Hazardous
                    Materials, active or abandoned, are now or were previously operated at any property currently owned by the Borrower or any of its Subsidiaries, and, with respect to premises currently leased by the Borrower or any of its Subsidiaries, no underground storage tanks for Hazardous Materials, active or abandoned, are now or were previously operated by the Borrower or any of its Subsidiaries, except for certain tanks used for the storage of heating oil or unleaded gasoline;

                              (iv) no Hazardous Materials have been Released, in
                    a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by the Borrower or any of its Subsidiaries; and

                              (v) no  Hazardous  Materials  have been  otherwise
                    Released at, on or under any property now or previously owned or any premises now or currently leased by the Borrower or any of its Subsidiaries to an extent that it has, or may reasonably be expected to have, a Material Adverse Effect.

                    (c) Neither the  Borrower  nor any of its  Subsidiaries  has
          transported  or  arranged  for  the  transportation  of any  Hazardous
          Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss. 300.5
          ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Borrower or any of its Subsidiaries.

                    (d) No Hazardous Material generated by the Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Borrower or any of its Subsidiaries at any location other than those listed in Schedule VII hereto, except for certain tanks used for the storage of heating oil or unleaded gasoline.

                    (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no property now, or to the best knowledge of the Borrower previously, owned or premises leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities list promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                    (f) There are no Liens arising under or pursuant to any Environmental Laws on any of the property owned or premises leased by the Borrower or any of its Subsidiaries, and no government actions have been taken or are in process which could subject any of such property to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

                    (g) Neither the Borrower nor any of its Subsidiaries has retained or assumed any liabilities (contingent or otherwise) in respect of any Environmental Claims (i) under the terms of any contract or agreement or (ii) by operation of law as a result of the sale of assets or stock.

                    (h) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Borrower or any of its Subsidiaries which have not been made available to the Lenders.

          7.20  SUBSIDIARIES,  ETC.  Schedule  IV  hereto  sets  forth as of the
Effective Date a complete and correct list of all Subsidiaries of the Borrower (and the respective jurisdiction of incorporation of each such Subsidiary) and of all Investments held by the Borrower or any of its Subsidiaries in any joint venture or other Person. Except as otherwise specified in said Schedule IV and except for the Liens created by the Security Documents, the Borrower owns, free and clear of Liens, all outstanding shares of each such Subsidiary (and each such Subsidiary owns, free and clear of Liens, all outstanding shares of its Subsidiaries) and all such shares are validly issued, fully paid and non-assessable and the Borrower (or the respective Subsidiary) also owns, free and clear of Liens, all such Investments. None of the Inactive Subsidiaries of the Borrower (a) is engaged in any business of any kind whatsoever on the date hereof or (b) has any Indebtedness or other obligations (contingent or otherwise) which, if such Inactive Subsidiary failed to pay or perform the same, would have a Material Adverse Effect.

          7.21 COPYRIGHTS, PERMITS AND TRADEMARKS. The Borrower and its Subsidiaries own or possess, or have a valid license or sub-license in, all domestic and foreign letters patent, patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, trademarks, trade names, trade secrets, service marks, copyrights, product designs, applications, formulae, processes, circulation and other lists of subscribers or purchasers of newspapers and the industrial property rights ("PROPRIETARY RIGHTS") used or necessary in the operation of its businesses in the manner in which they are currently being conducted and which are material to the Property, business, financial condition, operations, assets, liabilities, capitalization or prospects of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any of its Subsidiaries is aware of any existing or threatened infringement or misappropriation of any proprietary rights of others by the Borrower or any of its Subsidiaries or of any proprietary rights of the Borrower or any of its Subsidiaries by others which is material to the financial condition, business, operations, prospects, assets, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole.

          7.22 CAPITALIZATION. Set forth in Schedule VIII hereto are the number and type of shares of authorized capital stock of the Borrower on the Effective Date, and the number of shares that are issued and outstanding, and each of such issued and outstanding shares has been duly and validly issued and is fully paid and nonassessable. As of the Effective Date, except as set forth in Schedule VIII, (x) there are no outstanding Equity Rights with respect to the Borrower or any of its Subsidiaries and (y) there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower or any of its Subsidiaries nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.

          7.23 YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the Borrower's computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or, to the extent reasonably controllable by the Borrower, with which the Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by November 1, 1999, except to the extent that the failure to so complete such reprogramming and testing could not reasonably be expected to have a Material Adverse Effect. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with upgrading, maintenance and capital expenditures, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without a Material Adverse Effect.

          Section 8. COVENANTS OF THE BORROWER. So long as any of the Commitments are in effect and until payment in full of the principal of and interest on all Loans, the reimbursement of all LC Disbursements and all other amounts payable by the Borrower hereunder and the termination or expiration of all Letters of Credit:

          8.01 FINANCIAL STATEMENTS; CONTINUING DISCLOSURE. The Borrower shall deliver to the Agent:

                    (a) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, consolidated and consolidating statements of income of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter, and the related consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, setting forth (in the case of such consolidated statements of income) in comparative form the corresponding consolidated figures for the corresponding fiscal quarter in the preceding fiscal year and (in the case of such consolidated balance sheet) in comparative form the corresponding consolidated balance sheet figures as at the end of the corresponding fiscal quarter in the preceding fiscal year, accompanied by a certificate of a Senior Officer, which certificate shall state that said financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, the relevant period (subject to normal year-end audit adjustments);

                    (b) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, audited consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries and unaudited consolidating statements of income of the Borrower and its Subsidiaries for such year, and the related consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by (i) an opinion on such consolidated financial statements of independent certified public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default and (ii) a certificate of a Senior Officer, which certificate shall state that such consolidating financial statements consolidated financial statements fairly present the consolidating financial condition and results of operations of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

                    (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Borrower or any of its Subsidiaries shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

                    (d)  promptly  upon  the  mailing   thereof  to  the  public
          shareholders, if any, of the Borrower or any of its Subsidiaries generally, copies of all financial statements, reports and proxy statements so mailed (and, in the case of the annual report of the Borrower, with sufficient copies for each of the Lenders);

                    (e) within ten days after the Borrower or any of its Subsidiaries knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                              (i) any  reportable  event,  as defined in Section
                    4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                              (ii) the distribution  under Section 4041 of ERISA
                    of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                              (iii) the institution by PBGC of proceedings under
                    Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                              (iv) the  complete  or partial  withdrawal  from a
                    Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy any secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                              (v) the institution of a proceeding by a fiduciary
                    of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                              (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                    (f) promptly after the Borrower knows or has reason to know that any Default has occurred, a notice (which notice shall state that it is a "Notice of Default") of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action taken and proposed to be taken with respect thereto;

                    (g) promptly upon receipt thereof, a copy of any notice, filing, claim or other document received by the Borrower in respect of any Subordinated Debt or Convertible Debt of the Borrower;

                    (h) promptly after the occurrence thereof, notice of any strike, labor dispute, slow down or work stoppage due to a labor disagreement (or any material development regarding any thereof) affecting the Borrower or any of its Subsidiaries which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                    (i) promptly upon obtaining actual knowledge of any claim, demand, action, event, condition or report or investigation involving any potential or actual liability of the Borrower or any of its Subsidiaries arising in connection with (i) any noncompliance with or violation of the requirements of any Environmental Law which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (ii) a Release or threatened Release of any Hazardous Materials into the environment which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or which Release the Borrower or one of its Subsidiaries would have a duty to report to a governmental authority under any Environmental Law and which Release could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, a notice describing the same in reasonable detail;

                    (j) each time the Borrower furnishes a statement pursuant to clause (a) or clause (b) of this Section 8.01, a report (in the form heretofore furnished to the Agent) describing in reasonable detail the circulation volume and advertising lineage for each of the newspaper properties of the Borrower and its Subsidiaries for the fiscal quarter or fiscal year covered by such statement; and

                    (k) from time to time such other information regarding (i) the business, affairs or financial condition of the Borrower or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), (ii) compliance by the Borrower and any of its Subsidiaries with its obligations under any Transaction Document and
          (iii) such other matters relating to the transactions contemplated hereby, as any Lender or the Agent may reasonably request.

The Borrower will furnish to the Agent (with sufficient copies for each of the Lenders), each time it furnishes financial statements pursuant to clause (a) or
(b) of this Section 8.01, a Compliance Certificate, duly completed and executed by a Senior Officer (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action taken and proposed to be taken with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 8.05(b)(v) and (vi), 8.05(c)(ii), (iii), (vii) and (viii), 8.06(h), (i)
and (j), 8.07(d) and (e), 8.08(e),  8.09, 8.10, 8.11, 8.12, 8.13, 8.14, 8.20 and
8.26 hereof as of the end of the respective fiscal quarter or fiscal year.

          8.02 LITIGATION. The Borrower will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Borrower or any of its Subsidiaries, except proceedings which, if adversely determined, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          8.03 CORPORATE EXISTENCE, ETC. The Borrower will, and will cause each of its Subsidiaries to:

                    (a) preserve and maintain its corporate existence and all of its material rights, privileges and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted by Section 8.05 hereof);

                    (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

                    (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP or except to the extent such taxes, assessments, charges and levies do not exceed $50,000 (as to the Borrower and its Subsidiaries) in the aggregate;

                    (d) maintain all of its Property used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                    (e) keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities, and permit representatives of any Lender or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss the business and affairs of the Borrower with such representatives), all to the extent reasonably requested by such Lender or the Agent, as the case may be; and

                    (f) hold a meeting at least annually with the Lenders (if so requested by the Agent) to discuss such matters relating to the financial condition of the Borrower and its Subsidiaries and such other matters as any of the Lenders shall reasonably request.

          8.04 INSURANCE.


                    (a) The Borrower will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations. Each policy of property insurance required to be maintained by the Borrower and its Subsidiaries under this Section 8.04 shall name the Agent as loss payee or additional insured (but only to the extent that any single loss shall exceed $100,000 (as to the Borrower and its Subsidiaries)) and shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' written notice to the Agent, nor by any occupancy or use of any Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. The Borrower will advise the Agent promptly of any policy cancellation, reduction or material amendment.

                    (b) After the Effective Date, upon the request of the Agent at any time or from time to time, not later than 15 Business Days prior to the termination or expiry date of any insurance required to be maintained by the Borrower hereunder the Borrower shall deliver to the Agent certificates of insurance evidencing that such insurance has been renewed, subject only to the payment of premiums as they become due. In addition, the Borrower will not modify in any material respect any of the provisions of any policy with respect to casualty or liability insurance without delivering the original copy of the endorsement reflecting such modification to the Agent and, if required by the Agent in writing, accompanied by a written report of any firm of independent insurance brokers of nationally recognized standing, stating that, in their opinion, such policy (as so modified) adequately protects the interests of the Lenders and the Agent, is in compliance with the provisions of this Section 8.04 and is comparable in all respects with insurance carried by responsible owners and operators of similar Properties. The Borrower shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 8.04 unless the Agent is the named insured thereunder, with loss payable as provided herein (but only to the extent any single loss thereunder shall exceed $100,000 (as to the Borrower and its Subsidiaries)). The Borrower shall immediately notify the Agent whenever any such separate insurance is obtained and shall deliver to the Agent certificates of insurance evidencing the same.

          8.05 PROHIBITION OF FUNDAMENTAL CHANGES.

                    (a) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that:

                              (i) any  Subsidiary  of the Borrower may be merged
                    or consolidated with or into (x) the Borrower, if the Borrower shall be the continuing or surviving corporation, or (y) any other Subsidiary of the Borrower; PROVIDED that
                    (x) if any such transaction shall be between a Subsidiary of the Borrower and a Wholly Owned Subsidiary of the Borrower, the Wholly Owned Subsidiary shall be the continuing or surviving entity and if any such transaction shall be between a Subsidiary of the Borrower that is a Subsidiary Guarantor and a Subsidiary of the Borrower that is not a Subsidiary Guarantor, the Subsidiary that is a Subsidiary Guarantor shall be the continuing or surviving entity and
                    (y) if any such merger or consolidation involves any Inactive Subsidiary and another Subsidiary that is not an Inactive Subsidiary, the continuing or surviving entity thereof shall not be an Inactive Subsidiary for purposes of this Agreement;

                              (ii) the capital stock of each Inactive Subsidiary
                    of the Borrower may be Disposed of and each such Inactive Subsidiary may be liquidated; and

                              (iii) JRN and INS may merge into or consolidate with the Borrower or any of its Subsidiaries, PROVIDED that the Borrower, if it is a party to such transaction, shall be the continuing or surviving entity.

                    (b) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, acquire any business or assets from, or any capital stock or other ownership interest of, or be a party to any Acquisition of, any Person other than:

                              (i) purchases by the Borrower and its Subsidiaries
                    in the ordinary course of business of inventory and other assets to be sold or used in the ordinary course of business;

                              (ii) Investments permitted by Section 8.08 hereof;

                              (iii)  Capital  Expenditures  made as permitted by
                    Section 8.10 hereof;

                              (iv) the Goodson Acquisition;

                              (v) Acquisitions by the Borrower of Newspapers in the United States, PROVIDED that (x) no Acquisition of any Newspaper may be made pursuant to this clause (v) if, after giving effect thereto, either (A) cash flow attributable to such Newspaper's commercial printing business, if any, would have contributed more than 15% of Cash Flow of the Borrower and its Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Acquisition) for the period of 12 complete calendar months ended on, or most recently ended prior to, the date of the consummation of such Acquisition or (B) cash flow attributable to daily newspapers and their related publications, mail products, services and other businesses (including, without limitation, on-line ventures and audiotext) and any other related activities, if any, would have contributed less than 50% of Cash Flow of the Borrower and its Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Acquisition) for the period of 12 complete calendar months ended on, or most recently ended prior to, the date of the consummation of such Acquisition, (y) no Default shall have occurred and be continuing or would occur after giving effect to such Acquisition and (z) at least 5 Business Days prior to the consummation of such Acquisition (or, if any adjustments with respect thereto contemplated in the definition of "Pro Forma Basis" require the consent of the Majority Lenders, at least 10 Business Days prior to such consummation), the Agent shall have received a certificate of a Senior Officer certifying as to the foregoing and containing calculations, in form and detail satisfactory to the Agent, demonstrating in reasonable detail compliance with this clause (v) and Sections 8.07, 8.11, 8.12, 8.13 and 8.14 hereof (calculated on a Pro Forma Basis after giving effect to such Acquisition);

                              (vi) Acquisitions by the Borrower of Newspapers outside of the United States and Acquisitions of non-Newspaper Properties, PROVIDED that (x) no such Acquisition may be made pursuant to this clause (vi) if, after giving effect thereto, either (A) cash flow attributable to the Properties so Acquired, if any, would have contributed more than 20% of Cash Flow of the Borrower and its Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Acquisition) for the period of 12 complete calendar months ended on, or most recently ended prior to, the date of the consummation of such Acquisition or (B) cash flow attributable to daily newspapers and their related publications, mail products, services and other businesses (including, without limitation, on-line ventures and audiotext) and any other related activities, if any, would have contributed less than 50% of Cash Flow of the Borrower and its Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Acquisition) for the period of 12 complete calendar months ended on, or most recently ended prior to, the date of the consummation of such Acquisition, (y) no Default shall have occurred and be continuing or would occur after giving effect to such Acquisition and (z) at least 5 Business Days prior to the consummation of such Acquisition (or, if any adjustments with respect thereto contemplated in the definition of "Pro Forma Basis" require the consent of the Majority Lenders, at least 10 Business Days prior to such consummation), the Agent shall have received a certificate of a Senior Officer certifying as to the foregoing and containing calculations, in form and detail satisfactory to the Agent, demonstrating in reasonable detail compliance with this clause (vi) and Sections 8.07, 8.11, 8.12, 8.13 and 8.14 hereof (calculated on a Pro Forma Basis after giving effect to such Acquisition); and

                              (vii) the  Borrower  and each of its  Subsidiaries
                    may acquire any business or assets from, or any capital stock or other ownership interests of, or be a party to any Acquisition of, each other.

                    (c) The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, Dispose of any of its Property or business (including, without limitation, any capital stock of any such Subsidiary, receivables and leasehold interests), whether now owned or hereafter acquired, except:

                              (i) any  inventory or other assets  Disposed of in
                    the ordinary course of business;

                              (ii) obsolete or worn-out property, tools or equipment no longer used or useful in its business so long as the amount thereof Disposed of in any single calendar year by the Borrower and its Subsidiaries shall not have a fair market value in excess of $1,000,000;

                              (iii) any other  assets of the  Borrower or any of
                    its Subsidiaries Disposed of for cash in an amount not less than their fair market value so long as (w) the aggregate fair market value of all assets Disposed of by the Borrower and its Subsidiaries (A) during any fiscal year does not exceed 15% of Cash Flow of the Borrower and its Subsidiaries for such fiscal year or (B) after the Effective Date does not exceed 30% of cumulative Cash Flow of the Borrower and its Subsidiaries for the period from the Effective Date through the end of the fiscal quarter ended on, or most recently ended prior to, the date of the consummation of such Disposition, (x) after giving effect to such Disposition, Cash Flow attributable to daily newspapers and their related publications, mail products, services and other businesses (including, without limitation, on-line ventures and audiotext) and any other related activities, if any, would have contributed at least 50% of Cash Flow of the Borrower and its Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Disposition) for the period of 12 complete calendar months ended on, or most recently ended prior to, the date of the consummation of such Disposition, (y) no Default shall have occurred and be continuing or would occur after giving effect to such Disposition and (z) at least 5 Business Days prior to the consummation of such Disposition (or, if any adjustments with respect thereto contemplated in the definition of "Pro Forma Basis" require the consent of the Majority Lenders, at least 10 Business Days prior to such consummation), the Agent shall have received a certificate of a Senior Officer certifying as to the foregoing and containing calculations, in form and detail satisfactory to the Agent, demonstrating compliance with this clause (iii) and Sections 8.07, 8.11, 8.12, 8.13 and 8.14 hereof (calculated on a Pro Forma Basis after giving effect to such Disposition);

                              (iv)  assets  of  the   Borrower  or  any  of  its
                    Subsidiaries consisting of cash, Cash Equivalents and Inter-company Notes (as defined in the Subsidiary Guarantor Security Agreement) Disposed of by the Borrower or any of its Subsidiaries to each other;

                              (v) the Borrower and its  Subsidiaries may Dispose
                    of any of its Property or business (including, without limitation, any capital stock of any of such Person's Subsidiaries, receivables and leasehold interests), whether now owned or hereafter acquired, to each other;

                              (vi) the Borrower and its Subsidiaries may Dispose
                    of all or any part of the assets identified on Annex 2 hereto for cash in an amount not less than their fair market value so long as the aggregate fair market value (net of Disposition-related costs) of the assets so Disposed of by the Borrower and its Subsidiaries does not exceed $5,000,000;

                              (vii) the Borrower and its Subsidiaries may Dispose of (x) the capital stock of any of their respective Subsidiaries substantially all of the business of which consists of the sale, development, installation and/or maintenance of computer hardware or software or of any of the assets of any such Subsidiary or (y) any of the assets of any such Subsidiary used in its commercial printing activities and not necessary for the operation of any Newspaper, PROVIDED that (A) each such Disposition shall be for cash in an amount not less than the fair market value of the stock or assets so Disposed of, (B) after giving effect to each such Disposition, Cash Flow attributable to daily newspapers and their related publications, mail products, services and other businesses (including, without limitation, on-line ventures and audiotext) and any other related activities, if any, would have contributed at least 50% of Cash Flow of the Borrower and its Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Disposition) for the period of 12 complete calendar months ended on, or most recently ended prior to, the date of the consummation of such Disposition, (C) no Default shall have occurred and be continuing or would occur after giving effect to such Disposition and (D) at least 5 Business Days prior to the consummation of such Disposition (or, if any adjustments with respect thereto contemplated in the definition of "Pro Forma Basis" require the consent of the Majority Lenders, at least 10 Business Days prior to such consummation), the Agent shall have received a certificate of a Senior Officer certifying as to the foregoing and containing calculations, in form and detail satisfactory to the Agent, demonstrating compliance with this clause (vii) and Sections 8.07, 8.11, 8.12, 8.13 and 8.14 hereof
                    (calculated on a Pro Forma Basis after giving effect to such Disposition); and

                              (viii)  the  Borrower  and  its  Subsidiaries  may
                    Dispose of any one or more Newspapers and/or any non-Newspaper Properties in exchange for one or more Newspapers having a value (together with the value of any other consideration received in connection therewith) equal to or greater than the value of the Properties so Disposed of, as determined in good faith by the board of directors of the Borrower or such Subsidiary, as the case may be; PROVIDED that (x) after giving effect to each such exchange, Cash Flow attributable to daily newspapers and their related publications, mail products, services and other businesses (including, without limitation, on-line ventures and audiotext) and any other related activities, if any, would have contributed at least 50% of Cash Flow of the Borrower and its Subsidiaries (calculated on a Pro Forma Basis after giving effect to such Disposition) for the period of 12 complete calendar months ended on, or most recently ended prior to, the date of the consummation of such exchange, (y) no Default shall have occurred and be continuing or would occur after giving effect to such Disposition and (z) at least 5 Business Days prior to the consummation of such Disposition (or, if any adjustments with respect thereto contemplated in the definition of "Pro Forma Basis" require the consent of the Majority Lenders, at least 10 Business Days prior to such consummation), the Agent shall have received a certificate of a Senior Officer certifying as to the foregoing and containing calculations, in form and detail satisfactory to the Agent, demonstrating compliance with this clause (viii) and Sections 8.07, 8.11, 8.12, 8.13 and 8.14 hereof (calculated on a Pro Forma Basis after giving effect to such Disposition).

          8.06 LIMITATION ON LIENS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property (including, without limitation, the Property covered by the Security Documents), whether now owned or hereafter acquired, except:

                    (a) Liens created by the Security Documents;

                    (b) Liens on assets of its Subsidiaries existing on the date hereof and listed in Schedule V hereto;

                    (c) Liens for taxes, assessments or charges imposed on it or any of its property by any governmental authority not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or any of its Subsidiaries, as the case may be, in accordance with GAAP;

                    (d) statutory Liens of carriers, warehousemen, mechanics, materialmen, repairmen, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

                    (e)  pledges  or  deposits  under   worker's   compensation,
          unemployment insurance and other social security legislation;

                    (f) Liens (other than any Lien imposed by ERISA) incurred on deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business;

                    (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto, all of which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                    (h) Liens (except in the case of real property) securing Indebtedness incurred by the Borrower or any of its Subsidiaries to finance the purchase of Property used in the ordinary course of its business in an aggregate amount not exceeding $10,000,000 (as to the Borrower and its Subsidiaries) at any one time outstanding, so long as no such Lien shall cover any other Property or secure any Indebtedness other than the Indebtedness incurred to purchase such Property;

                    (i) Liens (except in the case of real property) securing additional Indebtedness or other obligations of the Borrower or any of its Subsidiaries in an aggregate amount not exceeding $10,000,000 (as to the Borrower and its Subsidiaries) at any one time outstanding;

                    (j) Liens securing Capital Lease Obligations permitted under
          Section 8.07(d) hereof, PROVIDED that (i) the aggregate amount of such obligations so secured under this clause (j) shall not exceed $50,000,000 at any one time outstanding (MINUS the aggregate value of the Property subject at such time to sale and leaseback arrangements permitted under Section 8.17 hereof) and (ii) such Liens encumber only the respective Properties subject to the respective leases (or other agreements) governing or evidencing such Capital Lease Obligations;

                    (k) any extension, renewal or replacement of the foregoing, PROVIDED that the Liens permitted by this clause (k) shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property); and

                    (l) until the Effective Date, the Liens in respect of the Existing Credit Agreement.

          8.07 INDEBTEDNESS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

                    (a) Indebtedness under the Credit Documents to which it is a party;

                    (b)   Indebtedness   in  respect  of  the  Existing   Credit
          Agreement;

                    (c) Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness in respect of the Existing Credit Agreement) outstanding on the date hereof and listed on Schedule VI hereto;

                    (d) Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness described in clauses (a) through (c) above) in an aggregate principal or face amount not exceeding $100,000,000 at any one time outstanding;

                    (e) additional unsecured Indebtedness (including, without limitation, Subordinated Debt) or unsecured Convertible Debt of the Borrower, PROVIDED that (i) after giving effect to the incurrence of any such Indebtedness and the application of proceeds thereof, no Default shall have occurred and be continuing; (ii) any such Subordinated Debt or Convertible Debt may be guaranteed by any Subsidiary of the Borrower (subject to clause (v) or (vi) below, as applicable), (iii) no scheduled payments, prepayments, redemptions, retirements, or sinking or defeasance fund or like payments on or in respect of such Indebtedness shall be required prior to the 91st day after the last scheduled principal payment date of any of the Loans (other than Incremental Loans of a Series, the Incremental Loan Activation Notice with respect to which was executed and delivered after the date of incurrence by the Borrower of such Indebtedness), except that scheduled payments, prepayments, redemptions or sinking fund or like payments or final maturity on or in respect of an
          aggregate   principal   amount  of  Convertible   Debt  not  exceeding
          $200,000,000 may be required prior to the last scheduled principal payment date of any of the Loans; (iv) the covenants and defaults with respect to such Indebtedness shall be no more restrictive on the
          Borrower and its  Subsidiaries  than the covenants and defaults  under this Agreement; (v) in the case of any Subordinated Debt that constitutes Approved Subordinated Debt, the subordination terms relating thereto shall be no less favorable to the Lenders than those set forth in Exhibit G hereto or otherwise shall be satisfactory in form and substance to the Majority Lenders, PROVIDED that, in the case of any Guarantee by any Subsidiary of such Subordinated Debt, the obligations of such Subsidiary in respect of such Guarantee shall be subordinated in right of payment to such Subsidiary's obligations under the Subsidiary Guarantee to the same as, or to a greater extent than, the subordination provisions applicable to the Borrower in respect of such Subordinated Debt); (vi) in the case of any Convertible Debt (whether senior or subordinated) that is Guaranteed by any Subsidiary of the Borrower, the obligations of such Subsidiary in respect of such Guarantee shall be subordinated in right of payment to such Subsidiary's obligations under the Subsidiary Guarantee on terms no less favorable to the Lenders than those set forth in Exhibit G hereto or otherwise satisfactory in form and substance to the Majority Lenders; and (vii) at least 5 Business Days prior to the incurrence of such Indebtedness (or, if any adjustments with respect thereto contemplated in the definition of "Pro Forma Basis" require the consent of the Majority Lenders, at least 10 Business Days prior to such incurrence), the Agent shall have received a certificate of a Senior Officer certifying as to the foregoing and containing calculations, in form and detail satisfactory to the Agent, demonstrating compliance with this paragraph (e) and Sections 8.07, 8.11, 8.12, 8.13 and 8.14 hereof (calculated on a Pro Forma Basis after giving effect to such incurrence and the application of proceeds thereof as if such Indebtedness had been incurred on the first day of the relevant calculation period) and, in the case of any Subordinated Debt, specifying whether or not such Indebtedness constitutes Approved Subordinated Debt (and attaching copies of the definitive indenture, loan agreement or other agreement governing such Indebtedness);

                    (f) Indebtedness evidenced by promissory notes issued in connection with repurchases of stock and/or options contemplated by
          Section 8.09(c) hereof; and

                    (g) obligations of the Borrower or any of its Subsidiaries in respect of letters of credit or similar instruments (other than any Letter of Credit issued pursuant to Section 2.10 hereof) issued or accepted by banks and other financial institutions (including, without limitation, any Lender) for account of the Borrower or such Subsidiary, as the case may be, in an aggregate face or principal amount not exceeding $30,000,000 at any one time outstanding (MINUS the aggregate LC Exposure at such time), PROVIDED that if any such letter of credit or similar instrument is issued by any Lender (or any of its Affiliates) the obligations of the obligor(s) thereof will be secured and/or guaranteed, on a PARI PASSU basis with the obligations hereunder, on the terms of, and pursuant to, the Security Documents and the Subsidiary Guarantee.

          8.08 INVESTMENTS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

                    (a) Investments in Cash Equivalents;

                    (b)  Investments  existing  on the date hereof and listed on
          Schedule III hereto;

                    (c) Hedging Agreements entered into in the ordinary course of the Borrower's financial planning and not for speculative purposes, including, without limitation, the Interest Rate Protection Agreements required by Section 8.21 hereof;

                    (d) subject to Section 8.05 hereof, additional Investments by the Borrower and its Subsidiaries in each other;

                    (e)   additional   Investments   by  the  Borrower  and  its
          Subsidiaries not exceeding an aggregate amount of $50,000,000 (as to the Borrower and its Subsidiaries);

                    (f) Investments by the Borrower in the Inactive Subsidiaries of the Borrower outstanding on the date hereof; and

                    (g) Acquisitions expressly permitted by Section 8.05 hereof.

          8.09 RESTRICTED PAYMENTS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, make any Restricted Payment except for:

                    (a) cash dividends paid by the Borrower on its common stock not exceeding in any fiscal year of the Borrower an amount equal to
          (x) if immediately prior to the making of such dividend payment and after giving effect thereto, the Total Leverage Ratio is less than 4.5 to 1, 50% of the cumulative Excess Cash Flow (commencing with the fiscal year ending December 31, 1997) and after deducting any cash dividends theretofore made after December 31, 1997 as permitted under this clause (a) (or Section 8.09(a) of the Existing Credit Agreement) or (y) if immediately prior to the making of such dividend payment or after giving effect thereto, the Total Leverage Ratio is equal to or greater than 4.5 to 1, 25% of the cumulative Excess Cash Flow (commencing with the fiscal year ending December 31, 1997) and after deducting any cash dividends theretofore made after December 31, 1997 as permitted under this clause (a) (or Section 8.09(a) of the Existing Credit Agreement), PROVIDED that no such dividend shall be made on any date if a Default has occurred and is continuing on such date or would occur after giving effect thereto;

                    (b) additional cash dividends paid by the Borrower on its common stock not exceeding $4,000,000 in any fiscal year of the Borrower; and

                    (c) repurchases of common stock of the Borrower or options therefor from any Person (including, without limitation, any of its Affiliates) in an aggregate amount not to exceed $30,000,000 in any fiscal year so long as no Default has occurred and is continuing on the date of such repurchase or would occur after giving effect thereto.

          8.10 CAPITAL EXPENDITURES. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, make any Capital Expenditure on any date during any of the fiscal years of the Borrower set forth below if (a) Cash Flow for the period of 12 complete consecutive months ending on, or most recently ended prior to, such date MINUS (b) the sum of the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during such 12 month period and the amount of such Capital Expenditure proposed to be made would be less than the amount set forth below opposite such year:

                        YEAR          AMOUNT

                        1998        $140,000,000
                        1999        $145,000,000
                        2000        $155,000,000
                        2001        $165,000,000
                        2002        $175,000,000
                        2003        $185,000,000
                        2004        $195,000,000
                        2005        $205,000,000
                        2006        $215,000,000

PROVIDED that (x) to the extent the Borrower or any of its Subsidiaries shall sell or otherwise dispose of any capital asset in the ordinary course of business or receive insurance proceeds in respect of any capital asset that is the subject of a Casualty Event and, subject to the requirements of Sections 2.09(b), apply (or commit to apply) the proceeds thereof within 365 days after such Disposition or reasonably promptly after such Casualty Event to acquire a like capital asset, the amount of such proceeds so applied shall not be deemed to be a Capital Expenditure within the period in which such acquisition is made,
(y) notwithstanding any of the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not exceeding $30,000,000 (as to the Borrower and its Subsidiaries) during any fiscal year of the Borrower and
(z) notwithstanding any of the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures in respect of the Philadelphia Project in an aggregate amount not exceeding $50,000,000 (it being understood that the Borrower and its Subsidiaries may make Capital Expenditures in respect of the Philadelphia Project in excess of $50,000,000 to the extent permitted to be made under any other provisions of this Section 8.10).

          8.11 LEVERAGE RATIOS.


          (a) The Borrower shall be subject to either paragraph (b) or paragraph
(c) of this Section 8.11 as provided in this paragraph (a). From and after the Effective Date and until the Borrower has elected to be subject to paragraph (c) of this Section 8.11 as provided in the next succeeding sentence, the Borrower shall be subject to paragraph (b) of this Section 8.11. From and after the incurrence by the Borrower of Indebtedness permitted under Section 8.07(e) hereof, the Borrower may from time to time elect to be subject to either paragraph (b) or paragraph (c) of this Section 8.11. Each such election shall be irrevocable, shall be in writing, shall become effective on the third Business Day after receipt by the Agent thereof and shall remain in effect until superseded by a subsequent election that has been delivered by the Borrower to the Agent and has become effective as provided above.

          (b) The Borrower will not, at any time during any period set forth below during which the Borrower is subject to this paragraph (b), permit the Total Leverage Ratio to exceed the ratio set forth under the caption "Total Leverage Ratio" below opposite such period:

                  PERIOD                                    TOTAL LEVERAGE RATIO

      From and including the Effective Date
      through and including December 30, 1999                     6.00 to 1

      From and including December 31, 1999
      through and including December 30, 2000                     5.75 to 1

      From and including December 31, 2000
      through and including December 30, 2001                     5.50 to 1

      From and including December 31, 2001
      through and including December 30, 2002                     5.25 to 1

      From and including December 31, 2002
      through and including December 30, 2003                     5.00 to 1

      From and including December 31, 2003
      through and including December 30, 2004                     4.75 to 1

      From and including December 31, 2004
      and at all times thereafter                                 4.50 to 1

PROVIDED that in the event that (i) at any time during which the Borrower is subject to paragraph (c) of this Section 8.11 any Convertible Debt is refinanced with the proceeds of Loans and (ii) at the time of or following such refinancing the Borrower elects to be subject to this paragraph (b) as provided in paragraph
(a) above, then the Borrower will not, at any time during any period set forth above during which the Borrower is subject to this paragraph (b), permit the Total Leverage Ratio to exceed the lesser of (x) 5.00 to 1 and (y) the ratio set forth above opposite the relevant period.

          (c) The Borrower will not, at any time during any period set forth below during which the Borrower is subject to this paragraph (c), permit either
(i) the Total Leverage Ratio to exceed the ratio set forth below under the caption "Total Leverage Ratio" opposite such period or (ii) the Senior Leverage Ratio to exceed the ratio set forth below under the caption "Senior Leverage Ratio" opposite such period:

                       PERIOD            TOTAL LEVERAGE  SENIOR LEVERAGE
                                             RATIO            RATIO
             From and including the
             Effective Date through        6.50 to 1        5.00 to 1
             and including December
             30, 2001

             From and including
             December 31, 2001 through     6.00 to 1        4.75 to 1
             and including December
             30, 2002

             From and including
             December 31, 2002 through     5.75 to 1        4.50 to 1
             and including December
             30, 2003

             From and including
             December 31, 2003 and at      5.50 to 1        4.25 to 1
             all times thereafter

          8.12 FIXED CHARGES RATIO. The Borrower will not at any time permit the Fixed Charges Ratio to be less than 1 to 1.

          8.13 INTEREST COVERAGE RATIO. The Borrower will not at any time permit the Interest Coverage Ratio to be less than 2 to 1.

          8.14 WORKING CAPITAL. The Borrower will not at any time permit Working Capital to be less than zero.

          8.15 LINES OF BUSINESS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to engage to any substantial extent in any business other than the business of printing, publishing, distributing and selling newspapers or other publications (whether in print or electronic form) and proprietary information data bases in connection therewith, solicitation of advertising, dissemination of news and information, commercial printing, and activities relating to the sale, development, installation and/or maintenance of computer hardware or software of the types engaged in on the date hereof and other activities incidental or related to each of the foregoing.

          8.16 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement (including, without limitation, Section 8.05 hereof), the Borrower will not, nor will the Borrower permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate of the Borrower;
(b) transfer, sell, lease, assign or otherwise Dispose of any assets to an Affiliate of the Borrower; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate of the Borrower (including, without limitation, Guarantees and assumptions of obligations of an Affiliate of the Borrower); PROVIDED that (i) any Affiliate of the Borrower who is an individual may serve as a director, officer or employee of the Borrower or its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (ii) the Borrower and its Subsidiaries may enter into transactions providing for the purchase or sale of inventory and other assets or the provision of services (including, without limitation, printing and advertising representation services) in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate of the Borrower.

          8.17 SALE AND LEASEBACK. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, enter into any arrangement with any other Person (other than the Borrower and its Subsidiaries) providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any of its Subsidiaries, except that the Borrower and its Subsidiaries may enter into any such arrangements so long as the aggregate value of Property subject thereto at any time shall not exceed $50,000,000.

          8.18 AMENDMENT OF CERTAIN DOCUMENTS. The Borrower will not, without the prior written consent of the Majority Lenders, amend or otherwise modify, or consent to any amendment or other modification of, or waive any provision of any agreement, instrument or other document evidencing or governing any Subordinated Debt, Convertible Debt or any other Indebtedness of the Borrower incurred pursuant to Section 8.07(e) hereof if such amendment or waiver would result in such Subordinated Debt, Convertible Debt or other Indebtedness not complying with the requirements of said Section 8.07(e).

          8.19 USE OF PROCEEDS. The Borrower will use the proceeds of the Revolving Credit Loans and the Incremental Loans solely (a) for general corporate purposes of the Borrower and its Subsidiaries, including for working capital requirements of the Borrower and its Subsidiaries in the ordinary course of business, (b) for extensions of credit to any of its Subsidiaries and (c) to finance Permitted Acquisitions. In all events, the Borrower will use the proceeds of the Loans in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulation U and Regulation X.

          8.20 SALES OF ACCOUNTS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, sell, with or without recourse, or discount or otherwise sell for less than the face value thereof, any of their notes or accounts receivable except that the Borrower or any of its Subsidiaries may sell, without recourse, accounts receivable of individual account debtors that the Borrower or such Subsidiary reasonably and in good faith believes to be uncollectible or otherwise difficult to collect in the ordinary course of business so long as the aggregate face amount (less applicable reserves) of all such accounts receivable of the Borrower and its Subsidiaries so sold in any fiscal year of the Borrower does not exceed $500,000 (as to the Borrower and its Subsidiaries).

          8.21 INTEREST RATE PROTECTION. Not later than 197 days after the Effective Date, the Borrower and/or its Subsidiaries will have in place and thereafter maintain in full force and effect (and in a manner reasonably satisfactory to the Agent) one or more Interest Rate Protection Agreements with one or more of the Lenders or Affiliates of Lenders (or with another bank or financial institution having a capital, surplus and undivided profits of at least $500,000,000) such that the average maximum rate of interest payable by the Borrower shall not exceed 10% per annum for consecutive periods (each of which, at the time such Interest Rate Protection Agreement is entered into, shall be of at least two years' duration) as to a principal amount at least equal to the Applicable Percentage of either of the following amounts (at the election of the Borrower): (a) the aggregate principal amount of the Loans scheduled to be outstanding during the respective period; or (b) the aggregate principal amount of Total Debt scheduled to be outstanding during the respective period; PROVIDED that the Borrower's obligations under clause (b) above shall be deemed satisfied to the extent of the aggregate principal amount of Indebtedness of the Borrower scheduled to be outstanding during the respective period that bears interest at a fixed rate per annum that is less than or equal to 10%. For purposes of this Section 8.21, "APPLICABLE PERCENTAGE" shall mean (i) 0%, for any period during which the Total Leverage Ratio is less than 3.5 to 1, (ii) 33-1/3%, for any period during which the Total Leverage Ratio is less than or equal to 5.25 to 1 and greater than or equal to 3.5 to 1, and (iii) 50%, otherwise (in each case as demonstrated by the most recent consolidated financial statements of the Borrower and related Compliance Certificate required to be delivered under Section 8.01 hereof).

          8.22 ENVIRONMENTAL MATTERS. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws now or hereafter applicable to the Borrower and its Subsidiaries, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and maintain such authorizations in full force and effect.

          8.23 CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES.

          (a) The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of the Subsidiaries of the Borrower is a Wholly Owned Subsidiary (except for any stock or other equity interests of such Subsidiary which is owned by a third party as of the Effective Date, as listed in Schedule IV hereto). In the event that any additional shares of capital stock or other ownership interests shall be issued by any Subsidiary, the respective Obligor agrees forthwith to deliver to the Agent pursuant to the relevant Security Document the certificates evidencing such shares of stock or other ownership interests (in the case of a Foreign Subsidiary, only to the extent required under paragraph (b) below), if any, accompanied by undated stock or transfer powers executed in blank and to take such other action as the Agent shall request to perfect the security interest created therein pursuant to the relevant Security Document; PROVIDED that, in the event of any Domestic Subsidiary organized as a partnership or limited liability company, the Borrower shall cause each of the partners or members thereof, as the case may be, to enter into a pledge agreement in form and substance satisfactory to the Agent pursuant to which the Agent, on behalf of the Lenders, shall be granted a first priority perfected security interest in all of the equity interests of such partnership or limited liability company to secure the obligations owing to the Lenders hereunder and under the other Credit Documents, subject to no other Lien (and the organizational document for such partnership or limited liability company shall expressly authorize each such partner or member to so pledge its equity interests therein and shall contain no other restriction against the Agent enforcing such security interest and transferring such equity interests to a third party).

          (b) The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower are "Subsidiary Guarantors" under the Subsidiary Guarantee. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary after the date hereof, the Borrower and its Subsidiaries will cause such new Subsidiary to:

                    (i) become a "Subsidiary Guarantor" under the Subsidiary Guarantee and under the Subsidiary Guarantor Security Agreement pursuant to an instrument satisfactory to the Agent;

                    (ii) cause such Subsidiary to take such action (including delivering such shares of stock, executing and delivering such Uniform Commercial Code financing statements as shall be necessary to create and perfect valid and enforceable first priority Liens on substantially all of the Property of such new Subsidiary (other than real Property interests) as collateral security for the obligations of such new Subsidiary thereunder; and

                    (iii) deliver such proof of corporate action, incumbency of officers and other documents (other than opinions of counsel) as is consistent with those delivered by each Obligor pursuant to Section
          6.01 on the Effective Date or as the Agent shall have reasonably requested;

          PROVIDED that if such Subsidiary is a Foreign Subsidiary, such Subsidiary shall not be required to become a Subsidiary Guarantor under the Subsidiary Guarantee or a Securing Party under the Subsidiary Guarantor Security Agreement and, if such Subsidiary is a direct Domestic Subsidiary of the Borrower or of a Domestic Subsidiary of the Borrower, the Borrower shall forthwith pledge, or cause such Subsidiary to pledge, to the Agent (for the benefit of the Lenders) under the relevant Security Document (or, at the request of the Agent, under a pledge or other similar agreement governed by the law of such Foreign Subsidiary's jurisdiction of organization) (x) 65% of the voting capital stock of such Foreign Subsidiary having ordinary voting power for the election of the board of directors of such Subsidiary and (y) 100% of all other stock of such Foreign Subsidiary

          (c) The Borrower will not, and will not permit any of its Subsidiaries to, enter into, incur or permit to exist any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property, in each case by any Subsidiary; PROVIDED that the foregoing shall not apply to
(i) restrictions and conditions imposed by law or by this Agreement, (ii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) customary provisions in leases and other contracts entered into in the ordinary course of business restricting the assignment thereof and
(v) any such restriction in existence on the date hereof and that could not have a Material Adverse Effect.

          8.24 INACTIVE SUBSIDIARIES. Anything in this Agreement to the contrary notwithstanding, except as permitted under Section 8.05(a)(i) hereof, (a) the Borrower will not, nor will the Borrower permit any of its Subsidiaries to, engage in any transaction or any other business with or for the benefit of any Inactive Subsidiary, and (b) the Borrower will not permit any of its Inactive Subsidiaries to engage in any business or create or incur any Indebtedness or create or incur any other obligations (contingent or otherwise) after the date hereof.

          8.25 PAYMENTS OF INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries will purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance, or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Indebtedness incurred as permitted by Section 8.07(e) hereof, except for (a) regularly scheduled payments of interest in respect thereof in accordance with the instruments governing such Indebtedness and (b) with respect to Convertible Debt, regularly scheduled payments of principal in respect thereof in accordance with the instruments governing such Convertible Debt, to the extent permitted by Section 8.07(e) hereof).


          Section 9. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

                    (a) the Borrower shall default in the payment (including any required prepayment) when due of any principal of or interest on any Loan, any reimbursement of an LC Disbursement or any other amount payable by the Borrower hereunder or under any of the other Credit Documents; or any Obligor shall default in the payment when due of any amount payable by such Obligor under any of the Credit Documents; or

                    (b) the Borrower or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its Indebtedness (other than as described in paragraph (a) above) aggregating $10,000,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement for a notional principal amount exceeding $10,000,000; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

                    (c) any representation, warranty or certification made or deemed made by any Obligor in any Transaction Document (or in any modification or supplement thereto), or in any certificate furnished to any Lender or the Agent pursuant to the provisions thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

                    (d) the Borrower shall default in the performance of any of its obligations under clause (f) of Section 8.01 hereof, clause (a) of
          Section 8.03 hereof (as to the obligation to maintain the corporate existence of the Borrower and its Subsidiaries only), clause (a) of
          Section 8.04 hereof,  Sections 8.05 through 8.21  (inclusive)  hereof,
          Section 8.23 hereof or Section 8.25 hereof; or the Borrower or any other Obligor shall default in the performance of any of its or their other obligations hereunder or under any of the other Credit Documents to which the Borrower or any other Obligor is a party and such default shall continue unremedied for a period of 30 days after notice thereof to the Borrower by the Agent or any Lender (through the Agent); or

                    (e) the Borrower or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                    (f) the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                    (g) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                    (h) a final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate shall be rendered by a court or courts against the Borrower and/or any of its Subsidiaries and the same shall not be discharged (or adequate provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and the Borrower or such Subsidiary shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                    (i) an event  or  condition  specified  in  Section  8.01(e)
          hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is material in relation to the financial condition, business, operations, prospects, assets, liabilities or capitalization of the Borrower and its Subsidiaries taken as a whole; or

                    (j) except for any expiration or termination in accordance with its terms or resulting from any action by the Agent or any Lender, any of the Liens created by the Security Documents, shall not constitute a valid and perfected Lien on the collateral described therein (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Agent, free and clear of all other Liens (other than Permitted Liens); or except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower or any other Obligor; or

                    (k)  Any  of  the  following   events  shall  occur  and  be
          continuing:

                              (i) any  person or group  (within  the  meaning of
                    Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Section 13(d) and 14(d) of the Exchange Act (other than (collectively, the "WARBURG ENTITIES") (i) Warburg, Pincus Capital Company, L.P., a Delaware limited partnership, (ii) Warburg, Pincus Capital Partners, L.P., a Delaware limited partnership, (iii)
                    Warburg, Pincus Investors, L.P., a Delaware limited partnership, (iv) Warburg, Pincus & Co., a New York general partnership, (v) any other venture banking fund in which Warburg, Pincus & Co. is the general partner and (vi) any Subsidiary of, or any successor to, any of the foregoing entities) becomes, directly or indirectly, in a single transaction or in a related series of transactions by way of merger, consolidation or other business combination or otherwise, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% (or such higher percentage as shall be owned at such time by the Warburg Entities) of the capital stock of the Borrower on a fully-diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights); or

                              (ii) a majority of the Board of  Directors  of the
                    Borrower shall no longer be composed of individuals (x) who are members of said Board on the Effective Date, (y) whose election or nomination to said Board has been approved by individuals referred to in the foregoing clause (x) constituting at the time of such election or nomination at least a majority of said Board or (z) whose election or nomination to said Board was approved by individuals referred to in the foregoing clauses (x) and (y) constituting at the time of such election or nomination at least a majority of said Board; or

                    (l) there shall have been asserted against the Borrower or any of its Subsidiaries an Environmental Claim that, in the judgment of the Majority Lenders is reasonably likely to be determined adversely against the Borrower or such Subsidiary, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or such Subsidiary but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

          THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to any Obligor, (A) the Agent may and, upon request of the Majority Revolving Credit Lenders (and, if at the time of such Event of Default there are any outstanding unused Incremental Loan Commitments, Lenders having outstanding unused Incremental Loan Commitments representing more than 50% of the total outstanding unused Incremental Loan Commitments at such time) shall, by notice to the Borrower, terminate the Commitments and they shall thereupon terminate, and (B) the Agent may and, upon request of the Majority Lenders shall, by notice to the Borrower declare the principal amount then outstanding of, and the accrued interest on, the Loans all reimbursement obligations in respect of LC Disbursements and all other amounts payable by the Borrower hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or
          (g) of this Section 9 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, all reimbursement obligations in respect of LC Disbursements and all other amounts payable by the Borrower hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.


          Section 10. THE AGENT.


          10.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Transaction Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Transaction Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Credit Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Borrower to such assignment or transfer (to the extent provided in Section 11.06(b) hereof).

          10.02 RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Credit Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          10.03 DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, the Majority Revolving Credit Lenders, PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, the Majority Revolving Credit Lenders or all of the Lenders.

          10.04 RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as the Agent, and Chase and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          10.05 INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Borrower under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Transaction Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.06 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Credit Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the Security Documents or delivered to the Agent with the intent that such notices, reports and other documents and information shall be distributed to the Lenders pursuant to the terms hereof, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of its Affiliates) that may come into the possession of the Agent or any of its Affiliates.

          10.07 FAILURE TO ACT. Except for action expressly required of the Agent hereunder and under the other Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          10.08 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent from among the Lenders. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which has an office in the United States of America, with a combined capital and surplus of at least $500,000,000, PROVIDED that if such successor Agent shall not have an office in New York, New York at which payments hereunder and notices delivered hereunder and under the Security Documents are to be made, then the parties hereto agree to effect such modifications to this Agreement and the Security Documents as shall be appropriate to permit such payments to be made and such notices to be delivered to a non-New York office. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          10.09 CONSENTS UNDER OTHER CREDIT DOCUMENTS. Except as otherwise provided in Section 11.04 hereof with respect to this Agreement and the Notes, the Agent may, with the prior written consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Credit Documents, PROVIDED that, without the prior consent of each Lender, the Agent shall not (except as expressly provided in the Credit Documents) (a) release any material portion of the collateral or otherwise terminate any Lien with respect thereto under any Security Document or (b) release all or substantially all of the Subsidiary Guarantors from their respective obligations under any Security Document to which it is a party or the Subsidiary Guarantee, except that no such consent shall be required, and the Agent is hereby authorized, to release any such collateral, terminate any such Lien or release any such Subsidiary Guarantor in connection with a Disposition as permitted hereby or by any of the other Credit Documents or to which the Majority Lenders have consented.


          Section 11. MISCELLANEOUS.


          11.01 WAIVER. No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02 NOTICES. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement or any Note) shall be given or made by telecopy, telegraph, cable or otherwise in writing and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at (i) in the case of the Borrower and the Agent, the "Address for Notices" specified below its name on the signature pages hereof and (ii) in the case of each of the Lenders, the address (or telecopy number) set forth in its Administrative Questionnaire; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          11.03 EXPENSES, ETC. The Borrower agrees to pay or reimburse each of the Lenders and the Agent for: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents, the making of the Loans hereunder and the syndication of the credit facilities hereby provided and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Credit Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Credit Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

          The Borrower hereby agrees to indemnify the Agent, each Lender, the Affiliates of the Agent and of each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent or any Lender, whether or not the Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Borrower will indemnify the Agent and each Lender from, and hold the Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Borrower or any of its Subsidiaries (or any predecessor in interest to the Borrower or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Borrower or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when the Agent or any Lender shall be in possession of any such site or facility following the exercise by the Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents.

          11.04 AMENDMENTS, ETC. Except as otherwise expressly provided herein, any provision of this Agreement or the Notes or any of the other Credit Documents may be amended or modified only by an instrument signed by the Borrower and the Majority Lenders, or by the Borrower and the Agent acting with the written consent of the Majority Lenders, and any provision of this Agreement or any of the other Credit Documents may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; PROVIDED that no such instrument shall (i) increase any Commitment of any Lender or the aggregate amount of the Commitments (other than, in each case, as a result of the execution and delivery of an Incremental Loan Activation Notice), or extend the date or decrease the amount of any scheduled reduction thereof pursuant to
Section 2.03 hereof, without the written consent of each Lender directly affected thereby, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of reduction or expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Lenders or Types or Classes of Loans, without the written consent of each Lender, (v) alter the obligations of the Borrower to prepay Loans without the written consent of each Lender or (vi) change any of the provisions of this Section 11.04 or the definition of the terms "Majority Lenders" or "Majority Revolving Credit Lenders", or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; and PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent, the Issuing Lender or the Swingline Lender hereunder without the prior written consent of the Agent, the Issuing Lender or the Swingline Lender, as the case may be.

          11.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06 ASSIGNMENTS AND PARTICIPATIONS.


          (a) The Borrower may not assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

          (b) Each Lender may assign any of its Loans, its Notes, and its Commitments (but only with the consent of the Borrower and the Agent, and, in the case of any assignment of Revolving Credit Commitments, the Issuing Lender and the Swingline Lender, which consent in each case shall not be unreasonably withheld); PROVIDED that (i) no such consent shall be required in the case of any assignment to another Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender or an Affiliate of a Lender and no consent by the Borrower shall be required if a Default has occurred and is continuing; (ii) each such assignment shall be in an amount at least equal to $5,000,000 (unless
(x) such  assignment  is to  another  Lender,  an  Affiliate  of a Lender  or an
Approved Fund with respect to a Lender or an Affiliate of a Lender, (y) after giving effect to such assignment and all other such assignments by such assigning Lender occurring simultaneously or substantially simultaneously therewith, such assigning Lender shall hold no Commitments or Loans hereunder or
(z) the Borrower and the Agent shall otherwise agree); (iii) each such assignment by a Lender of its Revolving Credit Exposure or Revolving Credit Commitment (and obligation to acquire participations in Letters of Credit and Swingline Loans) shall be made in such manner so that the same portion of its
Revolving Credit Exposure and Revolving Credit Commitment (and obligation to acquire participations in Letters of Credit and Swingline Loans) is assigned to the respective assignee; (iv) each such assignment by a Lender of its Incremental Loans of a particular Series or Incremental Loan Commitments of a particular Series shall be made in such manner so that the same portion of its Incremental Loans of such Series and Incremental Loan Commitments of such Series is assigned to the respective assignee; (v) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and (vi) the assignee, if it is not already a Lender, shall deliver to the Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (d) of this Section 11.06, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Borrower and the Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment(s), Loans, LC Exposure and Swingline Exposure (or portions thereof) assigned to it (in addition to the Commitment(s), Loans, LC Exposure and Swingline Exposure, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment(s) (or portion(s) thereof) so assigned.

          (c) MAINTENANCE OF REGISTER BY THE AGENT. The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) EFFECTIVENESS OF ASSIGNMENTS. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.06 and any written consent to such assignment required by paragraph (b) of this Section 11.06, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of its rights and obligations hereunder and under the other Credit Documents, in which event each such participant shall be entitled to the rights and benefits of the provisions of Section 8.01(k) hereof with respect to its participation in such rights and obligations as if (and the Borrower shall be directly obligated to such participant under such provisions as if) such participant were a "Lender" for purposes of said Section, but shall not have any other rights or benefits under this Agreement or any Note (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement (the "PARTICIPATION AGREEMENT") executed by such Lender in favor of the participant). All amounts payable by the Borrower to any Lender under Section 5 hereof shall be determined as if such Lender had not sold or agreed to sell any participations in such Loan and as if such Lender were funding all of such Loan in the same way that it is funding the portion of such Loan in which no participations have been sold. In no event shall a Lender that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under such Lender's Note except that such Lender may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the increase or extension of the term, or the extension of the time or waiver of any requirement for the reduction or termination, of such Lender's Commitments,
(ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fees payable to the participant, (iii) the reduction of any payment of principal thereof, (iv) the reduction of the rate at which either interest is payable thereon or (if the participant is entitled to any part thereof) commitment fee is payable hereunder to a level below the rate at which the participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation or (v) release any collateral or otherwise terminate any Lien under the Security Documents (other than in connection with the Disposition of Property permitted hereunder or to which the Majority Lenders have consented hereunder).

          (f) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Lender may (without notice to the Borrower, the Agent or any other Lender and without payment of any fee)
(i) assign and pledge all or any portion of its Loans and its Notes to secure obligations of such Lender, including any such pledge to any Federal Reserve Bank pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and this Section 11.06 shall not apply to any such pledge or assignment of security interest and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Notes to an Affiliate of such Lender. No such assignment shall release the assigning Lender from its obligations hereunder.

          (g) A Lender may furnish any information concerning the Borrower and/or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12 hereof.

          (h) Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Subsidiaries or any Affiliates without the prior consent of each Lender.

          11.07 SURVIVAL. The obligations of the Borrower under Sections 5.01, 5.05, 5.06 and 11.03 hereof, and the obligations of the Lenders under Section
10.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan or other extension of credit hereunder, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Loan or other extension of credit hereunder, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan or other extension of credit hereunder was made.

          11.08 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          11.10 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.12 CONFIDENTIALITY. Each Lender and the Agent agrees to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking or investment practices, all non-public information provided to such Lender by or on behalf of the Borrower or any of its Subsidiaries or Affiliates in connection with this Agreement and identified as being confidential at the time the same is delivered to the Lenders or the Agent; PROVIDED that any Lender or the Agent may disclose such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any of the Lenders or the Agent, (c) to examiners, auditors or accountants, (d) to the Agent or any other Lender (or to Chase Securities Inc.), (e) in connection with any litigation to which any one or more of the Lenders or the Agent is a party,
(f) to a subsidiary or Affiliate of any Lender or the Agent, (g) to any assignee or participant (or prospective assignee or participant) of or in any rights and obligations under this Agreement and the other Credit Documents so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a confidentiality agreement containing provisions substantially the same as those of this Section 11.12, (h) to any other Person in the course of the enforcement of any Lender's or the Agent's rights or remedies hereunder or under any other Credit Document, (i) to any other creditor of any Obligor at any time during the continuance of an Event of Default or (j) that subsequently becomes publicly available (other than by reason of a breach by any Lender or the Agent of its obligations under this
Section 11.12).

          IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.



                                          JOURNAL REGISTER COMPANY


                                          By: /S/ JEAN B. CLIFTON
                                             -----------------------------------
                                             Title: Executive Vice President

                                    LENDERS


                                              THE CHASE MANHATTAN BANK,
                                                 Individually, Issuing Lender,
                                                 Swingline and as Agent



                                              By /S/ DAVID G. STAPLES
                                                 -------------------------------
                                                 Title: Vice President



      ABN AMRO BANK N.V.                      BANK OF MONTREAL, CHICAGO BRANCH



      By /S/ WILLIAM S. BENNET                By /S/ KAREN KLAPPER
         --------------------------------        -------------------------------
         Title: Vice President                   Title: Director


      By /S/ ANN SCHWALBENBERG
         --------------------------------
         Title: Vice President



      THE BANK OF NEW YORK                    BANK OF TOKYO MITSUBISHI
                                              TRUST COMPANY


      By /S/ EDWARD F. RYAN, JR.              By /S/ GLENN B. ECKERT
         --------------------------------        -------------------------------
         Title: Senior Vice President            Title: Vice President


      BANKBOSTON, N.A.                        BANQUE NATIONALE DE PARIS



      By /S/ JENNIFER R. BURAS                By /S/ SERGE DESRAYAUD
         --------------------------------        -------------------------------
         Title: Director                         Title: Vice President


                                              By /S/ MARCUS JONES
                                                 -------------------------------
                                                 Title: Vice President



      CIBC INC.                               CITY NATIONAL BANK



      By /S/ HAROLD BIRK                      By /S/ DAVID C. BURGE
         --------------------------------        -------------------------------
         Title: Executive Director               Title: Senior Vice President
                CIBC Oppenheimer
                Corp., As Agent


      COMPAGNIE FINANCIERE DE CIC             COOPERATIVE CENTRALE
      ET DE L'UNION EUROPEENNE                RAIFFEISEN-BOERENLEENBANK B.A.,
                                              "RABOBANK NEDERLAND", NEW YORK
                                              BRANCH
      By /S/ BRIAN O'LEARY
         --------------------------------
         Title: Vice President
                                              By /S/ W. PIETER C. KODDE
                                                 -------------------------------
                                                 Title: Vice President
      By /S/ SEAN MOUNIER
         --------------------------------
         Title: First Vice President
                                              By /S/ DANA W. HEMENWAY
                                                 -------------------------------
                                                 Title: Vice President



      CRESTAR BANK                            DAI-ICHI KANGYO BANK, LTD.



      By /S/ J. ERIC MILHAM                   By /S/ NANCY STENGEL
         --------------------------------        -------------------------------
         Title: Vice President                   Title: Assistant Vice President



      DRESDNER BANK AG, NEW YORK AND          FIRST HAWAIIAN BANK
      GRAND CAYMAN BRANCHES


                                              By /S/ JAMES C. POLK
                                                 -------------------------------
      By /S/ JANE MAJESKI                        Title: Assistant Vice President
         --------------------------------
         Title: First Vice President


      By /S/ BRIAN HAUGHNEY
         --------------------------------
         Title: Assistant Treasurer



      THE FIRST NATIONAL BANK OF              FIRST UNION NATIONAL BANK
      MARYLAND


                                              By /S/ DOUGLAS E. BLACKMAN
                                                 -------------------------------
      By /S/ W. BLAKE HAMPSON                    Title: Vice President
         --------------------------------
         Title: Vice President


      FLEET BANK N.A.                         GENERAL ELECTRIC CAPITAL
                                              CORPORATION


      By /S/ RUSS J. LOPINTO
         --------------------------------
         Title: Vice President                By /S/ JANET K. WILLIAMS
                                                 -------------------------------
                                                 Title: Duly Authorized
                                                        Signatory



      GREAT WEST LIFE & ANNUITY               KEY CORPORATE CAPITAL INC.
      INSURANCE COMPANY


                                              By /S/ KENNETH J. KEELER
                                                 -------------------------------
      By /S/ WAYNE T. HOFFMAN                    Title: Senior Portfolio
         --------------------------------               Manager
         Title: Vice President Investments

      By /S/ JAMES G. LOWERY
         --------------------------------
         Title: Assistant Vice President
                Investments


      KZH-CNC CORPORATION                     THE LONG-TERM CREDIT BANK OF
                                              JAPAN, LIMITED


      By /S/ VIRGINIA CONWAY
         --------------------------------
         Title: Authorized Signatory          By /S/ KEN YOSHIZAKI
                                                 -------------------------------
                                                 Title: Deputy General Manager



                                              MERRILL LYNCH SENIOR FLOATING
                                              RATE FUND, INC.




                                              By /S/ ANDREW C. LIGGIO
                                                 -------------------------------
                                                 Title: Authorized Signatory



      MICHIGAN NATIONAL BANK                  NATEXIS BANQUE BFCE



      By /S/ DRAGA B. PALINCAS                By /S/ EVAN S. KRAUS
         --------------------------------        -------------------------------
         Title: Relationship Manager             Title: Associate

                                              By /S/ WILLIAM C. MAIER
                                                 -------------------------------
                                                 Title: Vice President
                                                        Group Manager



      NATIONSBANK, N.A.                       PARIBAS



      By /S/ PAMELA S. KURTZMAN               By /S/ WILLIAM B. SCHINK
         --------------------------------        -------------------------------
         Title: Vice-President                   Title: Director


                                              By /S/ LYNNE S. RANDALL
                                                 -------------------------------
                                                 Title: Director



      PNC BANK, NATIONAL ASSOCIATION          THE ROYAL BANK OF SCOTLAND plc



      By /S/ KAREN L. KOOMAN                  By /S/ KAREN L. STEFANCIC
         --------------------------------        -------------------------------
         Title: Senior Banking Officer           Title: Vice President



      SUMMIT BANK                             SUNTRUST BANK CENTRAL FLORIDA,
                                              N.A.


      By /S/ HENRY G. KUSH, JR.
         --------------------------------
         Title: Vice President                By /S/ RONALD K. RUEVE
                                                 -------------------------------
                                                 Title: Vice President



      UNION BANK OF CALIFORNIA, N.A.          US TRUST



      By /S/ SONIA L. ISAACS                  By /S/ EASTMAN, D. G.
         --------------------------------        -------------------------------
         Title: Vice President                   Title: Vice President

                                    LENDERS



      DEEPROCK & COMPANY
      By: Eaton Vance Management,
             as Investment Advisor


      By /S/ PAYSON F. SWAFFIELD
         --------------------------------
         Title: Vice President

                                    LENDERS



      AMSOUTH BANK



      By /S/ BRYAN GRANTHAM
        ---------------------------------
        Title: Commercial Banking Officer

                                                                       EXHIBIT A
                                                                [CONFORMED COPY]




                           BORROWER SECURITY AGREEMENT

            BORROWER SECURITY AGREEMENT dated as of July 15, 1998 between JOURNAL REGISTER COMPANY, a corporation duly organized and validly existing under the laws of the State of Delaware (the "BORROWER") and THE CHASE MANHATTAN BANK, as administrative agent for the banks and other financial institutions party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "AGENT").

            The Borrower and the Agent are parties to a Borrower Security Agreement dated as of May 13, 1997 (as heretofore modified and supplemented and in effect on the date hereof, the "EXISTING BORROWER SECURITY Agreement"), pursuant to which the Borrower pledged and granted a security interest in the Collateral (as so defined in the Existing Borrower Security Agreement) as security for the Secured Obligations (as so defined) including, INTER ALIA, obligations of the Borrower under a Credit Agreement dated as of May 2, 1997 with certain banks and the Agent (as heretofore modified and supplemented and in effect on the date of this Agreement, the "EXISTING CREDIT AGREEMENT"). Substantially concurrently herewith, the parties to the Existing Credit Agreement are amending in certain respects and restating in its entirety the Existing Credit Agreement pursuant to a Credit Agreement dated as of the date hereof (as modified and in effect from time to time, the CREDIT AGREEMENT").

            To induce said banks and the Agent to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined), and to confirm the prior pledge and grant of a security interest in the "Collateral" (as defined in the Existing Borrower Security Agreement) pursuant to the Existing Borrower Security Agreement and in that connection to amend and restate in its entirety the Existing Borrower Security Agreement. Accordingly, the parties hereto hereby agree as follows:

            Section 1. DEFINITIONS. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

            "ACCOUNTS" shall have the meaning ascribed thereto in Section 3(d) hereof.

            "BUSINESS" shall mean the business of newspaper publishing and offset printing and the other businesses from time to time, now or hereafter, conducted by the Borrower and its Subsidiaries.

            "COLLATERAL" shall have the meaning ascribed thereto in Section 3 hereof.

            "COLLATERAL  ACCOUNT"  shall have the  meaning  ascribed  thereto in
      Section 4.01 hereof.

            "COPYRIGHT COLLATERAL" shall mean all Copyrights, whether now owned or hereafter acquired by the Borrower, that are associated with the Business, including each Copyright identified in Annex 2 hereto.

            "COPYRIGHTS" shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

            "DOCUMENTS" shall have the meaning ascribed thereto in Section 3(j) hereof.

            "EQUIPMENT" shall have the meaning ascribed thereto in Section 3(h) hereof.

            "EQUITY COLLATERAL" shall mean, collectively, the Collateral described in clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

            "INSTRUMENTS" shall have the meaning ascribed thereto in Section 3(e) hereof.

            "INTELLECTUAL PROPERTY" shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the Business;
      (b) all licenses or user or other agreements granted to the Borrower with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral listed in Annex 5 hereto; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to the operation by the Borrower of the Business; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured and which pertain to the Business; (e) all accounting information which pertains to the Business and all media in which or on which any of the information or knowledge or data or records which pertain to the Business may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Borrower pertaining to the operation by the Borrower and its Subsidiaries of the Business; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Borrower in respect of any of the items listed above.

            "INTER-COMPANY NOTES" shall mean, collectively, each promissory note issued by any Subsidiary Guarantor and owing to the Borrower or any other Subsidiary Guarantor, whether now existing or hereinafter coming into existence.

            "INVENTORY" shall have the meaning ascribed thereto in Section 3(f) hereof.

            "ISSUERS" shall mean each direct Subsidiary of the Borrower.

            "MOTOR VEHICLES" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

            "PATENT COLLATERAL" shall mean all Patents, whether now owned or hereafter acquired by the Borrower, that are associated with the Business, including each Patent identified in Annex 3 hereto.

            "PATENTS" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

            "PLEDGED EQUITY" shall have the meaning ascribed thereto in Section 3(a) hereof.

            "SECURED OBLIGATIONS" shall mean, collectively, (a) the obligations of the Borrower to pay the principal of and interest on the Loans made (or as of the Effective Date, continued) by the Lenders to, and the Notes held by each Lender of, the Borrower and all other amounts from time to time owing to the Lenders or the Agent by the Borrower under the Credit Agreement (including, without limitation, all LC Disbursements and interest thereon) and the Notes and interest thereon, (b) the obligations of the Borrower and/or any of its Subsidiaries to pay all amounts from time to time owing to any Lender or any Affiliate of a Lender by the Borrower and/or any of its Subsidiaries in respect of any Hedging Agreement entered into by the Borrower and/or any of its Subsidiaries and such Lender or such Affiliate, (c) the obligations of the Borrower to pay all amounts owing from time to time in respect of letters of credit or similar instruments issued under Section 8.07(g) of the Credit Agreement issued by any Lender or any Affiliate of a Lender for account of the Borrower and (d) all obligations of the Borrower to the Lenders and the Agent hereunder and under the other Credit Documents (other than the Credit Agreement and the Notes) to which the Borrower is a party.

            "TRADEMARK COLLATERAL" shall mean all Trademarks, whether now owned or hereafter acquired by the Borrower, that are associated with the Business, including each Trademark identified in Annex 4 hereto. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

            "TRADEMARKS" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

            "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

            Section 2. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders and the Agent that:

            (a) the Borrower is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon any such Collateral at any time (and, with respect to the Equity Collateral, no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 8.06 of the Credit Agreement and except for the pledge and security interest in favor of the Agent for the benefit of the Lenders created or provided for herein which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of such Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America);

            (b) the Pledged Equity evidenced by the certificates identified in Annex 1 hereto is, and all other Pledged Equity in which the Borrower shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly issued, fully paid and nonassessable (in the case of any equity interest in a corporation) and duly issued and outstanding (in the case of any equity interest in any other entity) and none of such Pledged Equity is or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement, limited liability company agreement or other organizational document of the respective Issuers of such Pledged Equity, upon the transfer of such Pledged Equity (except for any such restriction contained herein or in the Credit Agreement);

            (c) the Pledged Equity identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock, partnership interest, limited liability company or other ownership interest of any class or character of the Issuers beneficially owned by the Borrower on the date hereof (whether or not registered in the name of the Borrower) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Equity, the respective class and (in the case of any corporate Issuer) par value of the shares comprising such Pledged Equity and the respective number of shares (and registered owner thereof) evidenced by each such certificate;

            (d) Annexes 2, 3 and 4 hereto, respectively, set forth a complete and correct list of all Copyrights, Patents and Trademarks owned by the Borrower on the date hereof; except pursuant to licenses and other user agreements entered into by the Borrower in the ordinary course of business, which are listed in Annex 5 hereto, the Borrower owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Annexes 2, 3 and 4, and all registrations listed in said Annexes 2, 3 and 4 are valid and in full force and effect; except as may be set forth in said Annex 5, the Borrower owns and possesses the right to use all Copyrights, Patents and Trademarks necessary for the operation of the Business;

            (e) Annex 5 hereto sets forth a complete and correct list of all licenses and other user agreements included in the Intellectual Property on the date hereof;

            (f) to the Borrower's knowledge, (i) except as set forth in Annex 5 hereto, there is no violation by others of any right of the Borrower with respect to any Copyright, Patent or Trademark listed in Annexes 2, 3 and 4 hereto and (ii) the Borrower is not, in connection with the Business, infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against the Borrower or, to the Borrower's knowledge, threatened, and no claim against the Borrower has been received by the Borrower, alleging any such violation, except as may be set forth in said Annex 5;

            (g) the Borrower does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies;

            (h) any goods now or hereafter produced by the Borrower or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and

            (i) Annex 6 hereto correctly and completely specifies the location of the chief executive office or principal place of business of the Borrower and also correctly and completely specifies the place at which all Inventory or Equipment of the Borrower is located.

            Section 3. COLLATERAL. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Borrower hereby pledges and grants to the Agent (and confirms the prior pledge and grant to the Agent pursuant to the Existing Borrower Security Agreement, which are hereby confirmed hereunder), for the benefit of the Lenders as hereinafter provided, a security interest in all of the Borrower's right, title and interest in, to and under the following property, whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence, and wherever located (all being collectively referred to herein as "COLLATERAL"):

            (a) the shares of capital stock (whether common or preferred) of, or partnership, limited liability company or other ownership interest in, the respective Issuers identified in Annex 1 hereto and all other shares of capital stock or partnership, limited liability company or other ownership interest of whatever class or character of the Issuers, now or hereafter owned by the Borrower, together with in each case the certificates evidencing the same (collectively, the "PLEDGED EQUITY");

            (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity;

            (c) without affecting the obligations of the Borrower under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which any Issuer is not the surviving entity, all ownership interests of any class or character of the successor entity (unless such successor entity is the Borrower itself) formed by or resulting from such consolidation or merger;

            (d) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Borrower constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to the Borrower in respect of any loans or advances for the purchase price of Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Borrower under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Borrower and all tax refunds and any and all rights of the Borrower in any escrow or trust account, whether fixed or contingent, and, upon the termination or revocation thereof or return of sums contained in any escrow or trust account or otherwise, any and all amounts due to, to become due to, or received by, the Borrower therefrom, whether as a result of one or more orders of a Bankruptcy Court or otherwise (such accounts, general intangibles and moneys due and to become due being herein called collectively "ACCOUNTS");

            (e) all Inter-company Notes, instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Borrower including, without limitation, any of the foregoing evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange, trade acceptances and the Inter-company Notes (herein collectively called "INSTRUMENTS");

            (f) all inventory (as defined in the Uniform Commercial Code) of the Borrower, including Motor Vehicles held by the Borrower for lease, fuel, tires and other spare parts, all goods obtained by the Borrower in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "INVENTORY");

            (g) all Intellectual Property and all other accounts or general intangibles of the Borrower not constituting Intellectual Property or Accounts;

            (h) all equipment (as defined in the Uniform Commercial Code) of the Borrower, including all Motor Vehicles used in the Business (herein collectively called "EQUIPMENT");

            (i) each contract and other agreement of the Borrower relating to the sale or other disposition of Inventory or Equipment;

            (j) all  documents  of title (as defined in the  Uniform  Commercial
      Code) or other receipts of the Borrower covering, evidencing or representing Inventory or Equipment (herein collectively called "DOCUMENTS");

            (k) all rights, claims and benefits of the Borrower against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Borrower, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

            (l)   the balance from time to time in the Collateral Account;

            (m) all tangible property (including all machinery, apparatus, equipment, fittings, personal property, and any other fixtures whatsoever), now or hereafter located on or attached to real estate, and any and all products and accessions to any such property which may exist at any time;

            (n) all rents, revenues, proceeds, issues, profits, royalties, income and other benefits derived from real estate, and from any improvements or fixtures thereon;

            (o) all proceeds of insurance in effect with respect to any real estate, or with respect to improvements or fixtures thereon, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of any real estate, or any improvements or fixtures thereon, including without limitation any awards resulting from any damage to any real estate, improvements or fixtures for which compensation shall be given by any governmental authority; and

            (p) all other tangible and intangible property of the Borrower, including, without limitation, proceeds, products and accessions of and to any of the property of the Borrower described in clauses (a) through (o) above in this Section 3 (including, without limitation, any proceeds of insurance thereon), and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including, without limitation, all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Borrower or any computer bureau or service company from time to time acting for the Borrower.

            Section 4.  CASH PROCEEDS OF COLLATERAL.

            4.01 COLLATERAL ACCOUNT. There has heretofore been established at Chase a cash collateral account (the "COLLATERAL ACCOUNT"), which may be a "securities account" (as defined in Section 8-501 of the Uniform Commercial Code, in the name and under the sole dominion and control of the Agent (and, in the case of a securities account, in respect of which the Agent is the
"entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code)), into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Agent pursuant hereto and into which the Borrower may from time to time deposit any additional amounts which it wishes to pledge to the Agent for the benefit of the Lenders as additional collateral security hereunder or that, as provided in Section 2.10(k) of the Credit Agreement, the Borrower is required to pledge as collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Borrower as the Borrower shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by such of the Lenders as are required for such purpose under the Credit Agreement, shall), in its (or their) discretion, apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only by the Agent and only as provided herein.

            4.02 PROCEEDS OF ACCOUNTS. Except as permitted by Section 5.01(b) hereof, the Borrower shall instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Agent) under arrangements, in form and substance satisfactory to the Agent, pursuant to which the Borrower shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Agent for deposit into the Collateral Account. All payments made to the Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, the Borrower agrees that if the proceeds of any Collateral hereunder (including payments made in respect of Accounts) shall be received by it, the Borrower shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by the Borrower for and as the property of the Agent (for the benefit of the Lenders) and shall not be commingled with any other funds or property of the Borrower.

            4.03 INVESTMENT OF BALANCE IN COLLATERAL ACCOUNT. Amounts on deposit in the Collateral Account shall be invested from time to time in such Cash Equivalents as the Borrower (or, after the occurrence and during the continuance of a Default, the Agent) shall determine, which Cash Equivalents shall be held in the name and be under the control of the Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by such of the Lenders as are required for such purpose under the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof and (ii) if requested by the Borrower, such Cash Equivalents may be held in the name and under the control of one or more of the Lenders.

            4.04 COVER FOR LC EXPOSURE. Amounts deposited into the Collateral Account as cover for LC Exposure under the Credit Agreement pursuant to Section 2.09(a), (b) or (c) or Section 2.10(k) thereof shall be held by the
Administrative Agent in a separate sub-account (designated "LC Exposure Sub-Account") and all amounts held in such sub-account shall constitute collateral security FIRST for the LC Exposure outstanding from time to time and SECOND as collateral security for the other Secured Obligations hereunder.

            Section 5. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Borrower hereby agrees with each Lender and the Agent as follows:

            5.01  DELIVERY AND OTHER PERFECTION.  The Borrower shall:

            (a) if any of the above-described shares, securities, monies or property required to be pledged by the Borrower under clauses (a), (b) and
      (c) of Section 3 hereof are received by the Borrower, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by the Borrower (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral (and until so transferred and delivered to the Agent, all such shares, securities, monies or property shall be held in trust by the Borrower for and as the property of the Agent (for the benefit of the Lenders) or (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, monies or property referred to in said clauses (a), (b) and (c);

            (b) deliver and pledge to the Agent (for the benefit of the Lenders) any and all Instruments, including, without limitation, all Inter-company Notes, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request; PROVIDED that so long as no Default shall have occurred and be continuing, the Borrower may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business and the Agent shall, promptly upon request of the Borrower, make appropriate arrangements for making any other Instrument pledged by the Borrower available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Agent, against trust receipt or like document); PROVIDED, FURTHER, that so long as no Default shall have occurred and be continuing, if any Inter-company Note pledged by the Borrower has been transferred by the Borrower to a Subsidiary Guarantor as permitted by Section 8.05(c)(iv) of the Credit Agreement, the Agent shall, promptly upon the request of the Borrower, deliver such Inter-company Note to such Subsidiary Guarantor for purposes of effecting such transfer, PROVIDED that, except in connection with the cancellation of such Inter-company Note, the Agent shall receive in exchange therefor, a substitute Inter-company Note payable to the such Subsidiary Guarantor in a like aggregate unpaid principal amount;

            (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such security interest, including, without limitation, causing any or all of the Equity Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Equity Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the Borrower copies of any notices and communications received by it with respect to the Equity Collateral pledged by the Borrower hereunder), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (i) below;

            (d) without limiting the obligations of the Borrower under Section 5.04(c) hereof, upon the acquisition after the date hereof by the Borrower of any Equipment covered by a certificate of title or ownership, cause the Agent to be listed as the lienholder on such certificate of title and within 120 days of the acquisition thereof deliver evidence of the same to the Agent;

            (e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement;

            (f) furnish to the Agent from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Agent may reasonably request, all in reasonable detail;

            (g) promptly upon request of the Agent, following receipt by the Agent of any statements, schedules or reports pursuant to clause (f) above, modify this Agreement by amending Annex 2, 3 or 4 hereto, as the case may be, to include any Copyright, Patent or Trademark which becomes part of the Collateral under this Agreement;

            (h) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Borrower's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Borrower with respect to the Collateral all in such manner as the Agent may require;

            (i) upon the occurrence and during the continuance of any Default, upon request of the Agent, promptly notify (and the Borrower hereby authorizes the Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent; and

            (j) in the event of any termination, revocation or return of sums contained in any escrow account, trust account or escrow or trust arrangement in which the Borrower has a direct or indirect interest, whether legal or equitable, promptly deposit any amounts recovered by the Borrower from any such account or from any Person who theretofore received any such amount from any such account, directly into the Collateral Account.

            5.02 OTHER FINANCING STATEMENTS AND LIENS. Except as otherwise permitted under Section 8.06 of the Credit Agreement, without the prior written consent of the Agent (granted with the authorization of such of the Lenders as are required for such purpose under the Credit Agreement), the Borrower shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Lenders.

            5.03 PRESERVATION OF RIGHTS. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

            5.04  SPECIAL PROVISIONS RELATING TO CERTAIN COLLATERAL.

            (a)  EQUITY COLLATERAL.

            (1) The Borrower will cause the Equity Collateral to constitute at all times 100% of the ownership interests of any class or character of each Issuer then outstanding.

            (2) So long as no Event of Default shall have occurred and be continuing, the Borrower shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Equity Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Borrower agrees that it will not vote the Equity Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Agent shall execute and deliver to the Borrower or cause to be executed and delivered to the Borrower all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Borrower may reasonably request for the purpose of enabling the Borrower to exercise the rights and powers which it is entitled to exercise pursuant to this Section 5.04(a)(2).

            (3) Unless and until an Event of Default has occurred and is continuing, but subject to the provisions of Section 8.09 of the Credit Agreement which limit the right of the Borrower and its Subsidiaries to declare or make any Restricted Payment, the Borrower shall be entitled to receive and retain any dividends or distributions in respect of the Equity Collateral.

            (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, any other Credit Document or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Equity Collateral shall be paid directly to the Agent and retained by it in the Collateral Account as part of the Equity Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Borrower agrees to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Borrower (except to the extent theretofore applied to the Secured Obligations) be returned by the Agent to the Borrower.

            (b)   INTELLECTUAL PROPERTY.

            (1) For the purpose of enabling the Agent to exercise rights and remedies under Section 5.05 hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Borrower hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Borrower) to use, assign, license or sublicense any of the Intellectual Property (other than the Trademark Collateral or goodwill associated therewith) now owned or hereafter acquired by the Borrower, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

            (2) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 8.05 of the Credit Agreement which limit the right of the Borrower and its Subsidiaries to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Borrower will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the Business. In furtherance of the foregoing, unless an Event of Default shall have occurred and is continuing the Agent shall from time to time, upon the request of the Borrower, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Borrower shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitments and LC Exposure or earlier expiration of this Agreement or release of the Collateral, the Agent shall grant back to the Borrower the license granted pursuant to clause (1) immediately above. The exercise of rights and remedies under Section 5.05 hereof by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Borrower in accordance with the first sentence of this clause (2).

            (c)   MOTOR VEHICLES.

            (1) At the request of the Agent, the Borrower shall deliver to the Agent originals of the certificates of title or ownership for the Motor Vehicles owned by it with the Agent listed as lienholder.

            (2) Upon the acquisition after the date hereof by the Borrower of any Motor Vehicle, at the request of the Agent the Borrower shall deliver to the Agent originals of the certificates of title or ownership for such Motor Vehicle, together with the manufacturer's statement of origin, with the Agent listed as lienholder; provided, however, if the Motor Vehicle to be acquired is subject to a purchase money security interest, the Agent shall be listed as a junior lienholder to the Person holding such purchase money security interest.

            (3) Without limiting Section 5.10 hereof, the Borrower hereby appoints the Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of the obligations of the Borrower under this Agreement, for the purpose of (i) executing on behalf of the Borrower title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or hereafter acquired by the Borrower to be retitled and the Agent listed as lienholder thereon, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, the Borrower as the Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, the purpose of creating in favor of the Agent (for the benefit of the Lenders) a perfected lien on the Motor Vehicles and exercising the rights and remedies of the Agent under Section 5.05 hereof). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

            (4) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each Motor Vehicle covered thereby.

            5.05 EVENTS OF DEFAULT, ETC. During the period during which an Event of Default shall have occurred and be continuing:

            (i) the Borrower shall, at the request of the Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and the Borrower, designated in its request;

            (ii) the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

            (iii) the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Borrower agrees to take all such action as may be appropriate to give effect to such right);

            (iv) the Agent in its discretion may, in its name or in the name of the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

            (v) the Agent may, upon 10 Business  Days' prior  written  notice to the Borrower of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Borrower, any such demand, notice or right and equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill of the Business connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Borrower shall supply to the Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Agent in
Section 5.04(b)(1) hereof, shall be applied in accordance with Section 5.09 hereof.

            The Borrower recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer thereof to register it for public sale.

            5.06 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Borrower shall remain liable for any deficiency.

            5.07 REMOVALS, ETC. Without at least 30 days' prior written notice to the Agent, the Borrower shall not (i) maintain any of its books or records with respect to the Collateral at any office or maintain its chief executive office or its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere other than at one of the locations identified in Annex 6 hereto or in transit from one of such locations to another or (ii) change its corporate name, or the name under which it does business, from the name shown on the Borrower's signature page hereto.

            5.08 PRIVATE SALE. The Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. The Borrower hereby waives any claims against the Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

            5.09 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under Section 4 hereof or this Section 5, shall be applied by the Agent:

            FIRST, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses, and advances made or incurred by the Agent in connection therewith;

            NEXT, to the payment in full of the Secured Obligations in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

            FINALLY, after payment in full of the Secured Obligations, to the payment to the Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "LC Exposure Sub-Account" of the Collateral Account pursuant to Section 4.04 hereof shall be applied FIRST to the LC Exposure outstanding from time to time and SECOND to the other Secured Obligations in the manner provided above in this
Section 5.09.

            As used in this Section 5, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Borrower or any issuer of or obligor on any of the Collateral.

            5.10 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of the Borrower for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Borrower representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

            5.11 PERFECTION. Prior to or concurrently with the execution and delivery of this Agreement, the Borrower shall (i) file such financing statements and other documents in such offices as the Agent may request to perfect the security interests granted by Section 3 hereof, (ii) cause the Agent (to the extent requested by any Lender) to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by the Borrower, (iii) deliver to the Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank and (iv) deliver to the Agent the Inter-company Notes owing to the Borrower and outstanding on the date hereof, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may reasonably request.

            5.12 TERMINATION. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all LC Exposure shall have expired or been terminated, the obligations of the Borrower under this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Borrower and to be released and cancelled all licenses and rights referred to in Section 5.04(b)(1) hereof. The Agent shall also execute and deliver to the Borrower upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Borrower to effect the termination and release of the Liens on the Collateral.

            5.13 EXPENSES. The Borrower agrees to pay to the Agent all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this
Section 5, or performance by the Agent of any obligations of the Borrower in respect of the Collateral which the Borrower has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Agent secured under
Section 3 hereof.

            5.14 FURTHER ASSURANCES. The Borrower agrees that, from time to time upon the written request of the Agent, the Borrower will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

            5.15 RELEASE OF MOTOR VEHICLES. So long as no Default shall have occurred and be continuing, upon the request of the Borrower, the Agent shall execute and deliver to the Borrower such instruments as the Borrower shall reasonably request to remove the notation of the Agent as lienholder on any certificate of title for any Motor Vehicle; PROVIDED that any such instruments shall be delivered, and the release effective only upon receipt by the Agent of a certificate from the Borrower stating that the Motor Vehicle the lien on which is to be released is to be sold or has suffered a Casualty Event (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss) and any proceeds of such sale or Casualty Event, unless such proceeds are not required to be applied as provided in Section 2.09(b) or
(c) of the Credit Agreement, being paid to the Agent hereunder.

            5.16 RELEASE OF COLLATERAL. So long as no Default shall have occurred and be continuing, upon the request of the Borrower, the Agent shall execute and deliver to the Borrower such instruments as the Borrower shall reasonably request to release any Collateral that is the subject of a Disposition that is permitted by the Credit Agreement or to which the Majority Lenders have consented.

            Section 6.  MISCELLANEOUS.

            6.01 NO WAIVER. No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

            6.02 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            6.03 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            6.04 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its address or telecopier number specified pursuant to Section 11.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said
Section 11.02.

            6.05 WAIVERS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Borrower and the Agent (with the consent of such of the Lenders as are required for such purpose under the Credit Agreement). Any such amendment or waiver shall be binding upon the Borrower, the Agent and each Lender, each holder of any Secured Obligation and the Borrower.

            6.06 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Borrower, the Agent, the Lenders and each holder of the Secured Obligations (provided, however, that the Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent, acting with the consent of such of the Lenders as are required for such purpose under the Credit Agreement).

            6.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

            6.08 AGENTS. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

            6.09 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

            IN WITNESS WHEREOF, the parties hereto have caused this Borrower Security Agreement to be duly executed as of the day and year first above written.


                                    JOURNAL REGISTER COMPANY


                                    By /S/ JEAN B. CLIFTON
                                       -----------------------------------------
                                       Title: Executive Vice President



                                    THE CHASE MANHATTAN BANK,
                                        as Agent


                                    By /S/ DAVID G. STAPLES
                                       -----------------------------------------
                                       Title: Vice President

                                                                         ANNEX 1


                             LIST OF PLEDGED EQUITY


                                       REGISTERED
  ISSUER           CERTIFICATE NOS.      OWNER                 NUMBER OF SHARES
  ------           ----------------    ----------              ----------------

                                                                         ANNEX 2


                 LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
                    APPLICATIONS FOR COPYRIGHT REGISTRATIONS



TITLE             DATE FILED            REGISTRATION NO.    EFFECTIVE DATE
-----             ----------            ----------------    --------------

                                                                         ANNEX 3


                     LIST OF PATENTS AND PATENT APPLICATIONS


                  PATENT
FILE               DATE                 COUNTRY             REGISTRATION NO.
----              ------                -------             ----------------

                                                                         ANNEX 4


                LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,
                  TRADEMARK AND SERVICE MARK REGISTRATIONS AND
            APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS


                                 U.S. TRADEMARKS


                        APPLICATION (A)
                        REGISTRATION (R)              REGISTRATION
MARK                    OR SERIES NO. (S)             OR FILING DATE
----                    -----------------             --------------

                                                                         ANNEX 5


                LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS

                                                                         ANNEX 6


                                LIST OF LOCATIONS



State Street Square
50 West State Street
Trenton, NJ







                                                                     EXHIBIT B-1
                                                                [CONFORMED COPY]





                     SUBSIDIARY GUARANTOR SECURITY AGREEMENT


            SUBSIDIARY GUARANTOR SECURITY AGREEMENT dated as of July 15, 1998 between each of the Subsidiaries of Journal Register Company (the "BORROWER") identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereof (individually a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS" and, together with the Borrower, the "OBLIGORS"); and THE CHASE MANHATTAN BANK, as administrative agent for the banks and other financial institutions party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "AGENT").

            The Subsidiary Guarantors and the Agent are parties to a Security Agreement dated as of December 21, 1994 (as heretofore modified and supplemented (including, without limitation, by Amendment No. 1 to JCI/JNI Security Agreement dated as of May 13, 1997) and in effect on the date hereof, the "EXISTING SUBSIDIARY GUARANTOR SECURITY AGREEMENT"), pursuant to which the Subsidiary Guarantors pledged and granted a security interest in the Collateral (as defined in the Existing Subsidiary Guarantor Security Agreement) as security for the Secured Obligations (as so defined) including, INTER ALIA, obligations of the Borrower under a Credit Agreement dated as of May 2, 1997 with certain banks and the Agent (as heretofore modified and supplemented and in effect on the date of this Agreement, the "EXISTING CREDIT AGREEMENT"). Substantially concurrently herewith, the parties to the Existing Credit Agreement are amending in certain respects and restating in its entirety the Existing Credit Agreement pursuant to a Credit Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT"). In addition, in connection with the amendment and restatement of the Existing Credit Agreement, the Subsidiary Guarantors and the Agent are amending and restating in its entirety the Guarantee Agreement dated as of December 21, 1994 pursuant to a Guarantee Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the "SUBSIDIARY GUARANTEE") whereby the Subsidiary Guarantors guarantee the obligations of the Borrower under the Credit Documents and certain other obligations of the Borrower.

            To induce said banks and the Agent to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantors have agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined), and to confirm the prior pledge and grant of a security interest in the "Collateral" (as defined in the Existing Subsidiary Guarantor Security Agreement) pursuant to the Existing Subsidiary Guarantor Security Agreement and in that connection to amend and restate in its entirety the Existing Subsidiary Guarantor Security Agreement. Accordingly, the parties hereto hereby agree as follows:

            Section 1. DEFINITIONS. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

            "ACCOUNTS" shall have the meaning ascribed thereto in Section 3(d) hereof.

            "BUSINESS" shall mean the business of newspaper publishing and offset printing and the other businesses from time to time, now or hereafter, conducted by the Borrower and its Subsidiaries.

            "COLLATERAL" shall have the meaning ascribed thereto in Section 3 hereof.

            "COLLATERAL  ACCOUNT"  shall have the  meaning  ascribed  thereto in
      Section 4.01 hereof.

            "COPYRIGHT COLLATERAL" shall mean all Copyrights, whether now owned or hereafter acquired by any of the Subsidiary Guarantors, that are associated with the Business, including each Copyright identified in Annex 2 hereto.

            "COPYRIGHTS" shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

            "DOCUMENTS" shall have the meaning ascribed thereto in Section 3(j) hereof.

            "EQUIPMENT" shall have the meaning ascribed thereto in Section 3(h) hereof.

            "EQUITY COLLATERAL" shall mean, collectively, the Collateral described in clauses (a) through (c) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

            "INSTRUMENTS" shall have the meaning ascribed thereto in Section 3(e) hereof.

            "INTELLECTUAL PROPERTY" shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the Business;
      (b) all licenses or user or other agreements granted to any of the Subsidiary Guarantors with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral listed in Annex 5 hereto;
      (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to the operation by any of the Subsidiary Guarantors of the Business; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured and which pertain to the Business; (e) all accounting information which pertains to the Business and all media in which or on which any of the information or knowledge or data or records which pertain to the Business may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by any of the Subsidiary Guarantors pertaining to the operation by the Borrower and its Subsidiaries of the Business; and
      (g) all causes of action, claims and warranties now or hereafter owned or acquired by any of the Subsidiary Guarantors in respect of any of the items listed above.

            "INTER-COMPANY NOTES" shall mean, collectively, each promissory note issued by any Subsidiary Guarantor and owing to the Borrower or any other Subsidiary Guarantor, whether now existing or hereinafter coming into existence.

            "INVENTORY" shall have the meaning ascribed thereto in Section 3(f) hereof.

            "ISSUERS" shall mean, collectively, the respective corporations identified in Annex 1 hereto under the caption "ISSUER".

            "MOTOR VEHICLES" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

            "PATENT COLLATERAL" shall mean all Patents, whether now owned or hereafter acquired by any of the Subsidiary Guarantors, that are associated with the Business, including each Patent identified in Annex 3 hereto.

            "PATENTS" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

            "PLEDGED EQUITY" shall have the meaning ascribed thereto in Section 3(a) hereof.

            "SECURED OBLIGATIONS" shall mean, collectively, (a) the obligations of the Borrower to pay the principal of and interest on the Loans made (or as of the Effective Date, continued) by the Lenders to, and the Notes held by each Lender of, the Borrower and all other amounts from time to time owing to the Lenders or the Agent by the Borrower under the Credit Documents (including, without limitation, all LC Disbursements and interest thereon) and interest thereon, (b) the obligations of the Borrower and/or any of its Subsidiaries to pay all amounts from time to time owing to any Lender or any Affiliate of a Lender by the Borrower and/or any of its Subsidiaries in respect of any Hedging Agreement entered into by the Borrower and/or any of its Subsidiaries and such Lender or such Affiliate, (c) the obligations of the Borrower to pay all amounts owing from time to time in respect of letters of credit or similar instruments issued under Section 8.07(g) of the Credit Agreement issued by any Lender or any Affiliate of a Lender for account of the Borrower and
      (d) all obligations of any Subsidiary Guarantor to the Lenders and the Agent hereunder and under the other Credit Documents to which such Subsidiary Guarantor is a party.

            "TRADEMARK COLLATERAL" shall mean all Trademarks, whether now owned or hereafter acquired by any of the Subsidiary Guarantors, that are associated with the Business, including each Trademark identified in Annex 4 hereto. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

            "TRADEMARKS" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

            "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

            Section  2.   REPRESENTATIONS   AND   WARRANTIES.   Each  Subsidiary
Guarantor represents and warrants to the Lenders and the Agent that:

            (a) such Subsidiary Guarantor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to
      Section 3 hereof and no Lien exists or will exist upon any such Collateral at any time (and, with respect to the Equity Collateral, no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 8.06 of the Credit Agreement and except for the pledge and security interest in favor of the Agent for the benefit of the Lenders created or provided for herein which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of such Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America);

            (b) the Pledged Equity evidenced by the certificates identified under the name of such Subsidiary Guarantor in Annex 1 hereto is, and all other Pledged Equity in which such Subsidiary Guarantor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly issued, fully paid and nonassessable (in the case of any equity interest in a corporation) and duly issued and outstanding (in the case of any equity interest in any other entity) and none of such Pledged Equity is or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement, limited liability company agreement or other organizational document of the respective Issuers of such Pledged Equity, upon the transfer of such Pledged Equity (except for any such restriction contained herein or in the Credit Agreement);

            (c) the Pledged Equity evidenced by the certificates identified under the name of such Subsidiary Guarantor in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock, partnership interest, limited liability company or other ownership interest of any class or character of the Issuers beneficially owned by such Subsidiary Guarantor on the date hereof (whether or not registered in the name of such Subsidiary Guarantor) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Equity, the respective class and (in the case of any corporate Issuer) par value of the shares comprising such Pledged Equity and the respective number of shares (and registered owner thereof) evidenced by each such certificate;

            (d) Annexes 2, 3 and 4 hereto, respectively, set forth under the name of such Subsidiary Guarantor a complete and correct list of all Copyrights, Patents and Trademarks owned by such Subsidiary Guarantor on the date hereof; except pursuant to licenses and other user agreements entered into by such Subsidiary Guarantor in the ordinary course of business, which are listed in Annex 5 hereto, such Subsidiary Guarantor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Annexes 2, 3 and 4, and all registrations listed in said Annexes 2, 3 and 4 are valid and in full force and effect; except as may be set forth in said Annex 5, the Subsidiary Guarantors own and possess the right to use all Copyrights, Patents and Trademarks necessary for the operation of the Business;

            (e) Annex 5 hereto sets forth a complete and correct list of all licenses and other user agreements included in the Intellectual Property on the date hereof;

            (f) to such Subsidiary Guarantor's knowledge, (i) except as set forth in Annex 5 hereto, there is no violation by others of any right of such Subsidiary Guarantor with respect to any Copyright, Patent or Trademark listed in Annexes 2, 3 and 4 hereto, respectively, under the name of such Subsidiary Guarantor and (ii) such Subsidiary Guarantor is not, in connection with the Business, infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against such Subsidiary Guarantor or, to such Subsidiary Guarantor's knowledge, threatened, and no claim against such Subsidiary Guarantor has been received by such Subsidiary Guarantor, alleging any such violation, except as may be set forth in said Annex 5;

            (g) such Subsidiary Guarantor does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies;

            (h) any goods now or hereafter produced by such Subsidiary Guarantor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and

            (i) Annex 6 hereto correctly and completely specifies the location of the chief executive office or principal place of business of such Subsidiary Guarantor and also correctly and completely specifies the place at which all Inventory or Equipment of such Subsidiary Guarantor is located.

            Section 3. COLLATERAL. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Subsidiary Guarantors hereby pledge and grant to the Agent (and confirm the prior pledge and grant to the Agent pursuant to the Existing Subsidiary Guarantor Security Agreement, which are hereby confirmed hereunder), for the benefit of the Lenders as hereinafter provided, a security interest in all of the Subsidiary Guarantors' right, title and interest in, to and under the following property, whether now owned by the Subsidiary Guarantors or hereafter acquired and whether now existing or hereafter coming into existence, and wherever located (all being collectively referred to herein as "COLLATERAL"):

            (a) the shares of capital stock (whether common or preferred) of, or partnership, limited liability company or other ownership interest in, the respective Issuers identified in Annex 1 hereto under the names of the respective Subsidiary Guarantors and all other shares of capital stock or partnership, limited liability company or other ownership interest of whatever class or character of the Issuers, now or hereafter owned by the Subsidiary Guarantors, together with in each case the certificates evidencing the same (collectively, the "PLEDGED EQUITY");

            (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Equity, or representing a distribution or return of capital upon or in respect of the Pledged Equity, or resulting from a split-up, revision, reclassification or other like change of the Pledged Equity or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Equity;

            (c) without affecting the obligations of the Subsidiary Guarantors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which any Issuer is not the surviving entity, all ownership interests of any class or character of the successor entity (unless such successor entity is such Subsidiary Guarantor itself) formed by or resulting from such consolidation or merger;

            (d) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Subsidiary Guarantors constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to the Subsidiary Guarantors in respect of any loans or advances for the purchase price of Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Subsidiary Guarantors under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Subsidiary Guarantors and all tax refunds and any and all rights of the Subsidiary Guarantors in any escrow or trust account, whether fixed or contingent, and, upon the termination or revocation thereof or return of sums contained in any escrow or trust account or otherwise, any and all amounts due to, to become due to, or received by, the Subsidiary Guarantors therefrom, whether as a result of one or more orders of a Bankruptcy Court or otherwise (such accounts, general intangibles and moneys due and to become due being herein called collectively "ACCOUNTS");

            (e) all Inter-company Notes, instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Subsidiary Guarantors including, without limitation, any of the foregoing evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange, trade acceptances and the Inter-company Notes (herein collectively called "INSTRUMENTS");

            (f) all inventory (as defined in the Uniform Commercial Code) of the Subsidiary Guarantors, including Motor Vehicles held by the Subsidiary
      Guarantors for lease, fuel, tires and other spare parts, all goods obtained by the Subsidiary Guarantors in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "INVENTORY");

            (g) all Intellectual Property and all other accounts or general intangibles of the Subsidiary Guarantors not constituting Intellectual Property or Accounts;

            (h) all equipment (as defined in the Uniform Commercial Code) of the Subsidiary Guarantors, including all Motor Vehicles used in the Business (herein collectively called "EQUIPMENT");

            (i)   each   contract   and   other   agreement  of  the  Subsidiary
      Guarantors relating to the sale or other disposition of Inventory or Equipment;

            (j) all  documents  of title (as defined in the  Uniform  Commercial
      Code) or other receipts of the Subsidiary Guarantors covering, evidencing or representing Inventory or Equipment (herein collectively called "DOCUMENTS");

            (k) all rights, claims and benefits of the Subsidiary Guarantors against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Subsidiary Guarantors, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

            (l)   the balance from time to time in the Collateral Account;

            (m) all tangible property (including all machinery, apparatus, equipment, fittings, personal property, and any other fixtures whatsoever), now or hereafter located on or attached to real estate, and any and all products and accessions to any such property which may exist at any time;

            (n) all rents, revenues, proceeds, issues, profits, royalties, income and other benefits derived from real estate, and from any improvements or fixtures thereon;

            (o) all proceeds of insurance in effect with respect to any real estate, or with respect to improvements or fixtures thereon, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of any real estate, or any improvements or fixtures thereon, including without limitation any awards resulting from any damage to any real estate, improvements or fixtures for which compensation shall be given by any governmental authority; and

            (p) all other tangible and intangible property of the respective Subsidiary Guarantors, including, without limitation, proceeds, products and accessions of and to any of the property of the Subsidiary Guarantors described in clauses (a) through (o) above in this Section 3 (including, without limitation, any proceeds of insurance thereon), and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including, without limitation, all tapes, cards, computer runs and other papers and documents in the possession or under the control of the respective Subsidiary Guarantors or any computer bureau or service company from time to time acting for the respective Subsidiary Guarantors.

            Section 4.  CASH PROCEEDS OF COLLATERAL.

            4.01 COLLATERAL ACCOUNT. There has heretofore been established at Chase a cash collateral account (the "COLLATERAL ACCOUNT"), which may be a "securities account" (as defined in Section 8-501 of the Uniform Commercial Code, in the name and under the sole dominion and control of the Agent (and, in the case of a securities account, in respect of which the Agent is the
"entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code)), into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Agent pursuant hereto and into which the Subsidiary Guarantors may from time to time deposit any additional amounts which any of them wishes to pledge to the Agent for the benefit of the Lenders as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Subsidiary Guarantors as the Subsidiary Guarantors through the Borrower shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by such of the Lenders as are required for such purpose under the Credit Agreement, shall), in its (or their) discretion, apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only by the Agent and only as provided herein.

            4.02 PROCEEDS OF ACCOUNTS. Except as permitted by Section 5.01(b) hereof, each Subsidiary Guarantor shall instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Agent) under arrangements, in form and substance satisfactory to the Agent, pursuant to which such Subsidiary Guarantor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Agent for deposit into the Collateral Account. All payments made to the Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, each Subsidiary Guarantor agrees that if the proceeds of any Collateral hereunder (including payments made in respect of Accounts) shall be received by it, such Subsidiary Guarantor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Subsidiary Guarantor for and as the property of the Agent (for the benefit of the Lenders) and shall not be commingled with any other funds or property of such Subsidiary Guarantor.

            4.03 INVESTMENT OF BALANCE IN COLLATERAL ACCOUNT. Amounts on deposit in the Collateral Account shall be invested from time to time in such Cash Equivalents as the Subsidiary Guarantors through the Borrower (or, after the occurrence and during the continuance of a Default, the Agent) shall determine, which Cash Equivalents shall be held in the name and be under the control of the Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by such of the Lenders as are required for such purpose under the Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Cash Equivalents and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof and (ii) if requested by the Subsidiary Guarantors through the Borrower, such Cash Equivalents may be held in the name and under the control of one or more of the Lenders.

            Section 5. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Subsidiary Guarantors hereby jointly and severally agree with each Lender and the Agent as follows:

            5.01  DELIVERY  AND OTHER PERFECTION.  Each   Subsidiary   Guarantor
shall:

            (a) if any of the above-described shares, securities, monies or property required to be pledged by such Subsidiary Guarantor under clauses
      (a), (b) and (c) of Section 3 hereof are received by such Subsidiary Guarantor, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by such Subsidiary Guarantor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral (and until so transferred and delivered to the Agent, all such shares, securities, monies or property shall be held in trust by such Subsidiary Guarantor for and as the property of the Agent (for the benefit of the Lenders) and shall not be commingled with any other funds or property of such Subsidiary Guarantor) or (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, monies or property referred to in said clauses (a), (b) and
      (c);

            (b) deliver and pledge to the Agent (for the benefit of the Lenders) any and all Instruments, including, without limitation, all Inter-company Notes, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may request; PROVIDED that so long as no Default shall have occurred and be continuing, such Subsidiary Guarantor may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business and the Agent shall, promptly upon request of such Subsidiary Guarantor through the Borrower, make appropriate arrangements for making any other Instrument pledged by such Subsidiary Guarantor available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Agent, against trust receipt or like document); PROVIDED, FURTHER, that so long as no Default shall have occurred and be continuing, if any Inter-company Note pledged by such Subsidiary Guarantor has been transferred by such Subsidiary Guarantor to another Obligor as permitted by Section 8.05(c)(iv) of the Credit Agreement, the Agent shall, promptly upon the request of such Subsidiary Guarantor, deliver such Inter-company Note to such Obligor for purposes of effecting such transfer, PROVIDED that, except in connection with the cancellation of such Inter-company Note, the Agent shall receive in exchange therefor, a substitute Inter-company Note payable to the new Obligor in a like aggregate unpaid principal amount;

            (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such security interest, including, without limitation, causing any or all of the Equity Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Equity Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the respective Subsidiary Guarantor copies of any notices and communications received by it with respect to the Equity Collateral pledged by such Subsidiary Guarantor hereunder), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (i) below;

            (d) without limiting the obligations of such Subsidiary Guarantor under Section 5.04(c) hereof, upon the acquisition after the date hereof by such Subsidiary Guarantor of any Equipment covered by a certificate of title or ownership, cause the Agent to be listed as the lienholder on such certificate of title and within 120 days of the acquisition thereof deliver evidence of the same to the Agent;

            (e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement;

            (f) furnish to the Agent from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Agent may reasonably request, all in reasonable detail;

            (g) promptly upon request of the Agent, following receipt by the Agent of any statements, schedules or reports pursuant to clause (f) above, modify this Agreement by amending Annex 2, 3 or 4 hereto, as the case may be, to include any Copyright, Patent or Trademark which becomes part of the Collateral under this Agreement;

            (h) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at such Subsidiary Guarantor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Subsidiary Guarantor with respect to the Collateral all in such manner as the Agent may require;

            (i) upon the occurrence and during the continuance of any Default, upon request of the Agent, promptly notify (and such Subsidiary Guarantor hereby authorizes the Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent; and

            (j) in the event of any termination, revocation or return of sums contained in any escrow account, trust account or escrow or trust arrangement in which any Subsidiary Guarantor has a direct or indirect interest, whether legal or equitable, promptly deposit any amounts recovered by such Subsidiary Guarantor from any such account or from any Person who theretofore received any such amount from any such account, directly into the Collateral Account.

            5.02 OTHER FINANCING STATEMENTS AND LIENS. Except as otherwise permitted under Section 8.06 of the Credit Agreement, without the prior written consent of the Agent (granted with the authorization of such of the Lenders as are required for such purpose under the Credit Agreement), the Subsidiary Guarantors shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Lenders.

            5.03 PRESERVATION OF RIGHTS. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

            5.04  SPECIAL PROVISIONS RELATING TO CERTAIN COLLATERAL.

            (a)  EQUITY COLLATERAL.

            (1) The Subsidiary Guarantors will cause the Equity Collateral to constitute at all times 100% of the ownership interests of any class or character of each Issuer then outstanding (or, in the case of the ownership by New Haven Register, Inc. of the shares of The Hartford Times, Inc. ("HTI"), such percentage of the total number of shares of each class of capital stock of HTI owned as of the date hereof).

            (2) So long as no Event of Default shall have occurred and be continuing, the Subsidiary Guarantors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Equity Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Subsidiary Guarantors jointly and severally agree that they will not vote the Equity Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement; and the Agent shall execute and deliver to the Subsidiary Guarantors or cause to be executed and delivered to the Subsidiary Guarantors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Subsidiary Guarantors may reasonably request for the purpose of enabling the Subsidiary Guarantors to exercise the rights and powers which they are entitled to exercise pursuant to this Section 5.04(a)(2).

            (3) Unless and until an Event of Default has occurred and is continuing, but subject to the provisions of Section 8.09 of the Credit Agreement which limit the right of each of the Borrower and its Subsidiaries to declare or make any Restricted Payment, the Subsidiary Guarantors shall be entitled to receive and retain any dividends or distributions in respect of the Equity Collateral.

            (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent or any Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, any other Credit Document or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Equity Collateral shall be paid directly to the Agent and retained by it in the Collateral Account as part of the Equity Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Subsidiary Guarantors jointly and severally agree to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Subsidiary Guarantors (except to the extent theretofore applied to the Secured Obligations) be returned by the Agent to the Subsidiary Guarantors.

            (b)   INTELLECTUAL PROPERTY.

            (1) For the purpose of enabling the Agent to exercise rights and remedies under Section 5.05 hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Subsidiary Guarantors hereby grant to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Subsidiary Guarantors) to use, assign, license or sublicense any of the Intellectual Property (other than the Trademark Collateral or goodwill associated therewith) now owned or hereafter acquired by the Subsidiary Guarantors, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

            (2) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 8.05 of the Credit Agreement which limit the right of the Borrower and its Subsidiaries to dispose of their property, so long as no Event of Default shall have occurred and be continuing, the Subsidiary Guarantors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Subsidiary Guarantors. In furtherance of the foregoing, unless an Event of Default shall have occurred and is continuing the Agent shall from time to time, upon the request of the Subsidiary Guarantors through the Borrower, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Subsidiary Guarantors through the Borrower shall have certified are appropriate (in their judgment) to allow them to take any action permitted above (including relinquishment of the license provided pursuant to clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations and cancellation or termination of the Commitments and LC Exposure or earlier expiration of this Agreement or release of the Collateral, the Agent shall grant back to the Subsidiary Guarantors the license granted pursuant to clause (1) immediately above. The exercise of rights and remedies under Section 5.05 hereof by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Subsidiary Guarantors in accordance with the first sentence of this clause (2).

            (c)   MOTOR VEHICLES.

            (1) At the request of the Agent, each Subsidiary Guarantor shall deliver to the Agent originals of the certificates of title or ownership for the Motor Vehicles owned by it with the Agent listed as lienholder.

            (2) Upon the acquisition after the date hereof by any Subsidiary Guarantor of any Motor Vehicle, at the request of the Agent such Subsidiary Guarantor shall deliver to the Agent originals of the certificates of title or ownership for such Motor Vehicle, together with the manufacturer's statement of origin, with the Agent listed as lienholder; PROVIDED, however, if the Motor Vehicle to be acquired is subject to a purchase money security interest, the Agent shall be listed as a junior lienholder to the Person holding such purchase money security interest.

            (3) Without limiting Section 5.10 hereof, each Subsidiary Guarantor hereby appoints the Agent as its attorney-in-fact, effective the date hereof and terminating upon the termination of the obligations of the Subsidiary Guarantors under this Agreement, for the purpose of (i) executing on behalf of such Subsidiary Guarantor title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or hereafter acquired by such Subsidiary Guarantor to be retitled and the Agent listed as lienholder thereon,
(ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Subsidiary Guarantor as the Agent may deem necessary or advisable to accomplish the purposes hereof (including, without limitation, the purpose of creating in favor of the Agent (for the benefit of the Lenders) a perfected lien on the Motor Vehicles and exercising the rights and remedies of the Agent under Section 5.05 hereof). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

            (4) Any certificates of title or ownership delivered pursuant to the terms hereof shall be accompanied by odometer statements for each Motor Vehicle covered thereby.

            5.05 EVENTS OF DEFAULT, ETC. During the period during which an Event of Default shall have occurred and be continuing:

            (i) each Subsidiary Guarantor shall, at the request of the Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and such Subsidiary Guarantor, designated in its request;

            (ii) the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

            (iii) the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and each Subsidiary Guarantor agrees to take all such action as may be appropriate to give effect to such right);

            (iv) the Agent in its discretion may, in its name or in the name of the Subsidiary Guarantors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

            (v) the Agent may, upon 10 Business Days' prior written notice to the Subsidiary Guarantors of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Agent, the Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Subsidiary Guarantors, any such demand, notice or right and equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill of the Business connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Subsidiary Guarantors shall supply to the Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 5.05, including by virtue of the exercise of the license granted to the Agent in
Section 5.04(b)(1) hereof, shall be applied in accordance with Section 5.09 hereof.

            The Subsidiary Guarantors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Subsidiary Guarantors acknowledge that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer thereof to register it for public sale.

            5.06 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Subsidiary Guarantors shall remain liable for any deficiency.

            5.07 REMOVALS, ETC. Without at least 30 days' prior written notice to the Agent, the Subsidiary Guarantors shall not (i) maintain any of their books or records with respect to the Collateral at any office or maintain their chief executive office or their principal place of business at any place, or permit any Inventory or Equipment to be located anywhere other than at one of the locations identified in Annex 6 hereto under their respective names or in transit from one of such respective locations to another or (ii) change the respective corporate names, or the respective names under which they do business, from the names shown on the signature pages hereto.

            5.08 PRIVATE SALE. The Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. The Subsidiary Guarantors hereby waive any claims against the Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

            5.09 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under Section 4 hereof or this Section 5, shall be applied by the
Agent:

            FIRST, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses, and advances made or incurred by the Agent in connection therewith;

            NEXT, to the payment in full of the Secured Obligations in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

            FINALLY, after payment in full of the Secured Obligations, to the payment to the respective Subsidiary Guarantor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 5, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Subsidiary Guarantors or any issuer of or obligor on any of the Collateral.

            5.10 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of the Subsidiary Guarantors for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Subsidiary Guarantor representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

            5.11 PERFECTION. Prior to or concurrently with the execution and delivery of this Agreement, each Subsidiary Guarantor shall (i) file such financing statements and other documents in such offices as the Agent may request to perfect the security interests granted by Section 3 hereof, (ii) cause the Agent (to the extent requested by any Lender) to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by such Subsidiary Guarantor, (iii) deliver to the Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank and (iv) deliver to the Agent the Inter-company Notes owing to such Subsidiary Guarantor and outstanding on the date hereof, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may reasonably request.

            5.12 TERMINATION. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all LC Exposure shall have expired or been terminated, the obligations of the Subsidiary Guarantors under this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Subsidiary Guarantors and to be released and cancelled all licenses and rights referred to in Section 5.04(b)(1) hereof. The Agent shall also execute and deliver to the respective Subsidiary Guarantors upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Subsidiary Guarantors to effect the termination and release of the Liens on the Collateral.

            5.13 EXPENSES. The Subsidiary Guarantors jointly and severally agree to pay to the Agent all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 5, or performance by the Agent of any obligations of the Subsidiary Guarantors in respect of the Collateral which the Subsidiary Guarantors have failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Agent secured under Section 3 hereof.

            5.14 FURTHER ASSURANCES. The Subsidiary Guarantors agree that, from time to time upon the written request of the Agent, the Subsidiary Guarantors will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

            5.15 RELEASE OF MOTOR VEHICLES. So long as no Default shall have occurred and be continuing, upon the request of any Subsidiary Guarantor, the Agent shall execute and deliver to such Subsidiary Guarantor such instruments as such Subsidiary Guarantor shall reasonably request to remove the notation of the Agent as lienholder on any certificate of title for any Motor Vehicle; PROVIDED that any such instruments shall be delivered, and the release effective only upon receipt by the Agent of a certificate from such Subsidiary Guarantor stating that the Motor Vehicle the lien on which is to be released is to be sold or has suffered a Casualty Event (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss) and any proceeds of such sale or Casualty Event, unless such proceeds are not required to be applied as provided in Section 2.09(b)(i) or (ii) of the Credit Agreement, being paid to the Agent hereunder.

            5.16 RELEASE OF COLLATERAL. So long as no Default shall have occurred and be continuing, upon the request of a Subsidiary Guarantor, the Agent shall execute and deliver to such Subsidiary Guarantor such instruments as such Subsidiary Guarantor shall reasonably request to release any Collateral that is the subject of a Disposition that is permitted by the Credit Agreement or to which the Majority Lenders have consented.

            Section 6.  MISCELLANEOUS.

            6.01 NO WAIVER. No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

            6.02 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Each Subsidiary Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Subsidiary Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

            6.03 WAIVER OF JURY TRIAL. EACH SUBSIDIARY GUARANTOR, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            6.04 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the Borrower's address or telecopier number specified pursuant to Section 11.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 11.02. Any notice to be delivered to any Subsidiary Guarantor hereunder may be delivered to the Borrower on behalf of such Subsidiary Guarantor.

            6.05 WAIVERS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Subsidiary Guarantor and the Agent (with the consent of such of the Lenders as are required for such purpose under the Credit Agreement). Any such amendment or waiver shall be binding upon each Subsidiary Guarantor, the Agent and each Lender, each holder of any Secured Obligation and the Subsidiary Guarantors.

            6.06 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Subsidiary Guarantor, the Agent, the Lenders and each holder of the Secured Obligations (PROVIDED, however, that no Subsidiary Guarantor shall assign or transfer its rights or obligations hereunder without the prior written consent of the Agent, acting with the consent of such of the Lenders as are required for such purpose under the Credit Agreement).

            6.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

            6.08 AGENTS. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

            6.09 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

            IN WITNESS WHEREOF, the parties hereto have caused this Subsidiary Guarantor Security Agreement to be duly executed as of the day and year first above written.

                              SUBSIDIARY GUARANTORS

                                    ALL HOME DISTRIBUTION, INC.
                                    ASHEBORO PUBLICATIONS, INC.
                                    CHANRY COMMUNICATIONS, LTD.
                                    CHANRY FREEPORT PENNYSAVER, INC.
                                    PENNYSAVER HOME DISTRIBUTION CORP.
                                    CHANRY MEDIA, INC
                                    CHANRY PENNYSAVER, INC.
                                    CHANRY PENNYSAVER II, INC.
                                    CHANRY PENNYSAVER III, INC.
                                    CHANRY PENNYSAVER IV, INC.
                                    THE HARTFORD TIMES, INC.
                                    INS HOLDINGS, INC.
                                    INS HOLDINGS (KANSAS), INC.
                                    INTEGRATED NEWSPAPER SYSTEMS, INC.
                                    INTERCOUNTY ACQUISITION
                                       CORPORATION
                                    JOURNAL COMPANY, INC.
                                    JOURNAL NEWS, INC.
                                    JOURNAL REGISTER EAST HOLDING
                                       COMPANY, INC.
                                    JOURNAL REGISTER EAST, INC.
                                    JOURNAL REGISTER NEWSPAPERS, INC.
                                    JOURNAL REGISTER SUPPLY, INC.
                                    THE LADUE NEWS, INC.
                                    MIDDLETOWN ACQUISITION CORP.
                                    NORTHEAST HOLDING COMPANY, INC.
                                    NORTHEAST PUBLISHING COMPANY, INC.
                                    ORANGE COAST PUBLISHING COMPANY
                                    REGISTER COMPANY, INC.
                                    ST. LOUIS SUN PUBLISHING COMPANY


                                    By /S/  JEAN B. CLIFTON
                                       -----------------------------------------
                                       Title: Executive Vice President,
                                              Chief Financial Officer,
                                              Treasurer and Secretary

                                    CAPITOL CITY PUBLISHING COMPANY, LLC
                                    CENTRAL ACQUISITION, LLC
                                    HOUSATONIC ACQUISITION, LLC
                                    NEW HAVEN  REGISTER,  LLC
                                    OMMA  ACQUISITION, LLC
                                    THE SARATOGIAN, LLC
                                    SUBURBAN NEWSPAPERS OF GREATER ST.LOUIS, LLC
                                    TAUNTON ACQUISITION, LLC
                                    TIMES HERALD PUBLISHING COMPANY, LLC


                                    BY /S/ JEAN B. CLIFTON
                                       -----------------------------------------
                                       Title:    Manager


                              AGENT

                                    THE CHASE MANHATTAN BANK,
                                    as Agent


                                    By /S/ DAVID G. STAPLES
                                       -----------------------------------------
                                       Title: Vice President

                                                                         ANNEX 1


                             LIST OF PLEDGED EQUITY



[NAME OF SUBSIDIARY GUARANTOR]

                                               REGISTERED
ISSUER                CERTIFICATE NOS.           OWNER          NUMBER OF SHARES
------                ----------------         ----------       ----------------

                                                                         ANNEX 2


                 LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
                    APPLICATIONS FOR COPYRIGHT REGISTRATIONS



[NAME OF SUBSIDIARY GUARANTOR]

TITLE             DATE FILED        REGISTRATION NO.        EFFECTIVE DATE
-----             ----------        ----------------        --------------

                                                                         ANNEX 3


                     LIST OF PATENTS AND PATENT APPLICATIONS



JOURNAL NEWS, INC.
------------------

FILE           PATENT         COUNTRY          REGISTRATION NO.         DATE
----           ------         -------          ----------------         ----

                                                                         ANNEX 4


                LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,
                  TRADEMARK AND SERVICE MARK REGISTRATIONS AND
            APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS


                                 U.S. TRADEMARKS


[NAME OF SUBSIDIARY GUARANTOR]
------------------------------

                        APPLICATION (A)
                        REGISTRATION (R)              REGISTRATION
MARK                    OR SERIES NO. (S)             OR FILING DATE
----                    -----------------             --------------



                               FOREIGN TRADEMARKS
                               ------------------

[NAME OF SUBSIDIARY GUARANTOR]
------------------------------

                      APPLICATION (A)
REGISTRATION          OR
MARK                  REGISTRATION (R)              COUNTRY      FILING DATE (F)
----                  ----------------              -------      ---------------

                                                                         ANNEX 5


                LIST OF CONTRACTS, LICENSES AND OTHER AGREEMENTS



[NAME OF SUBSIDIARY GUARANTOR]
------------------------------

                                                                         ANNEX 6


                                LIST OF LOCATIONS



[NAME OF SUBSIDIARY GUARANTOR]
------------------------------



                                                                     EXHIBIT B-2
                                                                [CONFORMED COPY]





                               GUARANTEE AGREEMENT


                  GUARANTEE AGREEMENT dated as of July 15, 1998, between each of the corporations identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (each individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS"); and THE CHASE MANHATTAN BANK, as agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "AGENT").

                  The Subsidiary Guarantors and the Agent are parties to a Guarantee Agreement dated as of December 21, 1994 (as heretofore modified and supplemented and in effect on the date hereof, the "EXISTING SUBSIDIARY GUARANTEE "), pursuant to which the Subsidiary Guarantors guaranteed the prompt payment in full of the Guaranteed Obligations (as so defined) including, INTER ALIA, obligations of the Borrower under a Credit Agreement dated as of May 2, 1997 with certain banks and the Agent (as heretofore modified and supplemented and in effect on the date of this Agreement, the "EXISTING CREDIT AGREEMENT"). Substantially concurrently herewith, the parties to the Existing Credit Agreement are amending in certain respects and restating in its entirety the Existing Credit Agreement pursuant to a Credit Agreement dated as of the date hereof (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT").

                  To induce said lenders to enter into the Credit Agreement and to extend credit thereunder and to extend credit to the Borrower that would constitute Other Indebtedness (as hereinafter defined), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Subsidiary Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined), and in that connection to amend and restate in its entirety the Existing Subsidiary Guarantee. Accordingly, the parties hereto hereby agree as follows:


                  Section 1. DEFINITIONS. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein, the term "OTHER INDEBTEDNESS" shall mean (a) the obligations of the Borrower and/or any of its Subsidiaries to pay all amounts from time to time owing to any Lender or any Affiliate of a Lender by the Borrower and/or any of its Subsidiaries in respect of any Hedging Agreement entered into by the Borrower and/or any of its Subsidiaries and such Lender or such Affiliate and (b) the obligations of the Borrower to pay all amounts owing from time to time in respect of letters of credit or similar instruments issued under Section 8.07(g) of the Credit Agreement issued by any Lender or any Affiliate of a Lender for account of the Borrower.

                  Section 2.  THE GUARANTEE.

                  2.01 THE GUARANTEE. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and the Note(s) held by each Lender of, the Borrower and all other amounts from time to time owing to the Lenders or the Agent by the Borrower under the Credit Agreement and under the Notes and all LC Disbursements and all Other Indebtedness and interest thereon, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. In addition to the foregoing, the Subsidiary Guarantors agree, as principal obligors and not as guarantors only, to pay to the Agent and each of the Lenders forthwith upon demand, in immediately available funds, all fees, expenses and costs, including, without limitation, reasonable attorney's fees and expenses, incurred or expended by any of them in connection with this Guarantee and the preservation and enforcement of its or their rights hereunder, together with interest on amounts recoverable under this Guarantee from the time such amounts become due until payment at the Post-Default Rate.

                  2.02  OBLIGATIONS   UNCONDITIONAL.   The  obligations  of  the
Subsidiary Guarantors under Section 2.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

                     (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                    (ii) any of the acts mentioned in any of the provisions of the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                   (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                    (iv) any lien or security interest granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall be released or shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  2.03 REINSTATEMENT. The obligations of the Subsidiary Guarantors under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  2.04 SUBROGATION. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration or termination of the Commitments under the Credit Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 2.01 hereof, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  2.05 REMEDIES. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under the Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 9 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 2.01.

                  2.06 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  2.07 CONTINUING GUARANTEE. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  2.08 RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) made by such Excess Funding Guarantor in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this
Section 2.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 2 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section 2.08, (i) "EXCESS FUNDING GUARANTOR" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "EXCESS PAYMENT" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "PRO RATA SHARE" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of the Borrower and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Subsidiary Guarantors hereunder) of the Borrower and all of the Subsidiary Guarantors as of the date hereof. If any entity becomes a Subsidiary Guarantor hereunder subsequent to the date hereof, then for purposes of this Section 2.08 such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the date hereof and the aggregate present fair saleable value of Properties, and the amount of the debts and liabilities, of such Subsidiary Guarantor as of the date hereof shall be deemed to be equal to such value and amount on the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

                  2.09 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section  2.01 hereof would  otherwise,  taking into  account the  provisions  of
Section 2.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 2.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, the Agent, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                  Section 3. REPRESENTATIONS AND WARRANTIES. Each Subsidiary Guarantor represents and warrants to the Lenders and the Agent that:

                  3.01 CORPORATE EXISTENCE. Such Subsidiary Guarantor: (a) is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would (either individually or in the aggregate) have a material adverse effect on its financial condition, operations, business or prospects.

                  3.02 LITIGATION.  Except as listed or described in Schedule II to the Credit Agreement, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of such Subsidiary Guarantor) threatened against such Subsidiary Guarantor which might reasonably be expected to be adversely determined and, if so determined, might reasonably be expected (either individually or in the aggregate) to have a material adverse effect on the financial condition, operations, business or prospects of such Subsidiary Guarantor or on the ability of such Subsidiary Guarantor to perform its obligations hereunder or on the rights and remedies of the Agent or the Lenders hereunder or on the validity or enforceability of this Guarantee.

                  3.03 NO BREACH. None of the execution and delivery of this Guarantee Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of such Subsidiary Guarantor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which such Subsidiary Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Subsidiary Guarantor pursuant to the terms of any such agreement or instrument.

                  3.04 CORPORATE ACTION. Such Subsidiary Guarantor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guarantee Agreement; the execution, delivery and performance by such Subsidiary Guarantor of this Guarantee Agreement have been duly authorized by all necessary corporate action on its part; and this Guarantee Agreement has been duly and validly executed and delivered by such Subsidiary Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the same may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.05 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by such Subsidiary Guarantor of this Guarantee Agreement or for the validity or enforceability hereof.


                  Section 4.  MISCELLANEOUS.

                  4.01 NO WAIVER. No failure on the part of the Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  4.02 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at the Borrower's "Address for Notices" specified pursuant to Section
11.02 of the Credit Agreement (with such copies as specified therein) and shall be deemed to have been given at the times specified in said Section 11.02.

                  4.03 EXPENSES. The Subsidiary Guarantors jointly and severally agree to reimburse each of the Lenders and the Agent for all reasonable costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings relating thereto, including, without limitation, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 4.04.

                  4.05 AMENDMENTS, ETC. The terms of this Guarantee Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Subsidiary Guarantor and the Agent (with the written consent of such of the Lenders as are required for such purpose in Section 10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Agent and each Lender and each other holder of any of the Guaranteed Obligations.

                  4.06 SUCCESSORS AND ASSIGNS. This Guarantee Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Subsidiary Guarantor, the Agent, the Lenders and each holder of any of the Guaranteed Obligations (PROVIDED, however, that no Subsidiary Guarantor shall assign or transfer its rights hereunder without the prior written consent of the Agent).

                  4.07 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guarantee Agreement.

                  4.08 COUNTERPARTS. This Guarantee Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Guarantee Agreement by signing any such counterpart.

                  4.09 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  4.10 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Guarantee Agreement shall be governed by, and construed in accordance with, the law of the state of New York. Each Subsidiary Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County for the purposes of all legal proceedings arising out of or relating to this Guarantee Agreement or the transactions contemplated hereby. Each Subsidiary Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  4.11 WAIVER OF JURY TRIAL. EACH SUBSIDIARY GUARANTOR, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement to be duly executed and delivered as of the day and year first above written.

                              SUBSIDIARY GUARANTORS
                              ---------------------

                                  ALL HOME DISTRIBUTION, INC.
                                  ASHEBORO PUBLICATIONS, INC.
                                  CHANRY COMMUNICATIONS, LTD.
                                  CHANRY FREEPORT PENNYSAVER, INC.
                                  PENNYSAVER HOME DISTRIBUTION CORP.
                                  CHANRY MEDIA, INC
                                  CHANRY PENNYSAVER, INC.
                                  CHANRY PENNYSAVER II, INC.
                                  CHANRY PENNYSAVER III, INC.
                                  CHANRY PENNYSAVER IV, INC.
                                  THE HARTFORD TIMES, INC.
                                  INS HOLDINGS, INC.
                                  INS HOLDINGS (KANSAS), INC.
                                  INTEGRATED NEWSPAPER SYSTEMS, INC.
                                  INTERCOUNTY ACQUISITION
                                    CORPORATION
                                  JOURNAL COMPANY, INC.
                                  JOURNAL NEWS, INC.
                                  JOURNAL REGISTER EAST HOLDING
                                    COMPANY, INC.
                                  JOURNAL REGISTER EAST, INC.
                                  JOURNAL REGISTER NEWSPAPERS, INC.
                                  JOURNAL REGISTER SUPPLY, INC.
                                  THE LADUE NEWS, INC.
                                  MIDDLETOWN ACQUISITION CORP.
                                  NORTHEAST HOLDING COMPANY, INC.
                                  NORTHEAST PUBLISHING COMPANY, INC.
                                  ORANGE COAST PUBLISHING COMPANY
                                  REGISTER COMPANY, INC.
                                  ST. LOUIS SUN PUBLISHING COMPANY


                                  By /S/ JEAN B. CLIFTON
                                     ------------------------------------------
                                     Title: Executive Vice President, Chief
                                            Financial Officer, Treasurer and
                                            Secretary

                                   CAPITOL CITY PUBLISHING COMPANY, LLC
                                   CENTRAL ACQUISITION, LLC
                                   HOUSATONIC ACQUISITION, LLC
                                   NEW HAVEN REGISTER, LLC
                                   OMMA ACQUISITION, LLC
                                   THE SARATOGIAN, LLC
                                   SUBURBAN NEWSPAPERS OF GREATER ST. LOUIS, LLC TAUNTON ACQUISITION, LLC
                                   TIMES HERALD PUBLISHING COMPANY, LLC


                                    By /S/ JEAN B. CLIFTON
                                       ----------------------------------------
                                       Title: Manager


                              AGENT
                              -----

                                    THE CHASE MANHATTAN BANK, as Agent



                                     By /S/ DAVID G. STAPLES
                                        ---------------------------------------
                                        Title: Vice President

                                                                       EXHIBIT C



                        [Form of Compliance Certificate]


               CERTIFICATE OF COMPLIANCE WITH CREDIT AGREEMENT
                            DATED AS OF _______, 1998


                            JOURNAL REGISTER COMPANY


            This Compliance Certificate is delivered pursuant to Section 8.01 of the Credit Agreement dated as of , 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "CREDIT AGREEMENT") between Journal Register Company (the "BORROWER"), the Lenders party thereto and The Chase Manhattan Bank, as Agent. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned them in the Credit Agreement. Entries on Annex A hereto shall relate to the periods referred to in the Credit Agreement for determination thereof and represent descriptive references only to the corresponding components set forth in the relevant sections of the Credit Agreement (and the definitions therein ancillary thereto). This Compliance Certificate relates to the fiscal [QUARTER/YEAR] of the Borrower ended -----------, ----.

            I,  _____________________,  the  __________________ of the Borrower,
hereby certify that (a) no Default has occurred and is continuing; (b) the financial statements annexed hereto fairly present the financial condition and results of operations of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of [THE RELEVANT PERIOD] [(SUBJECT TO NORMAL YEAR-END AUDIT ADJUSTMENTS)] and (c) the information contained in Annex A hereto is true and correct.


                                          JOURNAL REGISTER COMPANY



                                          By__________________________
                                            Name:
                                            Title:

Date:____________________

                                                                         ANNEX A

                             COMPLIANCE CERTIFICATE

                          For the fiscal [QUARTER/YEAR]
               ended on ________, 199_ (the "CALCULATION PERIOD")


Section 8.05(c)(ii)
-------------------

The aggregate fair market value of obsolete or worn-out
property, tools or equipment of the Borrower and its
Subsidiaries disposed of pursuant to Section 8.05(c)(ii)
during the Calculation Period                               $________

Aggregate year to date                                      $________

MAXIMUM permitted in any calendar year                      $1,000,000
                                                             ---------


Section 8.05(c)(iii)
-------------------

The aggregate fair market value of the assets of the
Borrower and its Subsidiaries sold for cash pursuant
to Section 8.05(c)(iii) during the Calculation Period       $________

Aggregate year to date                                      $________

Aggregate since the Effective Date                          $________

(a) MAXIMUM permitted in any fiscal year is equal to
    15% of Cash Flow of the Borrower and its Subsidiaries
    for such fiscal year (as determined in item (b) in      $________
    Section 8.11(b) below)

(b) MAXIMUM permitted after the Effective Date is equal
    to 30% of cumulative Cash Flow of the Borrower (as
    determined in item (b) in Section 8.11(b) below)        $________



Section 8.05(c)(vi)
-------------------

The aggregate fair market value of the assets identified
on Annex 2 to the Credit Agreement sold for cash pursuant
to Section 8.05(c)(vi) of the Credit Agreement              $________

MAXIMUM permitted                                           $________


Section 8.06(h)
---------------

The maximum aggregate amount of Indebtedness of the
Borrower and its Subsidiaries outstanding at any time
during the  Calculation  Period secured by Liens
permitted by Section 8.06(h)                                $_________

MAXIMUM permitted at any time                               $10,000,000
                                                            -----------

Section 8.06(i)
---------------

The maximum aggregate amount of Indebtedness of the
Borrower and its Subsidiaries  outstanding at any time
during the Calculation Period secured by additional
Liens as permitted by Section 8.06(i)                       $_________

MAXIMUM permitted at any time                               $10,000,000
                                                            -----------

Section 8.06(j)
---------------

(a)   The maximum aggregate amount of Capital Lease
      Obligations permitted under Section 8.07(d) and
      outstanding at any time during the Calculation
      Period secured by Liens as permitted by Section
      8.06(j)                                               $_________

(b)   The aggregate value of the Property subject to
      the sale and leaseback arrangements permitted
      under Section 8.17                                    $_________

MAXIMUM permitted at any time ($50,000,000 minus (b)
above)                                                      $_________


Section 8.07(d)
---------------

The maximum aggregate amount of Indebtedness of the
Borrower and its Subsidiaries (other than Indebtedness
permitted by 8.07(a) and (c)) outstanding at any time
during the Calculation Period pursuant to Section 8.07(d)    $_________


MAXIMUM permitted at any time                               $100,000,000


Section 8.07(e)
---------------

The maximum aggregate amount of Convertible Debt of
the Borrower outstanding at any time during the
Calculation Period pursuant to Section 8.07(e) and
having scheduled payments, prepayments, redemptions,
retirements, or sinking or defeasance fund or like payments
or final maturity on or in respect of such Indebtedness
required prior to the 91st day after the last scheduled
principal payment date of any of the Loans                  $_________


MAXIMUM permitted at any time                               $200,000,000


Section 8.08(e)
---------------

The aggregate amount of additional Investments made by
the Borrower and its Subsidiaries as permitted by 8.08(e)   $_________


MAXIMUM permitted                                           $50,000,000
                                                            -----------


Section 8.09(a)
---------------

The aggregate amount of cash dividends paid by the
Borrower on its common stock during the Calculation
Period                                                      $_________

(a)   Cumulative Excess Cash Flow                           $________

(b)   The Total Leverage Ratio as at the date of such
      payment                                                ______ to 1

MAXIMUM permitted cash dividends in any fiscal year

(i)   If (b) above is less than 4.50 to 1, 50% of
      the amount in clause (a) above                        $________

(ii)  If (b) above is greater than or equal to 4.50 to
      1, 25% of the amount in clause (a) above              $________


Section 8.09(b)
---------------

The aggregate amount of additional cash dividends
paid by the Borrower on its common stock during the
Calculation Period pursuant to Section 8.09(b)              $_________

MAXIMUM permitted in any fiscal year                        $4,000,000
                                                             ---------


Section 8.09(c)
---------------

The aggregate amount of common stock of the Borrower
or options thereto repurchased from any management
official upon his or her death or termination of
employment for cash or promissory notes                     $_________

MAXIMUM permitted in any fiscal year                        $30,000,000
                                                             ----------


Section 8.10
------------

(a)   The aggregate Capital Expenditures made by the
      Borrower and its Subsidiaries during the
      Calculation Period                                    $_________

(b)   The aggregate amount of proceeds from sales of
      assets in the ordinary course of business  pursuant
      to Section  8.05(c)(i)  or from  insurance in
      respect of any capital asset subject to a Casualty
      Event applied or to be applied or committed to be
      applied to the purchase of like assets within 365
      days of such sale or Casualty Event                   $_________

(c)   Total Capital Expenditures ((a) MINUS (b))            $_________
                                      -----

(d)   Cash Flow for the period of twelve complete
      consecutive  months ended on, or most recently
      ended prior to, the last day of the Calculation
      Period (as determined in item (b) in                  $_________
      Section 8.11(b) below)

(e)   Capital Expenditures made during the period
      of twelve complete consecutive months ended on,
      or most recently ended prior to, the last day
      of the Calculation Period                             $_________

(f)   Cash Flow (as determined in item (d) above)
      MINUS Capital Expenditures (as determined in
      item (e) above)                                       $_________

      MAXIMUM (the greater of (i) $30,000,000 and
      (ii) the result of item (f) above PLUS $[INSERT
      APPROPRIATE  AMOUNT FROM  SECTION 8.10 OF THE
      CREDIT AGREEMENT] during [INSERT APPROPRIATE
      YEAR FROM THE CREDIT AGREEMENT]                       $_________


Section 8.10(z)

Capital Expenditures made in respect of the Philadelphia
Project in excess of the amounts set forth above           $_________


MAXIMUM permitted                                           $50,000,000
                                                            -----------



Section 8.11(b)
---------------

(a)   Total Debt (as defined in the Credit Agreement)
      of the Borrower and its Subsidiaries as at the
      last day of the Calculation Period                    $_________

(b) Cash Flow of the Borrower and its Subsidiaries for the four quarters ended on or most recently ended prior to the last day of the Calculation Period:

      (i)   operating income before taxes, Interest
            Expense, amortization and depreciation
            and extraordinary gains and losses              $_________

      (ii)  other non-cash subtractions from net
            operating income and all other non-cash
            items of income are                             $_________

      (iii) additions (or subtractions for) the
            acquisition of the Taunton Daily Gazette        $_________

      (iv)  adjustments for Permitted Acquisitions or
            Dispositions                                    $_________

      (v)   expenses in respect of the Borrower's and
            its Subsidiaries' implementation of their
            on-line services of up to $500,000 for any
            period during the fiscal year ended
            December 31, 1997                               $_________

      (vi)  other expenses in respect of the Borrower's
            and its Subsidiaries' on-line services of up
            to $1,000,000 for any fiscal year               $_________

      (vii) payments under the Management Bonus
            Plan and  accrued  expenses relating to the
            discontinuance of JRN's StarShare Plan          $_________
            not exceeding $35,000,000

(c)   Cash Flow ((i) MINUS (ii) PLUS (or MINUS)
     (iii) PLUS (or MINUS) (iv) PLUS (v) PLUS
     (vi) PLUS $_________ (vii)                             $_________

(d)   The ratio of (a) to (c)                               _____ to 1

      MAXIMUM [INSERT APPROPRIATE RATIO FROM
      SECTION 8.11(A) OF THE CREDIT AGREEMENT] during       ______ to 1
      [INSERT PERIOD FROM THE CREDIT AGREEMENT]


Section 8.11(c)
---------------

(a)   [Total Debt/Senior Debt] (as defined in the
      Credit Agreement) of the Borrower and its
      Subsidiaries as at the last day of the                $_________
      Calculation Period

(b)   Cash Flow of the Borrower and its Subsidiaries
      for the four quarters ended on or most recently
      ended prior to the last day of the Calculation
      Period (as determined in item (b) in
      Section 8.11(b) above):                               $_________


(c)   The ratio of (a) to (b)                               _____ to 1

      MAXIMUM [INSERT APPROPRIATE RATIO FROM
      SECTION 8.11(C) OF THE CREDIT AGREEMENT] during       ______ to 1
      [INSERT PERIOD FROM THE CREDIT AGREEMENT]


Section 8.12
------------

(a)   Cash Flow of the Borrower and its Subsidiaries for
      the four quarters ended on or most recently ended
      prior to the last day of the Calculation Period (as
      determined in item (b) in Section 8.11(b) above)     $_________

(b)   Total Debt Service of the Borrower and its
      Subsidiaries  for  the Calculation Period:


      (i)   Scheduled Payments and other regularly
            scheduled payments for the Calculation
            Period in respect of principal of               $__________
            Indebtedness which Indebtedness is
            included in Total Debt; PLUS

      (ii)  cash Interest Expense;                          $__________

            Equals                                          $__________

(c)   Capital Expenditures made during such Calculation
      Period (other than Capital Expenditures made
      pursuant to Section 8.10(z))                          $__________

(d)   taxes (other than deferred taxes)                     $__________

The ratio of (a) to ((b) PLUS (c) PLUS (d))                 _____ to 1
                         ----     ----

MINIMUM permitted                                           1 TO 1
                                                            ------


Section 8.13
------------

(a)   Cash Flow of the Borrower and its Subsidiaries for
      the four quarters ended on or most recently ended
      prior to the last day of the Calculation Period (as
      determined in item (b) in Section 8.11(b) above)      $_________


(b)   cash Interest Expense of the Borrower and its
      Subsidiaries or the four quarters ended on or most
      recently ended prior to the last day of the
      Calculation Period                                    $_________

The Interest Coverage Ratio ((a) to (b))                     _____ to 1

MINIMUM permitted                                            2 TO 1
                                                             ------


Section 8.14
------------

The Working Capital of the Borrower and its Subsidiaries
as at the last day of the Calculation Period                $_________


MINIMUM permitted                                           $0.00

Section 8.20
------------

(a)   The aggregate face amount of accounts
      receivable sold by the Borrower and its
      Subsidiaries for less than the face value             $_________
      during the Calculation Period

(b)   Aggregate year to date (less applicable               $_________
      reserves)

MAXIMUM permitted for any fiscal year                       $500,000
                                                            --------


                                                                       EXHIBIT D


                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Credit Agreement dated as of July 15, 1998 (as amended and in effect on the date hereof, the "THE CREDIT Agreement"), between Journal Register Company, the Lenders named therein and The Chase Manhattan Bank, as Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

            The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "ASSIGNED Interest") in the Assignor's rights and obligations under the Credit Agreement, including the interests set forth on the reverse hereof in the Commitment(s) of the Assignor on the Assignment Date and Loan(s) owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, and the amount, if any, set forth on the reverse hereof of the fees accrued to the Assignment Date for the account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 5.07(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Agent pursuant to Section 11.06(b) of the the Credit Agreement.

            This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("ASSIGNMENT DATE")(1):
                                                        Percentage Assigned of
                                                        Facility/Commitment
                                                        (set forth, to at
                                                        least 8 decimals, as a
                                                        percentage of the
                                                        Facility and the
                                                        aggregate Commitments
                                Principal Amount        of all Lenders
Facility                        Assigned                thereunder
--------                        ----------------        -----------------------

Commitment Assigned:            $                                            %

   Revolving Credit Commitment:
   Incremental Loan Commitment:

Loans:

   Revolving Credit Loans:
   Tranche A Term Loans:
   Tranche B Term Loans:
   Incremental Loans:

Fees Assigned (if any):


The terms set forth above and on the reverse side hereof are hereby agreed to:

                                    [NAME OF ASSIGNOR], as Assignor
                                    -------------------


                                    By:_________________________
                                      Name:
                                      Title:


----------------------------
(1) Must be at least five Business Days after execution hereof by all required parties.

                                    [NAME OF ASSIGNEE], as Assignee
                                    -------------------


                                    By:_________________________
                                      Name:
                                      Title:

The undersigned hereby consent to the within assignment:(2)


JOURNAL REGISTER COMPANY


By:_________________________
   Name:
   Title:


THE CHASE MANHATTAN BANK,
  as Administrative Agent,
  as Swingline Lender
  and as Issuing Lender


By:_________________________
   Name:
   Title:









-------------------------

(2) Consents to be included to the extent required by Section 11.06(b) of the Credit Agreement.

                                                                     EXHIBIT E-1



                          [Form of Tranche A Term Note]

                               TRANCHE A TERM NOTE


$[____________]                                           [____________], 1998
                                                            New York, New York


            FOR VALUE RECEIVED, JOURNAL REGISTER COMPANY, a Delaware corporation (the "BORROWER") hereby promises to pay to the order of [_____________________] (the "BANK"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, the principal sum of [_______________] Dollars, in lawful money of the United States of America and in immediately available funds, in the respective principal amounts payable on the Principal Payment Dates, and to pay interest on the unpaid principal amount hereof, at such office, in like money and funds, for the period commencing on the date hereof until such principal sum shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

            The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Tranche A Term Loan made by the Bank to the Borrower under the Credit Agreement, and the date such Term Loan is Converted from a Loan of one Type into a Loan of another Type, and the amount of each payment or prepayment made on account of the principal of such Term Loan, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Tranche A Term Loans made by the Bank.

            This Note is one of the Notes under the Credit Agreement dated as of _________, 1998 (as at any time amended or otherwise modified, the "CREDIT AGREEMENT") between the Borrower, the lenders named therein (including the Bank) and The Chase Manhattan Bank, as Agent, and evidences the Tranche A Term Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

            The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Term Loans upon the terms and conditions specified therein.

            Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                    JOURNAL REGISTER COMPANY


                                    By_________________________
                                      Name:
                                     Title:

                               TRANCHE A TERM LOAN


            This Note evidences the Tranche A Term Loans made, Continued or Converted under the within-described Credit Agreement to the Borrower of the Type, bearing interest at the rates and having Interest Periods (if applicable) of the duration set forth below, subject to the payments, prepayments, Continuations and Conversions of principal set forth below:

                                                Amount
                                                 Paid,
  Date                             Duration     Prepaid,
Continued     Type                    of       Continued     Unpaid
   or          of     Interest     Interest       or        Principal   Notation
Converted     Loan     Rate         Period     Converted     Amount     Made By
---------     ----    --------     ---------   ---------    ---------   --------

                                                                     EXHIBIT E-2


                          [Form of Tranche B Term Note]

                               TRANCHE B TERM NOTE


$[____________]                                           [____________], 1998
                                                            New York, New York


            FOR VALUE RECEIVED, JOURNAL REGISTER COMPANY, a Delaware corporation (the "BORROWER") hereby promises to pay to the order of [_____________________] (the "BANK"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, the principal sum of [_______________] Dollars, in lawful money of the United States of America and in immediately available funds, in the respective principal amounts payable on the Principal Payment Dates, and to pay interest on the unpaid principal amount hereof, at such office, in like money and funds, for the period commencing on the date hereof until such principal sum shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

            The date, amount, Type, interest rate and duration of Interest Period (if applicable) of the Tranche B Term Loan made by the Bank to the Borrower under the Credit Agreement, and the date such Term Loan is Converted from a Loan of one Type into a Loan of another Type, and the amount of each payment or prepayment made on account of the principal of such Term Loan, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Tranche B Term Loans made by the Bank.

            This Note is one of the Notes under the Credit Agreement dated as of _________, 1998 (as at any time amended or otherwise modified, the "CREDIT AGREEMENT") between the Borrower, the lenders named therein (including the Bank) and The Chase Manhattan Bank, as Agent, and evidences the Tranche B Term Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

            The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Term Loans upon the terms and conditions specified therein.

            Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                    JOURNAL REGISTER COMPANY


                                    By_________________________
                                      Name:
                                     Title:

                               TRANCHE B TERM LOAN


            This Note evidences the Tranche B Term Loans made, Continued or Converted under the within-described Credit Agreement to the Borrower of the Type, bearing interest at the rates and having Interest Periods (if applicable) of the duration set forth below, subject to the payments, prepayments, Continuations and Conversions of principal set forth below:


                                                Amount
                                                 Paid,
  Date                             Duration     Prepaid,
Continued     Type                    of       Continued     Unpaid
   or          of     Interest     Interest       or        Principal   Notation
Converted     Loan     Rate         Period     Converted     Amount     Made By
---------     ----    --------     ---------   ---------    ---------   --------

                                                                     EXHIBIT E-3

                         [Form of Revolving Credit Note]

                              REVOLVING CREDIT NOTE


$[____________]                                           [____________], 1998
                                                            New York, New York

            FOR VALUE RECEIVED, JOURNAL REGISTER COMPANY, a Delaware corporation (the "BORROWER") hereby promises to pay to the order of [_____________________] (the "BANK"), for account of its respective Applicable Lending Office provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, the principal sum of [_______________] Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Credit Loans made by the Bank to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds on the Revolving Credit Commitment Termination Date, and to pay interest on the unpaid principal amount of each such Revolving Credit Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Credit Loan until such Revolving Credit Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

            The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Credit Loan made by the Bank to the Borrowers under the Credit Agreement, and the date such Revolving Credit Loan is Converted from a Loan of one Type into a Loan of another Type, and the amount of each payment or prepayment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Credit Loans made by the Bank.

            This Note is one of the Notes under the Credit Agreement dated as of _________, 1998 (as at any time amended or otherwise modified, the "CREDIT AGREEMENT") between the Borrower, the lenders named therein (including the Bank) and The Chase Manhattan Bank, as Agent, and evidences Revolving Credit Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

            The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

            Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                    JOURNAL REGISTER COMPANY


                                    By_________________________
                                      Name:
                                     Title:

                       SCHEDULE OF REVOLVING CREDIT LOANS


            This Note evidences Revolving Credit Loans made, Continued or Converted under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the duration set forth below, subject to the payments, prepayments, Continuations and Conversions of principal set forth below:



                                                Amount
                                                 Paid,
  Date                             Duration     Prepaid,
Continued     Type                    of       Continued     Unpaid
   or          of     Interest     Interest       or        Principal   Notation
Converted     Loan     Rate         Period     Converted     Amount     Made By
---------     ----    --------     ---------   ---------    ---------   --------

                                                                     EXHIBIT E-4
                           [Form of Incremental Note]

                                INCREMENTAL NOTE


$[____________]                                           [____________], 1998
                                                            New York, New York


            FOR VALUE RECEIVED, JOURNAL REGISTER COMPANY, a Delaware corporation (the "BORROWER") hereby promises to pay to the order of [_____________________] (the "BANK"), for account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, the principal sum of [_______________] Dollars, in lawful money of the United States of America and in immediately available funds, in the respective principal amounts payable on the Principal Payment Dates, and to pay interest on the unpaid principal amount hereof, at such office, in like money and funds, for the period commencing on the date hereof until such principal sum shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

            The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Incremental Loan made by the Bank to the Borrower under the Credit Agreement, and the date such Incremental Loan is Converted from a Loan of one Type into a Loan of another Type, and the amount of each payment or prepayment made on account of the principal of such Incremental Loan, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Incremental Loans made by the Bank.

            This Note is one of the Notes under the Credit Agreement dated as of _________, 1998 (as at any time amended or otherwise modified, the "CREDIT AGREEMENT") between the Borrower, the lenders named therein (including the Bank) and The Chase Manhattan Bank, as Agent, and evidences the Incremental Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

            The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Incremental Loans upon the terms and conditions specified therein.

            Except as permitted by Section 11.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                    JOURNAL REGISTER COMPANY


                                    By_________________________
                                      Name:
                                     Title:

                                INCREMENTAL LOAN


            This Note evidences the Incremental Loan made, Continued or Converted under the within-described Credit Agreement to the Borrower of the Type, bearing interest at the rates and having Interest Periods (if applicable) of the duration set forth below, subject to the payments, prepayments, Continuations and Conversions of principal set forth below:



                                                Amount
                                                 Paid,
  Date                             Duration     Prepaid,
Continued     Type                    of       Continued     Unpaid
   or          of     Interest     Interest       or        Principal   Notation
Converted     Loan     Rate         Period     Converted     Amount     Made By
---------     ----    --------     ---------   ---------    ---------   --------

                                                                       EXHIBIT F


                       INCREMENTAL LOAN ACTIVATION NOTICE


To:   The Chase Manhattan Bank,
      as Administrative Agent under the Credit Agreement referred to below

            Reference is hereby made to the Credit Agreement dated as of _________, 1998 (as modified and supplemented and in effect from time to time, the "CREDIT AGREEMENT") among Sinclair Broadcast Group, Inc., the Subsidiary Guarantors party thereto, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent for the Lenders and NationsBank of Texas, N.A., as Documentation Agent. Terms defined in the Credit Agreement and not defined herein are used herein as defined therein.

            This notice is an Incremental Loan Activation Notice referred to in the Credit Agreement, and the Borrower and the Lender signatory hereto (the "INCREMENTAL LOAN LENDER") hereby notify you that:

            1.    The Incremental Loan Activation Date is ___________.

            2. The Incremental Loan Commitment of the Incremental Loan Lender is set forth opposite the Incremental Loan Lender's name on the signature pages hereof under the caption "Incremental Loan Commitment".

            The Incremental Loan Lender and the Borrower hereby agree that (a) the rate of commitment fee payable by the Borrower to the Incremental Loan Lender under Section 2.04 of the Credit Agreement on the daily average unused amount of the Incremental Loan Lender's Incremental Loan Commitment shall be ______________ , (b) the Applicable Rate for Incremental Loans shall be
______________, and (c) the Incremental Loan Commitment of the Incremental Loan Lender shall terminate on ____________.


                                          JOURNAL REGISTER COMPANY


                                          By____________________________
                                             Name:
                                             Title:



INCREMENTAL LOAN COMMITMENT         [NAME OF INCREMENTAL LOAN LENDER]
$


                                          By____________________________
                                             Name:
                                             Title:












CONSENTED TO:

THE CHASE MANHATTAN BANK,
    as Administrative Agent


By_______________________
   Name:
   Title:



                                                                       EXHIBIT G


                       DESCRIPTION OF SUBORDINATION TERMS


         The payment of principal of, premium, if any, and interest on the Subordinated Debt (the "NOTES") will be subordinated in right of payment, as set forth in the applicable indenture or other agreement governing the Notes (the "INDENTURE"), to the prior payment in full in cash of all Senior Debt (as defined below), whether outstanding on the date of the Indenture or thereafter incurred.

         Upon any distribution to creditors of Journal Register Company (the "COMPANY") in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all amounts in respect of Senior Debt (including interest after the commencement of any such proceedings at the rate specified in the applicable Senior Debt (whether or not such interest is allowed as a claim in such proceedings)) before the holders of Notes will be entitled to receive any payment with respect to the Notes, and until all amounts in respect of Senior Debt are paid in full in cash any distribution to which the holders of Notes would be entitled shall be made to the holders of Senior Debt (except that holders of Notes may receive and retain (i) Permitted Junior Securities (as defined below) and (ii) payments on account of, and in accordance with the terms of, the Notes made from funds held in any defeasance trust permitted under the Indenture).

         The Company also may not make any direct or indirect payment upon or in respect of Notes (except in Permitted Junior Securities or from funds held in any defeasance trust as provided above) if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt (as defined below) occurs and is continuing, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the trustee or agent for the holders of the Notes receives a written notice of such default (a "PAYMENT BLOCKAGE NOTICE") from the holders of any Designated Senior Debt (or a representative on their behalf). Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is so received, unless any of the events described in clause (i) of the first sentence of this paragraph has then occurred and is continuing. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of a Payment Blockage Notice with respect to the Designated Senior Debt initiating such blockage (to the extent that the holders of such Designated Senior Debt, or a trustee or agent, giving such Payment Blockage Notice had knowledge of such existing or continuing default) shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 consecutive days.

         If a distribution or payment is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders will be required to hold such distribution or payment in trust for the holders of Senior Debt and pay it over to them (pursuant to such written instructions as the holders of Senior Debt or a representative on their behalf may provide to such holders of the Notes) as their interests may appear.

         The failure to make a payment pursuant to the Notes because of the restrictions under the subordination provisions described herein shall not be construed as preventing the occurrence of an event of default under the Indenture and such restrictions shall not have any effect on the right of the holders of the Notes to accelerate the Notes.

         The Indenture will require that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated.


Certain Definitions
-------------------

         "CREDIT FACILITIES" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facility with banks or other institutional lenders providing for revolving credit loans, other borrowings (including term loans), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, increased, replaced or refinanced in whole or in part from time to time.

         "DESIGNATED SENIOR DEBT" means (i) any Indebtedness outstanding under or in respect of the Senior Credit Facility and (ii) any other Senior Debt which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $25.0 million, if the instrument governing such other Senior Debt expressly provides that it is "Designated Senior Debt" for purposes of the Indenture.

         "OBLIGATIONS" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness (to be customarily defined in the Indenture) or in respect thereof.

         "PERMITTED JUNIOR SECURITIES" means any securities of the Company or any other Person that are (i) equity interests without special covenants or (ii) debt securities expressly subordinated in right of payment to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to the Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture,
(b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date 91 days following the final scheduled maturity date of the Senior Debt (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

         "SENIOR CREDIT FACILITY" means that certain Credit Agreement, dated as of [_____], 1998 between Journal Register Company, various lending institutions and The Chase Manhattan Bank as Administrative Agent thereunder providing for up to $900 million of Indebtedness, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, extended, refunded, increased, replaced or refinanced in whole or in part from time to time and any agreement (and related documents) providing therefor (including, without limitation, any agreement in respect of any successor credit facility), whether by the same or any other lender, creditor, group of lenders or group of creditors.

         "SENIOR DEBT" means (i) all Obligations owed by the Company under, or with respect to, the Senior Credit Facility or any other Credit Facility, (ii) any other Indebtedness (such term to be customarily defined in the Indenture) permitted under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is in parity with or subordinated in right of payment to the Notes, (iii) all obligations of the Company under or in respect of interest rate swaps, caps, shapeType1fFlipH0fFlipV0lineColor16777215fPreferRelativeResize0collars, options and similar arrangements and foreign currency hedges and (iv) all modifications, renewals, extensions, replacements, refinancings and refundings of any of the foregoing, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness, obligations or guarantees, as the case may be, or such modifications, renewals, extensions, replacements, refinancings or refundings thereof, are not senior or superior in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing sentence, Senior Debt will not include any of the following, to the extent it may constitute
Indebtedness: (a) any obligation of the Company to any of its subsidiaries or affiliates or any of such affiliate's subsidiaries; (b) any liability for federal, state, local or other taxes owed or owing by the Company (other than such taxes owed or owing to the lenders under the Senior Credit Facility); (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (or guarantees thereof or instruments evidencing such liabilities); (d) any Indebtedness, guarantee or obligation of the Company (including, without limitation, the Notes) which is expressly subordinate or junior by its terms in right of payment to any other Indebtedness, guarantee or obligation of the Company; (e) that portion of any Indebtedness incurred in violation of the debt covenant under the Indenture (other than Indebtedness under (i) the Senior Credit Facility or (ii) any other Credit Facility that is incurred on the basis of a representation by the Company to the applicable lenders that it is permitted to incur such Indebtedness under the Indenture); or
(f) any obligations in respect of capital stock of the Company.